                                                                    Exhibit 10.1

                          CREDIT AND GUARANTY AGREEMENT

                             DATED AS OF MAY 7, 2003

                                      AMONG

                         INTERNATIONAL STEEL GROUP INC.,
                                 AS A GUARANTOR

ISG ACQUISITION INC., ISG CLEVELAND INC., ISG HENNEPIN INC., ISG INDIANA HARBOR
 INC., ISG WARREN INC., ISG RIVERDALE INC., ISG PLATE INC., ISG PIEDMONT INC.,
   ISG BURNS HARBOR INC., ISG SPARROWS POINT INC., ISG STEELTON INC. AND ISG
                                 LACKAWANNA INC.
                                  AS BORROWERS

             CERTAIN SUBSIDIARIES OF INTERNATIONAL STEEL GROUP INC.,
                                 AS GUARANTORS,

                                VARIOUS LENDERS,

                                UBS WARBURG LLC,
                  AS JOINT LEAD ARRANGER AND JOINT BOOKRUNNER,

                           UBS AG, STAMFORD BRANCH,
                            AS ADMINISTRATIVE AGENT,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
         AS JOINT LEAD ARRANGER, JOINT BOOKRUNNER AND SYNDICATION AGENT,

                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                              AS COLLATERAL AGENT,

                           FLEET CAPITAL CORPORATION,

                         AS CO-DOCUMENTATION AGENT, AND

                       LASALLE BANK NATIONAL ASSOCIATION,

                            AS CO-DOCUMENTATION AGENT

            --------------------------------------------------------

                 $1,000,000,000 SENIOR SECURED CREDIT FACILITIES

            --------------------------------------------------------

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
SECTION 1. DEFINITIONS AND INTERPRETATION.......................................................................     2

          1.1.    DEFINITIONS...................................................................................     2
          1.2.    ACCOUNTING TERMS..............................................................................    58
          1.3.    INTERPRETATION, ETC...........................................................................    58

SECTION 2. LOANS AND LETTERS OF CREDIT..........................................................................    58

          2.1.    TERM LOANS....................................................................................    58
          2.2.    REVOLVING LOANS...............................................................................    59
          2.3.    SWING LINE LOANS..............................................................................    61
          2.4.    ISSUANCE OF LETTERS OF CREDIT AND PURCHASE OF PARTICIPATIONS THEREIN..........................    63
          2.5.    PRO RATA SHARES; AVAILABILITY OF FUNDS........................................................    70
          2.6.    USE OF PROCEEDS...............................................................................    71
          2.7.    EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES.................................    71
          2.8.    INTEREST ON LOANS.............................................................................    72
          2.9.    CONVERSION/CONTINUATION.......................................................................    75
          2.10.   DEFAULT INTEREST..............................................................................    76
          2.11.   FEES..........................................................................................    76
          2.12.   SCHEDULED PAYMENTS/COMMITMENT REDUCTIONS......................................................    77
          2.13.   VOLUNTARY PREPAYMENTS/COMMITMENT REDUCTIONS...................................................    78
          2.14.   MANDATORY PREPAYMENTS/COMMITMENT REDUCTIONS...................................................    80
          2.15.   APPLICATION OF PREPAYMENTS/REDUCTIONS.........................................................    82
          2.16.   GENERAL PROVISIONS REGARDING PAYMENTS.........................................................    83
          2.17.   RATABLE SHARING...............................................................................    85
          2.18.   MAKING OR MAINTAINING EURODOLLAR RATE LOANS...................................................    85
          2.19.   INCREASED COSTS; CAPITAL ADEQUACY.............................................................    87
          2.20.   TAXES; WITHHOLDING, ETC.......................................................................    89
          2.21.   OBLIGATION TO MITIGATE........................................................................    91
          2.22.   DEFAULTING LENDERS............................................................................    91
          2.23.   REMOVAL OR REPLACEMENT OF A LENDER............................................................    92
          2.24.   JOINT AND SEVERAL LIABILITY...................................................................    94
          2.25.   INCREMENTAL FACILITIES........................................................................    95

SECTION 3. CONDITIONS PRECEDENT.................................................................................    98

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

          3.1.    CLOSING DATE..................................................................................    98
          3.2.    CONDITIONS TO EACH CREDIT EXTENSION...........................................................   105

SECTION 4. REPRESENTATIONS AND WARRANTIES.......................................................................   106

          4.1.    ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION....................................   106
          4.2.    CAPITAL STOCK AND OWNERSHIP...................................................................   107
          4.3.    DUE AUTHORIZATION.............................................................................   107
          4.4.    NO CONFLICT...................................................................................   107
          4.5.    GOVERNMENTAL CONSENTS.........................................................................   107
          4.6.    BINDING OBLIGATION............................................................................   108
          4.7.    HISTORICAL FINANCIAL STATEMENTS...............................................................   108
          4.8.    PROJECTIONS...................................................................................   108
          4.9.    NO MATERIAL ADVERSE CHANGE....................................................................   108
          4.10.   NO RESTRICTED PAYMENTS........................................................................   109
          4.11.   ADVERSE PROCEEDINGS, ETC......................................................................   109
          4.12.   PAYMENT OF TAXES..............................................................................   109
          4.13.   PROPERTIES....................................................................................   109
          4.14.   ENVIRONMENTAL MATTERS.........................................................................   110
          4.15.   NO DEFAULTS...................................................................................   110
          4.16.   MATERIAL CONTRACTS............................................................................   110
          4.17.   GOVERNMENTAL REGULATION.......................................................................   110
          4.18.   MARGIN STOCK..................................................................................   111
          4.19.   EMPLOYEE MATTERS..............................................................................   111
          4.20.   EMPLOYEE BENEFIT PLANS........................................................................   111
          4.21.   CERTAIN FEES..................................................................................   112
          4.22.   SOLVENCY......................................................................................   112
          4.23.   RELATED AGREEMENTS............................................................................   112
          4.24.   COMPLIANCE WITH STATUTES, ETC.................................................................   112
          4.25.   DISCLOSURE....................................................................................   112
          4.26.   AGGREGATE BORROWING BASE CALCULATION..........................................................   113

SECTION 5. AFFIRMATIVE COVENANTS................................................................................   113

          5.1.    FINANCIAL STATEMENTS AND OTHER REPORTS........................................................   113
          5.2.    EXISTENCE.....................................................................................   118
          5.3.    PAYMENT OF TAXES AND CLAIMS...................................................................   118
          5.4.    MAINTENANCE OF PROPERTIES.....................................................................   119
          5.5.    INSURANCE.....................................................................................   119

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

          5.6.    INSPECTIONS...................................................................................   120
          5.7.    LENDERS MEETINGS..............................................................................   121
          5.8.    COMPLIANCE WITH LAWS..........................................................................   121
          5.9.    ENVIRONMENTAL.................................................................................   121
          5.10.   SUBSIDIARIES..................................................................................   123
          5.11.   ADDITIONAL MATERIAL REAL ESTATE ASSETS........................................................   124
          5.12.   INTEREST RATE PROTECTION......................................................................   124
          5.13.   FURTHER ASSURANCES............................................................................   124
          5.14.   MISCELLANEOUS BUSINESS COVENANTS..............................................................   125
          5.15.   LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS, BAILEE LETTERS AND REAL ESTATE PURCHASES.........   126
          5.16.   COMMODITIES HEDGING...........................................................................   127
          5.17.   RAILROAD COLLATERAL...........................................................................   127
          5.18.   POST-CLOSING COVENANTS........................................................................   127

SECTION 6. NEGATIVE COVENANTS...................................................................................   127

          6.1.    INDEBTEDNESS..................................................................................   127
          6.2.    LIENS.........................................................................................   130
          6.3.    EQUITABLE LIEN................................................................................   133
          6.4.    [RESERVED]....................................................................................   133
          6.5.    RESTRICTED PAYMENTS...........................................................................   133
          6.6.    RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS......................................................   135
          6.7.    INVESTMENTS...................................................................................   135
          6.8.    FINANCIAL COVENANTS...........................................................................   137
          6.9.    FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS......................................   140
          6.10.   DISPOSAL OF SUBSIDIARY INTERESTS..............................................................   142
          6.11.   SALES AND LEASE-BACKS.........................................................................   142
          6.12.   TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.................................................   142
          6.13.   CONDUCT OF BUSINESS...........................................................................   143
          6.14.   PERMITTED ACTIVITIES OF THE COMPANY...........................................................   143
          6.15.   AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS...........................................   143
          6.16.   FISCAL YEAR...................................................................................   143

SECTION 7. GUARANTY.............................................................................................   144

          7.1.    GUARANTY OF THE OBLIGATIONS...................................................................   144
          7.2.    CONTRIBUTION BY GUARANTORS....................................................................   144
          7.3.    PAYMENT BY GUARANTORS.........................................................................   145

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

          7.4.    LIABILITY OF GUARANTORS ABSOLUTE..............................................................   145
          7.5.    WAIVERS BY GUARANTORS.........................................................................   147
          7.6.    GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC..........................................   148
          7.7.    SUBORDINATION OF OTHER OBLIGATIONS............................................................   149
          7.8.    CONTINUING GUARANTY...........................................................................   149
          7.9.    AUTHORITY OF GUARANTORS OR THE BORROWERS......................................................   149
          7.10.   FINANCIAL CONDITION OF THE BORROWERS..........................................................   149
          7.11.   BANKRUPTCY, ETC...............................................................................   149
          7.12.   DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR..................................................   150

SECTION 8. EVENTS OF DEFAULT....................................................................................   150

          8.1.    EVENTS OF DEFAULT.............................................................................   150

SECTION 9. AGENTS...............................................................................................   154

          9.1.    APPOINTMENT OF AGENTS.........................................................................   154
          9.2.    POWERS AND DUTIES.............................................................................   155
          9.3.    GENERAL IMMUNITY..............................................................................   155
          9.4.    AGENTS ENTITLED TO ACT AS LENDER..............................................................   156
          9.5.    LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT.......................................   156
          9.6.    RIGHT TO INDEMNITY............................................................................   157
          9.7.    SUCCESSOR ADMINISTRATIVE AGENT AND SWING LINE LENDER..........................................   157
          9.8.    COLLATERAL DOCUMENTS AND GUARANTY.............................................................   159

SECTION 10. MISCELLANEOUS.......................................................................................   160

          10.1.   NOTICES.......................................................................................   160
          10.2.   EXPENSES......................................................................................   160
          10.3.   INDEMNITY.....................................................................................   161
          10.4.   SET-OFF.......................................................................................   161
          10.5.   AMENDMENTS AND WAIVERS........................................................................   162
          10.6.   SUCCESSORS AND ASSIGNS; PARTICIPATIONS........................................................   165
          10.7.   INDEPENDENCE OF COVENANTS.....................................................................   168
          10.8.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS........................................   168
          10.9.   NO WAIVER; REMEDIES CUMULATIVE................................................................   168
          10.10.  MARSHALLING; PAYMENTS SET ASIDE...............................................................   168
          10.11.  SEVERABILITY..................................................................................   169
          10.12.  OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS....................................   169

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

          10.13.  HEADINGS......................................................................................   169
          10.14.  APPLICABLE LAW................................................................................   169
          10.15.  CONSENT TO JURISDICTION.......................................................................   169
          10.16.  WAIVER OF JURY TRIAL..........................................................................   170
          10.17.  CONFIDENTIALITY...............................................................................   170
          10.18.  USURY SAVINGS CLAUSE..........................................................................   171
          10.19.  COUNTERPARTS..................................................................................   172
          10.20.  EFFECTIVENESS.................................................................................   172

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

APPENDICES: A-1      Tranche A Term Loan Commitments
            A-2      Tranche B Term Loan Commitments
            A-3      Revolving Commitments
            B        Notice Addresses

SCHEDULES:  1.1        Non-Continuing Indebtedness
            3.1(i)     Closing Date Mortgaged Properties
            3.1(k)     Environmental Reports
            3.1(l)     Financial Statements
            4.1        Jurisdictions of Organization and Qualification
            4.2        Capital Stock and Ownership
            4.13       Real Estate Assets
            4.16       Material Contracts
            4.17       Certain Entities Subject to Governmental Regulation
            4.20       Employee Benefit Plans
            5.14(a)(i) Accounts for Cash and Cash Equivalents
            5.14(a)(v) BSC Lock Box Accounts
            6.1        Certain Indebtedness
            6.2        Certain Liens
            6.6        Certain Material Restrictions on Subsidiary Distributions
            6.7        Certain Investments

EXHIBITS:   A-1      Funding Notice
            A-2      Conversion/Continuation Notice
            A-3      LC Request
            B-1      Tranche A Term Loan Note
            B-2      Tranche B Term Loan Note
            B-3      Revolving Loan Note
            B-4      Swing Line Note
            C        Compliance Certificate
            D        Opinions of Counsel
            D-1      Corporate Opinion
            D-2      Security Interest Opinion
            E        Assignment Agreement
            F        Certificate Re Non-bank Status
            G-1      Closing Date Certificate
            G-2      Solvency Certificate

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

            H        Counterpart Agreement
            I        Pledge and Security Agreement
            J        Mortgage
            K        Landlord Waiver and Consent Agreement
            L        Borrowing Base Certificate
            M        Joinder Agreement
            N        Commodities Lender Counterparty Collateral Agreement

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

                          CREDIT AND GUARANTY AGREEMENT

         This CREDIT AND GUARANTY AGREEMENT, dated as of May 7, 2003, is entered into by and among INTERNATIONAL STEEL GROUP, INC., a Delaware corporation (the "COMPANY"), ISG ACQUISITION INC., a Delaware corporation and wholly-owned subsidiary of the Company ("ISG ACQUISITION"), ISG CLEVELAND INC., ISG HENNEPIN INC., ISG INDIANA HARBOR INC., ISG WARREN INC., ISG RIVERDALE INC., ISG PLATE INC., ISG PIEDMONT INC., ISG BURNS HARBOR INC., ISG SPARROWS POINT INC., ISG STEELTON INC., and ISG LACKAWANNA INC. (ISG ACQUISITION, ISG CLEVELAND INC., ISG HENNEPIN INC., ISG INDIANA HARBOR INC., ISG WARREN INC., ISG RIVERDALE INC., ISG PLATE INC., ISG PIEDMONT INC., ISG BURNS HARBOR INC., ISG SPARROWS POINT INC., ISG STEELTON INC. and ISG LACKAWANNA INC. are collectively referred to herein as the "BORROWERS" and individually as a "BORROWER"), CERTAIN SUBSIDIARIES OF THE COMPANY, as Guarantors, the Lenders party hereto from time to time, UBS WARBURG LLC ("UBSW"), as Joint Lead Arranger and Joint Bookrunner, UBS AG, STAMFORD BRANCH ("UBS"), as Administrative Agent (together with its permitted successors in such capacity, "ADMINISTRATIVE AGENT"), GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Joint Lead Arranger, Joint Bookrunner (in such capacities and together with UBSW, the "ARRANGERS") and as Syndication Agent (in such capacity, "SYNDICATION AGENT"), THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT") as Collateral Agent (together with its permitted successor in such capacity, "COLLATERAL AGENT"), FLEET CAPITAL CORPORATION ("FLEET") as Co-Documentation Agent and LASALLE BANK NATIONAL ASSOCIATION ("LASALLE") as Co-Documentation Agent (together with Fleet, the "DOCUMENTATION AGENTS").

                                    RECITALS:

         WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

         WHEREAS, the Company, ISG Acquisition and the Sellers have entered into the Asset Purchase Agreement dated as of March 12, 2003 (as the same may from time to time be amended or otherwise modified, the "ACQUISITION AGREEMENT") pursuant to which ISG Acquisition will acquire (the "ACQUISITION") all of the right, title and interest in, to and under, certain assets, joint venture interests and assumed liabilities, all as described in the Acquisition Agreement (the "ACQUIRED BUSINESS") of the Sellers;

         WHEREAS, Lenders have agreed to extend certain credit facilities to the Borrowers, in an aggregate amount not to exceed $1,000,000,000, consisting of $250,000,000 aggregate principal amount of Tranche A Term Loans, $400,000,000 aggregate principal amount of Tranche B Term Loans, and up to $350,000,000 aggregate principal amount of Revolving Commitments. The proceeds of the Term Loans will be used to fund the Acquisition Financing Requirements and to repay Non-Continuing Indebtedness of the Company and its Subsidiaries.

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

The proceeds of the Revolving Loans made after the Closing Date shall be applied by the Borrowers for working capital and general corporate purposes of the Borrowers and other purposes permitted under this Agreement; and

         WHEREAS, the Company, the Borrowers and Guarantors have agreed to secure all of their Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on the Collateral.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

         1.1. DEFINITIONS. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

                  "ACCOUNT DEBTOR" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

                  "ACCOUNTS" means all "accounts," as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), (including any such obligations that may be characterized as an account or contract right under the UCC), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all health care insurance receivables and (f) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

                  "ACME NOTE" means the $2,750,000, 7.75% per annum, subordinated promissory note issued by ISG Riverdale Inc. to Acme Steel Company.

                  "ACQUISITION" as defined in the Recitals hereto.

                  "ACQUISITION AGREEMENT" as defined in the Recitals hereto.

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

                  "ACQUIRED BUSINESS" as defined in the Recitals hereto.

                  "ACQUISITION FINANCING REQUIREMENTS" means the aggregate of amounts necessary (i) to pay the cash consideration for the Acquisition, (ii) to refinance all Non-Continuing Indebtedness and (iii) to pay Transaction Costs.

                  "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by the Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of UBS AG, Cayman Islands Branch, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.

                  "ADMINISTRATIVE AGENT" as defined in the preamble hereto.

                  "ADMINISTRATIVE AGENT COLLECTION ACCOUNT" as defined in
Section 5.14(a)(iii).

                  "ADVERSE PROCEEDING" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company, the Borrowers, or any of their respective Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of an Authorized Officer of the Company, overtly threatened in writing against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries.

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

                  "AFFECTED LENDER" as defined in Section 2.18(b).

                  "AFFECTED LOANS" as defined in Section 2.18(b).

                  "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGENT" means each of the Arrangers, Administrative Agent, Syndication Agent and Collateral Agent.

                  "AGGREGATE AMOUNTS DUE" as defined in Section 2.17.

                  "AGGREGATE AVERAGE YIELD" means, with respect to any amount of Indebtedness for any specified period, the aggregate yield per annum on such Indebtedness as measured from and including the first day of such period to but excluding the last day of such period, giving effect in such calculation to all Computation Factors.

                  "AGGREGATE BORROWING BASE" means, as of any date of determination, an amount equal to the sum of the ISG Borrowing Base plus the BSC Borrowing Base.

                  "AGGREGATE PAYMENTS" as defined in Section 7.2.

                  "AGREEMENT" means this Credit and Guaranty Agreement, as it may be amended, supplemented or otherwise modified from time to time.

                  "APPLICABLE MARGIN" means, with respect to Revolving Loans and Swing Line Loans, (a) from the Closing Date until the earlier of (y) the Liquidity Event and (z) the date on which the Company delivers to the Lenders financial statements for the first full Fiscal Quarter ending after the Closing Date, 2.75% per annum in the case of Revolving Loans that are Eurodollar Rate Loans and 1.75% per annum in the case of Revolving Loans that are Base Rate Loans and in the case of Swing Line Loans, and (b) thereafter, a percentage, per annum, determined by reference to the Quarterly Leverage Ratio in effect from time to time below:

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

     QUARTERLY                 APPLICABLE MARGIN                APPLICABLE MARGIN FOR SWING
     LEVERAGE            FOR REVOLVING LOANS THAT ARE             LINE LOANS AND REVOLVING
       RATIO                 EURODOLLAR RATE LOANS             LOANS THAT ARE BASE RATE LOANS
---------------------------------------------------------------------------------------------
   > or = 2.75:1.00                 3.50%                                  2.50%
---------------------------------------------------------------------------------------------
   < 2.75:1.00                      3.25%                                  2.25%
   > or = 2.25:1.00
---------------------------------------------------------------------------------------------
   < 2.25:1.00                      2.75%                                  1.75%
   > or = 1.00:1.00
---------------------------------------------------------------------------------------------
   < 1.00:1.00                      2.00%                                  1.00%
=============================================================================================

No change in the Applicable Margin shall be effective until the third Business Day after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Quarterly Leverage Ratio as of the last day of the most recently ended Fiscal Quarter. If the Company has failed to deliver the applicable financial information as and when required under Section 5.1(d), then from and including the fourth Business Day after such failure to but excluding the third Business Day after the date that the Company delivers such financial information, the Applicable Margin shall be determined as if the Quarterly Leverage Ratio were in excess of 2.75:1.00. Within one Business Day of receipt of the applicable information under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date.

                  "APPLICABLE RESERVE REQUIREMENT" means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities that includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

                  "APPLICABLE REVOLVING COMMITMENT FEE PERCENTAGE" means (a) from the Closing Date until the earlier of (y) the Liquidity Event and (z) the date on which the Company delivers to the Lenders financial statements for the first full Fiscal Quarter ending after the Closing Date, 0.50% per annum and (b) thereafter, a percentage, per annum, determined by reference to the Quarterly Leverage Ratio in effect from time to time below:

       QUARTERLY              APPLICABLE REVOLVING
        LEVERAGE                   COMMITMENT
         RATIO                   FEE PERCENTAGE
-------------------------------------------------------
   > or = 2.00:1.00                   0.50%
-------------------------------------------------------
   < 2.00:1.00                       0.375%
   > 1.00:1.00
-------------------------------------------------------
     1.00:1.00                        0.25%
=======================================================

No change in the Applicable Revolving Commitment Fee Percentage shall be effective until the third Business Day after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Quarterly Leverage Ratio. If the Company has failed to deliver the applicable financial information as and when required under Section 5.1(d), then from and including the fourth Business Day after such failure to but excluding the third Business Day after the date that the Company delivers such financial information, the Applicable Revolving Commitment Fee Percentage shall be determined as if the Quarterly Leverage Ratio were in excess of 2.00:1.00. Within one Business Day of receipt of the applicable information under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Revolving Commitment Fee Percentage in effect from such date.

                  "ARRANGERS" as defined in the preamble hereto.

                  "ASSET SALE" means a sale, sale and leaseback, assignment, conveyance, transfer or other disposition to any Person (other than the Company, the Borrowers or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of the Company's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of the Company's Subsidiaries, other than (i) inventory (or other assets) sold or leased in the ordinary course of business (excluding any such sales by operations or divisions discontinued or to be discontinued), and (ii) sales of other assets for aggregate consideration of less than $2,500,000 with respect to any transaction or series of related transactions and less than $5,000,000 in the aggregate during any Fiscal Year.

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

                  "ASSIGNMENT AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

                  "AUTHORIZED OFFICER" means, as applied to any Person, any individual holding the position of chairman of the board, chief executive officer, chief financial officer, chief operating officer, president or one of its vice presidents (or the equivalent thereof), and such Person's chief financial officer or treasurer, deputy treasurer, corporate controller or general counsel.

                  "AVAILABLE INVESTMENT BASKET" means, at any time of determination, an amount equal to the following:

                           (A) the sum of (1) the aggregate amount of the Base Annual Investment Increase Amounts that have accrued since the Closing Date, plus (2) the aggregate amount, if any, of dividends or other distributions in Cash and of Cash received from or in respect of the sale or other disposition of property received as a non-Cash dividend or other non-Cash distribution by the Company or any of its Subsidiaries after the Closing Date from any Person in which an Investment has been made pursuant to Section 6.7(g) or (m) hereof, plus
         (3) the aggregate amount, if any, of consideration received in Cash, and of Cash received from or in respect of non-Cash consideration, by the Company or any Subsidiary after the Closing Date in connection with the sale or other disposition of any Investment made pursuant to
         Section 6.7(g) or (m) hereof, plus (4) the aggregate amount, if any, of payments (including principal and interest payments) made in Cash after the Closing Date to the Company or any Subsidiary with respect to any loans or advances made by the Company or any Subsidiary in connection with any Investment made pursuant Sections 6.7(g) or (m) hereof, plus
         (5) the aggregate amount of Excluded Subsidiary Proceeds that have not at such time been utilized pursuant to the Excluded Subsidiary Investment Basket, if any; minus

                           (B) the sum, without duplication, of (1) the aggregate amount, if any, of Investments made after the Closing Date by the Company or any Subsidiary pursuant to Section 6.7(m) hereof, plus
         (2) the Unused Annual Investment Amount at such time.

                  If the Available Investment Basket is being determined in connection with a proposed Investment, then such calculation shall be made without giving effect to such proposed Investment. Utilization of the amounts set forth in subpart (A) of the Available Investment Basket shall be applied, first, to the utilization in full of available amounts referred to in items (1) through (4), inclusive, and thereafter to the utilization of available amounts referred to in item (5).

                  "AVAILABLE RESTRICTED PAYMENT BASKET" means, at any time of determination, an amount equal to the following:

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

                           (A) the sum of (1) $10,000,000, plus (2) the
         aggregate amount of the Base Annual Restricted Payment Increase Amounts that have accrued since the Closing Date, plus (3) the aggregate amount of Eligible Net Equity Issuance Proceeds, if any, minus

                           (B) the sum, without duplication, of (1) the aggregate amount, if any, of Restricted Payments made after the Closing Date by the Company or any Subsidiary pursuant to Section 6.5(l), plus
         (2) the aggregate amount of the Base Annual Restricted Payment Decrease Amounts that have accrued since the Closing Date.

                  If the Available Restricted Payment Basket is being determined in connection with a proposed Restricted Payment, then such calculation shall be made without giving effect to such proposed Restricted Payment.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

                  "BANKRUPTCY COURT" means the United States Bankruptcy Court of the Southern District of New York.

                  "BASE ANNUAL FOREIGN SUBSIDIARY INVESTMENT INCREASE AMOUNT" means (a) for the Fiscal Year ending December 31, 2003, $10,000,000 and (b) for each Fiscal Year thereafter, an additional $10,000,000, such amount to be available as of the first day of the applicable Fiscal Year during which such increase occurred.

                  "BASE ANNUAL INVESTMENT INCREASE AMOUNT" means (a) for the Fiscal Year ending December 31, 2003, $25,000,000 or, if the Liquidity Event has occurred on or prior to December 31, 2003, $40,000,000, and (b) for each Fiscal Year thereafter, an additional $25,000,000 or, if the Liquidity Event has occurred any time during such Fiscal Year or during any preceding Fiscal Year, $40,000,000, such amount to be available as of the first day of the applicable Fiscal Year during which such increase occurred. For all purposes of this Agreement, Investments made during any Fiscal Year shall be deemed to have been made (x) first utilizing any Base Annual Investment Increase Amount Carryforward from the immediately preceding Fiscal Year, (y) after utilization in full of the amount referred to in clause (x), utilizing the Base Annual Investment Increase Amount for such Fiscal Year of the Company, and (z) after utilization in full of the amount referred to in clause (y), utilizing any other amounts then available in the Available Investment Basket.

                  "BASE ANNUAL INVESTMENT INCREASE AMOUNT CARRYFORWARD" means, with respect to any Fiscal Year, the lesser of (i) the amount that is 50% of the Base Annual Investment Increase Amount for such Fiscal Year, and (ii) the portion of the Base Annual Investment Increase Amount for such Fiscal Year that was not deemed initially utilized for Investments during such Fiscal Year. The Base Annual Investment Increase Amount

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

Carryforward for any Fiscal Year will carry forward only to the next succeeding Fiscal Year and, if not deemed initially utilized during such next succeeding Fiscal Year, will pursuant to clause (i) of the definition of Unused Annual Investment Amount, cease to be available during subsequent Fiscal Years. For all purposes of this Agreement, Investments made during any Fiscal Year shall be deemed to have been made (x) first utilizing any Base Annual Investment Increase Amount Carryforward from the immediately preceding Fiscal Year, (y) after utilization in full of the amount referred to in clause (x), utilizing the Base Annual Investment Increase Amount for such Fiscal Year of the Company, and (z) after utilization in full of the amount referred to in clause (y), utilizing any other amounts then available in the Available Investment Basket.

                  "BASE ANNUAL RESTRICTED PAYMENT DECREASE AMOUNT" means, on the date of delivery of the audited financial statements of the Company for the Fiscal Year ended December 31, 2003, and on the date of delivery of such audited financial statements for each Fiscal Year thereafter, if the Consolidated Net Income of the Company for such Fiscal Year is a negative number, an amount equal to the lesser of (i) the Consolidated Net Income of the Company for such Fiscal Year (determined based upon such audited financial statements of the Company for such relevant Fiscal Year), but only to the extent that such number is a negative number for such Fiscal Year, and (ii) the amount of the Available Restricted Payment Basket immediately prior to such determination, such decrease in the amount of the Available Restricted Payment Basket to be effective as of the time of the delivery of such financial statements.

                  "BASE ANNUAL RESTRICTED PAYMENT INCREASE AMOUNT" means, on the date of delivery of the audited financial statements of the Company for the Fiscal Year ended December 31, 2003, and on the date of delivery of such audited financial statements for each Fiscal Year thereafter, an amount equal to 20% of the Consolidated Net Income of the Company for such Fiscal Year (determined based upon such audited financial statements of the Company for such relevant Fiscal Year), but only to the extent that such number is positive for any Fiscal Year, such amount to be available as of the first day of such Fiscal Year.

                  "BASE RATE" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "BASE RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Base Rate.

                  "BASE RATE REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Section 2.8.

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

                  "BENEFICIARY" means each Agent, Issuing Bank, Lender and Lender Counterparty.

                  "BORROWER" means each "Borrower" as defined in the introductory paragraph of this Agreement and any other Subsidiary of the Company that becomes a Borrower hereunder pursuant to Section 5.10.

                  "BORROWING AVAILABILITY" means from time to time as of any date of determination as to all Borrowers, the sum of (A) Aggregate Borrowing Base plus, (B) the Overadvance Amount then in effect, less, any Reserves established by the Collateral Agent at such time, including without limitation, the Reserves provided for in Section 5.15.

                  "BORROWING BASE CERTIFICATE" means a certificate by a Financial Officer substantially in the form of Exhibit L, with such modification to form and presentation as Collateral Agent may reasonably request from time to time, delivered by the Company pursuant to Section 5.1(m).

                  "BORROWING LIQUIDITY CONDITION" means that, at any relevant time of determination, (i) if the Overadvance Amount shall not have been reduced to zero and/or terminated the (A) Borrowing Availability (including the Overadvance Amount) less (B) the sum of (x) the amount of Term Loans outstanding as of such time of determination plus (y) the Total Utilization of Revolving Commitments is at least $150,000,000 or (ii) if the Overadvance Amount shall have been reduced to zero and/or terminated, the (A) Borrowing Availability (excluding the Overadvance Amount) less (B) the sum of (x) the amount of Term Loans outstanding as of such time of determination plus (y) the Total Utilization of Revolving Commitments is at least $100,000,000.

                  "BSC" means Bethlehem Steel Corporation, a Delaware corporation.

                  "BSC BORROWERS" means for purposes of calculating the BSC Borrowing Base, (i) Eligible Accounts owned by, and (ii) Eligible Inventory produced or located on premises owned, leased or occupied by the following entities: (y) ISG Plate Inc., ISG Burns Harbor Inc., ISG Sparrows Point Inc., ISG Lackawanna Inc., ISG Piedmont Inc. and ISG Steelton Inc. and (z) such other Borrowers that the Company shall deem in writing as "BSC Borrowers" with the Collateral Agent's consent.

                  "BSC BORROWING BASE" means, as of any date of determination by Collateral Agent, from time to time, an amount equal to the sum at such time of:

                  (a) up to 85% of the book value of the BSC Borrowers' Eligible Accounts; and

                  (b) the sum of (i) the lesser of (y) up to 65% of the book value of the BSC Borrowers' Eligible Inventory consisting of raw materials (other than Eligible L/C Inventory)

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION
valued at the lower of cost (determined on a first-in first-out basis or weighted average basis, as selected by the Company) or market and (z) up to 85% of the Orderly Liquidation Value of the BSC Borrowers' Eligible Inventory consisting of raw materials (other than Eligible L/C Inventory); (ii) the lesser of (y) up to 70% of the book value of the BSC Borrowers' Eligible L/C Inventory in an aggregate amount (when combined with the ISG Borrowers' Eligible L/C Inventory) not in excess of $25,000,000 valued at the lower of cost (determined on a first-in first-out basis or weighted average basis, as selected by the Company) or market and (z) up to 85% of the Orderly Liquidation Value of the BSC Borrowers' Eligible L/C Inventory; (iii) the lesser of (y) up to 70% of the book value of the BSC Borrowers' Eligible Inventory consisting of semi-finished goods (other than Eligible L/C Inventory) valued at the lower of cost (determined on a first-in first-out basis or weighted average basis, as selected by the Company) or market and (z) up to 85% of the Orderly Liquidation Value of the BSC Borrowers' Eligible Inventory consisting of semi-finished goods (other than Eligible L/C Inventory); and (iv) the lesser of (y) up to 70% of the BSC Borrowers' Eligible Inventory consisting of finished goods (other than Eligible L/C Inventory) valued at the lower of cost (determined on a first-in first-out basis or weighted average basis, as selected by the Company) or market and (z) up to 85% of the Orderly Liquidation Value of the BSC Borrowers' Eligible Inventory consisting of finished goods (other than Eligible L/C Inventory);

in each case, less any Reserves established by Collateral Agent at such time, including, without limitation, in the case of Eligible L/C Inventory, reserves for duties, customs brokers, freight, taxes, insurance and other Charges and expenses pertaining to such Inventory. In addition, subject to Section 10.5(c)(vi) the Collateral Agent shall have the right from time to time to adjust any of the advance rates set forth above in its sole but reasonable discretion based upon its reasonable credit judgment.

                  "BSC FINANCIAL STATEMENTS" means the audited financial statements for BSC and its Subsidiaries for the Fiscal Year ended December 31, 2002.

                  "BUSINESS DAY" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term "BUSINESS DAY" shall mean any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  "CAPITAL LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION
ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

                  "CASH" means money, currency or a credit balance in any demand or Deposit Account.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities issued or directly and unconditionally guaranteed as to interest and principal by the United States of America, or any agency of the United States of America, so long as the full faith and credit of the United States of America is pledged in support thereof, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having been assigned, at the time of the acquisition thereof, one of the two highest quality ratings in accordance with the rating systems employed by S&P and Moody's or any equivalent foreign ratings agency; (iv) time deposits, certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any other domestic or foreign commercial bank or United States branch of a foreign bank licensed under the laws of the United States of America or any state thereof or the District of Columbia that has
(a)(1) Tier 1 capital (as defined in such regulations) of not less than $100,000,000, and (2) a rating of "A" or better by S&P or "A" by Moody's or (b) with respect to any investment or deposit in a foreign bank in excess of $1,000,000, a rating of "A" or better by S&P or "A" or better by Moody's (each an "Approved Depository"); (v) repurchase obligations entered into with any Lender or Approved Depository, covering the securities of the type described in clauses (i) and (ii) above; (vi) tax exempted and tax advantaged instruments including, without limitation, municipal bonds, auction rate preferred stock and variable rate demand obligations with the highest short-term ratings by either Moody's or S&P or a long-term rating of AAA by S&P or Aaa by Moody's; and (vii) shares of any money market mutual fund that has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and
(ii) above.

                  "CCC ACQUISITION" means the acquisition by ISG Acquisition Inc. or Columbus Coatings of all or substantially all of the assets of Columbus Coatings Company, an Ohio general partnership, from the Sellers pursuant to the terms and conditions of the Acquisition Agreement.

                  "CCC ACQUISITION DATE" means the date of the consummation of the CCC Acquisition which may be any time on or after the Closing Date.

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

                  "CCC COLLATERAL" means, collectively, (a) any or all of the properties or assets of Columbus Coatings or any of its Subsidiaries, and (b) all of the issued and outstanding Capital Stock of Columbus Coatings and all proceeds and distributions thereof.

                  "CCC DEBT" means, collectively, (a) Indebtedness of Columbus Coatings or any of its Subsidiaries or any extension, renewal or refinancing thereof in an aggregate outstanding principal amount not to exceed $100,000,000 at any time, and (b) the CCC Guaranty Obligations.

                  "CCC GUARANTY OBLIGATIONS" means, collectively, (a) the guaranty by the Company of any of the Indebtedness or other obligations of Columbus Coatings and/or any of its Subsidiaries referred to in clause (a) of the definition of "CCC Debt" and any payment with respect thereto, (b) the guaranty (i) by any Subsidiary of Columbus Coatings of any of the Indebtedness or other obligations of Columbus Coatings or any other Subsidiary of Columbus Coatings referred to in clause (a) of the definition of "CCC Debt" or (ii) the guaranty by Columbus Coatings of any of the Indebtedness or other obligations of any of its Subsidiaries referred to in clause (a) of the definition of "CCC Debt", and, in the case of both (i) and (ii), any payment with respect to any such guaranties, (c) the pledge of, or granting of a security interest in, all or any of the Capital Stock of Columbus Coatings by the Company or any Subsidiary of the Company, (d) any guaranty by ISG Cleveland Inc. or ISG Burns Harbor Inc. of any of the Indebtedness or other obligations of Columbus Coatings or any of its Subsidiaries referred to in clause (a) of the definition of "CCC Debt", and any payment with respect thereto, so long as each such guaranty is expressly subordinated to the Obligations on subordination terms and provisions reasonably satisfactory to the Agents, (e) any obligation of ISG Cleveland Inc. or ISG Burns Harbor to establish a contractual interest reserve for the benefit of Columbus Coatings or any of its Subsidiaries with respect to the CCC Debt, and any payments with respect to such contractual interest reserve, so long as such obligations are expressly subordinated to the Obligations on subordination terms and provisions reasonably satisfactory to the Agents, and (f) any obligations, together with any payments made with respect thereto, of ISG Cleveland Inc. or ISG Burns Harbor (whether pursuant to a tolling agreement, pricing arrangement or otherwise) to maintain any balance sheet item, level of income or financial condition of Columbus Coatings or any of its Subsidiaries under the terms of the CCC Debt; provided, however, that (i) the giving of any guaranty in accordance with the provisions of this definition shall not be deemed to constitute an "Investment" for any purposes of this Agreement, but any payment thereunder shall constitute an Investment and shall only be permitted if and to the extent that any such payment would constitute an Investment permitted pursuant to Section 6.7, (ii) the pledge of Capital Stock of Columbus Coatings pursuant to subpart (c) above, and any foreclosure thereon, shall not deemed to be an "Investment" hereunder, and (iii) any payments made with respect to the obligations set forth in subpart (f) above (other than any payments or any portion thereof that are made on arms length terms that would reasonably be expected to be paid by a purchaser to an unaffiliated seller of goods or services of the same type) shall be deemed an "Investment" hereunder and shall only

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION
be permitted if and to the extent that any such payments would constitute an Investment permitted pursuant to Section 6.7.

                  "CCR COLLATERAL" means any or all of the properties or assets of Chicago Cold Rolling or any of its Subsidiaries, other than any issued and outstanding Capital Stock of Chicago Cold Rolling.

                  "CCR DEBT" means, collectively, (a) Indebtedness of Chicago Cold Rolling or any of its Subsidiaries in an aggregate outstanding principal amount not to exceed $18,000,000 at any time, and (b) the CCR Guaranty Obligations and any payment with respect thereto.

                  "CCR GUARANTY OBLIGATIONS" means, collectively, (a) the guaranty by the Company of any of the Indebtedness or other obligations of Chicago Cold Rolling and/or any of its Subsidiaries referred to in clause (a) of the definition of "CCR Debt", and (b) the guaranty by any Subsidiary of Chicago Cold Rolling of any of the Indebtedness or other obligations of Chicago Cold Rolling and/or any of its Subsidiaries referred to in clause (a) of the definition of "CCR Debt".

                  "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit F.

                  "CHANGE OF CONTROL" means, at any time, (i) WL Ross shall cease to beneficially own and control the WLR Required Minimum Percentage, on a fully diluted basis, of the economic and voting interests in the Capital Stock of the Company; (ii) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than WL Ross (a) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of the Company or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of the Company; (iii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of the Company cease to be occupied by Persons who either (a) were members of the board of directors of the Company on the Closing Date or (b) were nominated for election by the board of directors of the Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or (iv) except as may be permitted pursuant to Section 5.2 or Section 6.9, the Company ceases to own and control, either directly or indirectly, all of the voting and economic interests in the Capital Stock of each Borrower and each other Credit Party.

                  "CHARGES" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d)

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION
any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

                  "CHATTEL PAPER" means all "chattel paper" as defined in
Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in Article 9 of the UCC, now owned or hereafter acquired by any Credit Party.

                  "CHICAGO COLD ROLLING" means ISG Chicago Cold Rolling Inc., a Delaware corporation.

                  "CLASS" means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Tranche A Term Loan Exposure,
(b) Lenders having Tranche B Term Loan Exposure, (c) Lenders having Revolving Exposure (including Swing Line Lender) and (d) Lenders having New Term Loan Exposure of the same Series, and (ii) with respect to Loans, each of the following classes of Loans: (a) Tranche A Term Loans, (b) Tranche B Term Loans, and (c) Revolving Loans (including Swing Line Loans) and (d) New Term Loans in the same Series.

                  "CLASS B COMMON EQUITY" means the issuance of Class B common equity by the Company as contemplated by the Acquisition Agreement.

                  "CLOSING DATE" means the date on which the Acquisition is consummated.

                  "CLOSING DATE CERTIFICATE" means a Closing Date Certificate substantially in the form of Exhibit G-1.

                  "CLOSING DATE MATERIAL ADVERSE EFFECT" means a material adverse effect on and/or material adverse developments with respect to (i) the actual or projected condition (financial or otherwise) or prospects of the Acquired Business and of the Company and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to fully and timely perform its Obligations;
(iii) the legality, validity, binding effect or enforceability against a Credit Party of the Credit Documents to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Documents.

                  "CLOSING DATE MORTGAGED PROPERTY" as defined in Section
3.1(i).

                  "CLOSING DATE NET WORTH" means, the consolidated Net Worth of the Company and its consolidated Subsidiaries as of the Closing Date, minus the aggregate amount of Cash proceeds received by the Company on the Closing Date in connection with the issuance of its Capital Stock.

                  "COAL ACT" means the Coal Industry Retiree Health Benefit Act of 1992, 26 U.S.C. Sections 9701-9722.

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                  "COAL ACT NOTE" means the 9% per annum, subordinated,
unsecured promissory note dated May 7, 2003, issued by the Company and ISG Acquisition Inc. to The UMWA 1992 Benefit Plan and The UMWA Combined Benefit Fund in the original principal amount of $10,000,000.

                  "COKE BATTERY" means the number 1 coke battery located at the Burns Harbor steel making plant in the town of Burns Harbor, Indiana.

                  "COKE BATTERY PURCHASE AGREEMENT" means the Coke Battery Purchase and Sale Agreement to be entered into among DTE Burns Harbor, L.L.C., ISG Acquisition Inc. and ISG Burns Harbor, on terms and provisions reasonably acceptable to the Agents.

                  "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                  "COLLATERAL AGENT" as defined in the preamble hereto.

                  "COLLATERAL DOCUMENTS" means the Pledge and Security Agreement, the Mortgages, the Landlord Personal Property Collateral Access Agreements, if any, the Commodities Lender Counterparty Collateral Agreement, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Lenders, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

                  "COLLATERAL QUESTIONNAIRE" means a certificate in form satisfactory to the Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.

                  "COLUMBUS COATINGS" means ISG Columbus Coatings Inc., a Delaware corporation.

                  "COMMERCIAL LETTER OF CREDIT" shall mean any letter of credit or similar instrument issued for the account of any of the Borrowers, for the benefit of such Borrower or any of its Subsidiaries, for the purpose of providing the primary payment mechanism in connection with the purchase of materials, goods or services by such Borrower or any of its Subsidiaries in the ordinary course of their businesses.

                  "COMMINGLED INVENTORY" means Inventory of a Borrower that is commingled (whether pursuant to a consignment, a toll manufacturing agreement or otherwise) with Inventory of any other Person (other than another Credit Party) at a location owned or leased by a Borrower or Credit Party to the extent that such Inventory of such Borrower is not readily identifiable.

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                  "COMMITMENT" means any Revolving Commitment, Term Loan
Commitment, New Revolving Loan Commitment or New Term Loan Commitment.

                  "COMMODITIES AGREEMENT" means any commodities swap agreement, commodities price cap agreement, commodities price collar agreement, commodities price hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the commodities price exposure associated with the Company's and its Subsidiaries' operations and not for speculative purposes.

                  "COMMODITIES LENDER COUNTERPARTY COLLATERAL AGREEMENT" shall mean the agreement between a Lender Counterparty and the Collateral Agent substantially in the form of Exhibit N, as it may be amended, supplemented or otherwise modified from time to time.

                  "COMPANY" as defined in the preamble hereto.

                  "COMPLIANCE CERTIFICATE" means a Compliance Certificate substantially in the form of Exhibit C.

                  "COMPUTATION FACTORS" means, with respect to any determination of Aggregate Average Yield in respect of any amount of Indebtedness for any period, (i) the maximum regular contractual interest rate that may, under any circumstances, be payable with respect to such Indebtedness for each day during such period of determination, (ii) the amount and timing of payment of any up-front or analogous fees, and any Yield Maintenance Fees or analogous fees, paid or payable with respect to such Indebtedness (including in the case of clause (i) and (ii) above any prior adjustment in interest rate and/or payment of Yield Maintenance Fee, if any, on or with respect to the Tranche B Term Loans pursuant to Section 2.25 with respect to the issuance of all prior Series of New Term Loans, if any), (iii) the amount of any original issue discount applicable to such Indebtedness, (iv) the number of days in the period for which such determination is being made, (v) the scheduled mandatory amortization of such Indebtedness and (vi) all other factors generally utilized in computation of average yield to maturity.

                  "CONSOLIDATED ADJUSTED EBITDA" means, for any period, an amount determined for the Company and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, and (f) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), minus (ii) other non-Cash items increasing Consolidated Net Income for such period (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period); provided, however, that for the purposes of the aforementioned calculation any Consolidated Adjusted EBITDA attributable to the Excluded Subsidiaries shall be deducted from the foregoing amount to the

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                                       17
extent (i) such Consolidated Adjusted EBITDA was not otherwise distributed to the Company or any of its Subsidiaries and (ii) such Consolidated Adjusted EBITDA was reinvested in Excluded Subsidiaries pursuant to Section 6.7.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures of the Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items reflected in the consolidated statement of cash flows of the Company and its Subsidiaries.

                  "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash.

                  "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of the Company and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP.

                  "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of the Company and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

                  "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, plus (b) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (but, with respect to the Revolving Commitments, only including the net decline in the principal amount of Revolving Loans or Swing Line Loans during such period), (b) Consolidated Capital Expenditures (in excess of the aggregate amount of any proceeds of (y) any related financings with respect to such expenditures and (z) any sales of assets used to finance such expenditures), (c) Consolidated Cash Interest Expense, and (d) provisions for current taxes based on income of the Company and its Subsidiaries and payable in cash with respect to such period.

                  "CONSOLIDATED FIXED CHARGES" means, for any period, the sum, without duplication, of the amounts determined for the Company and its Subsidiaries on a consolidated basis equal to (i) Consolidated Cash Interest Expense, (ii) scheduled payments of principal on Consolidated Total Debt, (iii) Consolidated Capital Expenditures, and (iv) the portion of taxes based on income actually paid in cash and provisions for cash income taxes.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Company and its Subsidiaries on a consolidated basis with respect to all

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                                       18
outstanding Indebtedness of the Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.11(c) payable on or before the Closing Date.

                  "CONSOLIDATED NET INCOME" means, for any period, (i) the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary of the Company) in which any other Person (other than the Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (c) the income of any Subsidiary of the Company that is not a Subsidiary Guarantor (other than a Specified Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

                  "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

                  "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

                  "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CONTRIBUTING GUARANTORS" as defined in Section 7.2.

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

                  "CONVERSION/CONTINUATION DATE" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

                  "CONVERSION/CONTINUATION NOTICE" means a Conversion/ Continuation Notice substantially in the form of Exhibit A-2.

                  "COUNTERPART AGREEMENT" means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to
Section 5.10.

                  "CREDIT DATE" means the date of a Credit Extension.

                  "CREDIT DOCUMENT" means any of this Agreement, the Notes, if any, the Collateral Documents, any documents or certificates executed by the Company or the Borrowers in favor of Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of any Agent, Issuing Bank or any Lender in connection herewith.

                  "CREDIT EXTENSION" means the making of a Loan or the issuing of a Letter of Credit.

                  "CREDIT PARTY" means each Borrower and Guarantor (other than ISG Real Estate Inc.).

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the Company's and its Subsidiaries' operations and not for speculative purposes.

                  "CUYAHOGA DEVELOPMENT BONDS" means the $6,000,000 Cleveland-Cuyahoga County Port Authority Taxable Development Revenue Bonds (Port of Cleveland Bond Fund) Series 2002B (International Steel Corporation Inc.).

                  "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

                  "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all Commitments are cancelled or terminated and/or the

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

Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.13 or Section 2.14 or by a combination thereof) and (b) such Defaulting Lender shall have delivered to the Company and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, and (iii) the date on which the Company, the Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing.

                  "DEFAULTING LENDER" as defined in Section 2.22.

                  "DEFAULTED LOAN" as defined in Section 2.22.

                  "DEFERRED CONSIDERATION" means the amount of $120,000,000 payable pursuant to subsection 2.2(c) of the Acquisition Agreement, in accordance with the terms thereof.

                  "DEPOSIT ACCOUNT" means a demand, time, savings and passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DOCUMENTATION AGENTS" as defined in the preamble hereto.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia; provided, however, that a Subsidiary that is characterized as a partnership for U.S. federal income tax purposes is not a Domestic Subsidiary hereunder if any member of such Subsidiary is a "controlled foreign corporation" (as defined in Internal Revenue Code Section 957(a)) that has liability for any of the Obligations of such Subsidiary.

                  "DTE COLLATERAL" means, collectively, (a) the Coke Battery,
(b) certain improvements, leases, easements, general intangibles, equipment and other personal and real property related to the Coke Battery, the scope and extent of which shall be acceptable to the Agents in their reasonable discretion and (c) the products and proceeds of any of the foregoing.

                  "DTE DEBT" means, collectively, (a) the Indebtedness of ISG Burns Harbor Inc. pursuant to the DTE Documents, and any extension, renewal, refinancing or replacement thereof, and (b) the DTE Guaranty Obligations, including any payment with respect thereto, and any extension, renewal, refinancing or replacement thereof.

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

                  "DTE DOCUMENTS" means, collectively, (a) the Coke Battery Purchase Agreement, (b) the Assignment and Assumption Agreement (Pre-Petition Claim and BSC Agreements), to be entered into among ISG Burns Harbor Inc., BSC, and DTE Burns Harbor, L.L.C., a Delaware limited liability company on terms and provisions satisfactory to the Agents, (c) the Promissory Note (Pre-Petition Claim) in principal amount not to exceed $14,877,482, to be issued by ISG Burns Harbor Inc. in favor of DTE Burns Harbor, L.L.C. on terms and provisions satisfactory to the Agents, and (d) the other Transaction Agreements (as defined in the Coke Battery Purchase Agreement) each of which shall be on terms and provisions satisfactory to the Agents, in each case as any of the foregoing documents set forth in (a) through (d) above may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.

                  "DTE GUARANTY OBLIGATIONS" means the guaranty by ISG Acquisition Inc. of all of the Indebtedness and other obligations of ISG Burns Harbor Inc. under the Coke Battery Purchase Agreement pursuant to Section 6.11 of the Coke Battery Purchase Agreement.

                  "ELIGIBLE ACCOUNTS" means all of the Accounts owned by a Borrower and reflected in the most recent Borrowing Base Certificate delivered by the Company to Collateral Agent, except any Account to which any of the exclusionary criteria set forth below applies. Collateral Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Collateral Agent shall have the right, from time to time, to adjust any of the criteria set forth below and to establish new criteria with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of each of the Agents in the case of adjustments, new criteria or the elimination of Reserves which have the effect of making more credit available or are otherwise adverse to the Lenders; provided, however, for the avoidance of doubt, no such approval shall be required in the case of any adjustment or the elimination of Reserves caused by operation of the provisions of this Agreement relating to the Aggregate Borrowing Base. Eligible Accounts shall not include any Account of any Borrower:

                  (a) that does not arise from the sale of Inventory or the performance of services by such Borrower in the ordinary course of its business;

                  (b) (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process (including arbitration or mediation) or (iii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to such Borrower's completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer, provided, that amounts in respect of such an Account which cannot, under the applicable contract, be reclaimed by the Account Debtor may be treated as an Eligible Account;

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

                  (c) to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account (but only to the extent of the amount in dispute or subject to such a claim);

                  (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

                  (e) with respect to which an invoice, reasonably acceptable to Collateral Agent in form and substance, has not been sent to the applicable Account Debtor;

                  (f) that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than Permitted Liens;

                  (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party, or to any entity that has any common officer or director with any Credit Party, in each case, other than the Park Corporation or any of its Subsidiaries or Affiliates;

                  (h) that is the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless the Collateral Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof;

                  (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the province of Newfoundland, the Northwest Territories and the Territory of Nunavut) unless (x) such obligation is guaranteed by a Person organized under the laws of the United States or (y) the Collateral Agent is notified that payment thereof is assured by a letter of credit (and, upon the request of the Collateral Agent, such letter of credit is delivered to the Collateral Agent), reasonably satisfactory to the Collateral Agent as to form, amount and issuer; provided, in the event that and so long as the Company is required to comply with Section 5.14(a)(iii), then any such obligation in excess of $5,000,000 shall, unless otherwise agreed to by the Collateral Agent, only be an Eligible Account if payment thereof is assured by a letter of credit assigned to, or the beneficiary of which is, the Collateral Agent;

                  (j) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

                  (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional until such time as such payment in respect to such goods is no longer conditional;

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

                  (l) that is in default; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                           (i) the Account is not paid within the earlier of: 60 days following its due date or 90 days following its original invoice date;

                           (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due and, in each case, such condition is continuing; or

                           (iii) at any time on or after the Closing Date, a petition is filed (but only until such time as such petition has been dismissed or a plan of reorganization has been confirmed with respect to such Account Debtor, and in each case, subject to the Collateral Agent's consent) by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

                  (m) that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this definition;

                  (n) as to which Collateral Agent's Lien thereon, on behalf of itself and Lenders, is not a First Priority perfected Lien or to the extent such Lien is a First Priority perfected Lien and is otherwise primed by any Permitted Lien;

                  (o) as to which any of the representations or warranties made with respect to such Account in the Credit Documents are untrue in any material respect;

                  (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

                  (q) to the extent such Account exceeds any credit limit established by Collateral Agent, in its reasonable credit judgment;

                  (r) to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates, as of any date of determination exceeds 20% of all Eligible Accounts;

                  (s) that does not comply with all material requirements of all applicable laws and regulations;

                  (t) that is payable in any currency other than Dollars; or

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

                  (u) that is otherwise unacceptable to Collateral Agent in its reasonable credit judgment.

                  "ELIGIBLE ASSIGNEE" means (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof) provided, that notice of each such assignment, the Loans and Commitments or other Obligations (and amounts thereof) being assigned and of the identity of such Eligible Assignee shall have been given to the Administrative Agent and the Company, and (d) any commercial bank, insurance company, finance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and that extends credit or buys loans as one of its businesses and is approved in writing by (i) the Administrative Agent and, in the case of any assignment of a Revolving Loan and/or a Revolving Commitment, the Issuing Bank and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or, if to be given, delayed); provided, that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries.

                  "ELIGIBLE INVENTORY" means, all of the Inventory owned by a Borrower and reflected in the most recent Borrowing Base Certificate delivered by the Company to Collateral Agent, except any Inventory to which any of the exclusionary criteria set forth below applies. Collateral Agent shall have the right to establish, modify or eliminate Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, Collateral Agent shall have the right, from time to time, to adjust any of the criteria set forth below and to establish new criteria with respect to Eligible Inventory, in its reasonable credit judgment, subject to the approval of each of the Agents in the case of adjustments, new criteria or the elimination of Reserves which have the effect of making more credit available or otherwise are adverse to the Lenders; provided, however, for the avoidance of doubt, no such approval shall be required in the case of any adjustment or the elimination of Reserves caused by operation of the provisions of this Agreement relating to the Aggregate Borrowing Base. Eligible Inventory shall not include any Inventory of any Borrower that:

                  (a) is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Inventory), except the Liens in favor of Collateral Agent, on behalf of itself and Lenders, and Permitted Liens in favor of landlords and bailees to the extent permitted in
Section 5.16 hereof, (subject to Reserves established by Collateral Agent in accordance with Section 5.16 hereof and other Permitted Liens);

                  (b) (i) is not located on premises owned, leased or rented by such Borrower or any other Credit Party or (ii) is stored with a bailee (including, without limitation, a processor or converter) at a leased location, unless Collateral Agent has given its prior consent thereto and

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

unless either (x) a reasonably satisfactory landlord waiver has been delivered to Collateral Agent, or (y) Reserves reasonably satisfactory to Collateral Agent have been established with respect thereto, or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Collateral Agent and Reserves reasonably satisfactory to Collateral Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage or other security interest in favor of a lender other than Collateral Agent unless a Landlord Personal Property Collateral Access Agreement has been delivered to Collateral Agent, or (v) is located at any site if the aggregate book value of Inventory at any such location is less than $100,000 or (vi) is located on premises owned, leased or rented by a customer of such Borrower, unless (A) Collateral Agent has been notified thereof in advance and has given its prior consent thereto, which consent will not be unreasonably withheld in Collateral Agent's reasonable credit judgment, (B) such Inventory of such Borrower is clearly segregated from all Inventory of such customer in a manner satisfactory to Collateral Agent in its reasonable credit judgment, (C) all UCC filings deemed necessary or desirable by Collateral Agent have been made, including, without limitation, all UCC filings in respect of consigned inventory naming customer as debtor and such Borrower as secured party and all assignments of such UCC filings by such Borrower to Collateral Agent, on behalf of itself and Lenders, as assignee of the secured party, (D) a satisfactory collateral agreement, with respect to, among other things, access, acknowledgment of Collateral Agent's first and only priority Lien, UCC consignment filings and said customer's agreement to notify Collateral Agent in advance if it changes its jurisdiction of organization, has been delivered to Collateral Agent by such customer and (E) in any event, the maximum aggregate amount of all such Inventory located on premises owned, leased or rented by all customers of all Borrowers does not exceed $25,000,000;

                  (c) is placed on consignment, except as expressly provided in subpart (b) above;

                  (d) is in transit, except for Eligible L/C Inventory;

                  (e) is covered by a negotiable document of title, unless such document has been delivered to Collateral Agent with all necessary endorsements, free and clear of all Liens except those in favor of Collateral Agent and Lenders and Permitted Liens;

                  (f) is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

                  (g) consists of display items or packing or shipping materials, manufacturing supplies, fuel or replacement parts;

                  (h) consists of goods that have been returned by the buyer;

                  (i) is not of a type held for sale in the ordinary course of such Borrower's business;

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

                  (j) is not subject to a First Priority Lien in favor of the Collateral Agent, on behalf of itself and the Lenders, subject only to Permitted Liens; provided, that (i) no "Excluded Property" as such term is defined in the Pledge and Security Agreement shall be Eligible Inventory and (ii) no Inventory subject to a Permitted Lien pursuant to Sections 6.2(l), (m), (p) or (u) shall be Eligible Inventory, to the extent, but only to the extent, such Permitted Liens prime the First Priority Lien granted to the Collateral Agent;

                  (k) breaches in any material respect any of the representations or warranties pertaining to Inventory set forth in the Credit Documents;

                  (l) consists of any costs associated with "freight-in" charges;

                  (m) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

                  (n) is Ineligible Commingled Inventory; or

                  (o) is otherwise unacceptable to Collateral Agent in its reasonable credit judgment.

                  "ELIGIBLE L/C INVENTORY" means all Inventory owned by the Borrowers and covered by documentary letters of credit acceptable to Collateral Agent, which Inventory is in transit to one of the Borrowers' or another Credit Party's locations (as to which, in the case of locations leased by a Borrower or a Credit Party, a Landlord Personal Property Collateral Access Agreement has been obtained, or appropriate rent Reserves have been taken or, in the case of locations owned by a Borrower or a Credit Party and subject to a mortgage, a satisfactory mortgagee waiver has been obtained) from a location not then owned or leased by any Credit Party and which Inventory (a) is owned by a Borrower,
(b) is fully insured on terms satisfactory to Collateral Agent, (c) is subject to a First Priority Lien upon such goods in favor of Collateral Agent (except for any possessor Lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Borrower and other Permitted Liens), (d) is evidenced or deliverable pursuant to documents, notices, instruments, statements and bills of lading that have been delivered to Collateral Agent or an agent acting on its behalf, and (e) is otherwise deemed to be "ELIGIBLE INVENTORY" hereunder. Collateral Agent shall have the right to establish, modify, or eliminate Reserves against Eligible L/C Inventory from time to time in its reasonable credit judgment. In addition, Collateral Agent shall have the right, from time to time, to adjust any of the criteria set forth above and to establish new criteria with respect to Eligible L/C Inventory in its reasonable credit judgment, subject to the approval of each of the Agents in the case of adjustments, new criteria or the elimination of Reserves which have the effect of making more credit available or are otherwise adverse to the Lenders; provided, however, for the avoidance of doubt, no such approval shall be required in the case of any adjustment or the elimination of Reserves caused by operation of the provisions of this Agreement relating to the Aggregate Borrowing Base.

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                                       27

                  "ELIGIBLE NET EQUITY ISSUANCE PROCEEDS" means (i) 50% of Net Equity Issuance Proceeds remaining unapplied upon payment in full of the Tranche A Term Loans or received any time after the Tranche A Term Loans have been paid in full and prior to payment in full of the Tranche B Term Loans, and (ii) 100% of Net Equity Issuance Proceeds remaining unapplied upon payment in full of the Tranche B Term Loans or received any time after the Tranche B Term Loans have been paid in full.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

                  "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                  "ENVIRONMENTAL LAWS" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Company or any of its Subsidiaries or any Facility.

                  "EQUIPMENT" means all "equipment," as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

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                  "EQUITY ISSUANCE" means, without duplication, (i) the issuance or sale to any Person (other than the Company or any of its Subsidiaries) of any Capital Stock of the Company, including, but not limited to, the issuance or sale to such Person of any options, warrants or other rights to acquire Capital Stock of the Company, or (ii) any other contributions to the capital of the Company by any Person (other than the Company or any of its Subsidiaries).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of the Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Company or such Subsidiary and with respect to liabilities arising after such period for which the Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Company, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or

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                                       29
partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which would reasonably be expected to give rise to the imposition on the Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c),
(i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan;
(ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EURODOLLAR RATE LOAN" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

                  "EVENT OF DEFAULT" means each of the conditions or events set forth in Section 8.1.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXCLUDED SUBSIDIARIES" means ISG Real Estate Inc. and each of its Subsidiaries.

                  "EXCLUDED SUBSIDIARY INVESTMENT BASKET" means, at any time of determination with respect to a proposed Investment in an Excluded Subsidiary, an amount (which in all cases shall exclude the proposed Investment) equal to the following:

                           (A) the sum of (1) $5,000,000, plus (2) the aggregate amount, if any, of dividends or other distributions in Cash and of Cash received from or in respect of the sale or other disposition of property received as a non-Cash dividend or other non-Cash distribution by the Company or any of its Subsidiaries after the Closing Date from any Excluded Subsidiary, plus (3) the aggregate amount, if any, of payments (including interest payments) made in Cash after the Closing Date to the Company or any Subsidiary with respect to any loans or advances made by the Company or any

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

         Subsidiary to any Excluded Subsidiary as an Investment permitted hereunder, minus (4) any Excluded Subsidiary Proceeds that at such time have been utilized pursuant to the Available Investment Basket; minus

                           (B) the aggregate amount, if any, of Investments made after the Closing Date by the Company or any Subsidiary in or to any Excluded Subsidiary.

                  "EXCLUDED SUBSIDIARY PROCEEDS" means at any time of determination, an amount equal to the sum of (A) the aggregate amount, if any, of dividends or other distributions in Cash and of Cash received from or in respect of the sale or other disposition of property received as a non-Cash dividend or other non-Cash distribution by the Company or any of its Subsidiaries after the Closing Date from any Excluded Subsidiary, plus (B) the aggregate amount, if any, of payments (including principal and interest payments) made in Cash after the Closing Date to the Company or any Subsidiary with respect to any loans or advances made by the Company or any Subsidiary to any Excluded Subsidiary as an Investment permitted hereunder, plus (C) the aggregate amount, if any, of consideration received in Cash and of Cash received from or in respect of non-Cash consideration received by the Company or any of its Subsidiaries upon the sale or other disposition of an Excluded Subsidiary.

                  "EXISTING LETTER OF CREDIT" means that certain Irrevocable Standby Letter of Credit No. ASL-3011624-110IS2 dated August 6, 2002 in the original face amount of $14, 220,000 issued by Fleet National Bank to L-S Electro-Galvanizing Company for the benefit of Cleveland Steel Facility, L.L.C., an Affiliate of the applicant, ISG Cleveland Inc., as the same may be amended, extended, renewed or otherwise modified in accordance with the terms hereof.

                  "FACILITY" means any real property (including all buildings, fixtures or other improvements located thereon) now or hereafter owned, leased or operated by the Company or its Subsidiaries.

                  "FAIR SHARE CONTRIBUTION AMOUNT" as defined in Section 7.2.

                  "FAIR SHARE" as defined in Section 7.2.

                  "FAIR SHARE SHORTFALL" as defined in Section 7.2.

                  "FEDERAL FUNDS EFFECTIVE RATE" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal

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                                       31

Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

                  "FINANCIAL OFFICER" means the Chief Executive Officer, Chief Financial Officer, Vice President, Finance and Administration, or Corporate Controller of the Company.

                  "FINANCIAL OFFICER CERTIFICATION" means, with respect to the financial statements for which such certification is required, the certification of a Financial Officer that such financial statements fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

                  "FINANCIAL PLAN" as defined in Section 5.1(i).

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of the Company and its Subsidiaries ending on December 31 of each calendar year.

                  "FIXED CHARGE COVERAGE RATIO" means the ratio as of the last day of any period of (i) Consolidated Adjusted EBITDA for such period to (ii) Consolidated Fixed Charges for such period.

                  "FIXTURES" means all "fixtures" as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party.

                  "FLOOD HAZARD PROPERTY" means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Lenders, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic Subsidiary.

                  "FOREIGN SUBSIDIARY INVESTMENT BASKET" means, at any time of determination with respect to a proposed Investment in a Foreign Subsidiary, an amount (which in all cases shall exclude the proposed Investment) equal to the following:

                           (A) the sum of (1) the aggregate amount of the Base Annual Foreign Subsidiary Investment Increase Amounts that have accrued since the Closing Date, plus (2) the aggregate amount, if any, of dividends or other distributions in Cash and of Cash received from or in respect of the sale or other disposition of property received as a non-

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

         Cash dividend or other non-Cash distribution by the Company or any of its Domestic Subsidiaries after the Closing Date from any Foreign Subsidiary, plus (3) the aggregate amount, if any, of consideration received in Cash, and of Cash received from or in respect of non-Cash consideration, by the Company or any Domestic Subsidiary after the Closing Date in connection with the sale or other disposition of any Foreign Subsidiary, plus (4) the aggregate amount, if any, of payments (including principal and interest payments) made in Cash after the Closing Date to the Company or any Domestic Subsidiary with respect to any loans or advances made by the Company or any Domestic Subsidiary to any Foreign Subsidiary in connection with any Investment made pursuant Sections 6.7(d) or (k), if any; minus

                           (B) the sum, without duplication, of (1) the aggregate amount, if any, of Investments made after the Closing Date by the Company or any Domestic Subsidiary in or to any Foreign Subsidiary (other than Investments made pursuant to Section 6.7(b) or (d)), plus
         (2) the Unused Annual Foreign Subsidiary Investment Amount at such time.

                  "FRAUDULENT TRANSFER LAWS" as defined in Section 2.24(a).

                  "FRONTING FEE" as defined in Section 2.11(b)(ii).

                  "FUNDING BORROWER" as defined in Section 2.24(b).

                  "FUNDING DEFAULT" as defined in Section 2.22.

                  "FUNDING GUARANTORS" as defined in Section 7.2.

                  "FUNDING NOTICE" means a notice substantially in the form of Exhibit A-1.

                  "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

                  "GOVERNMENTAL AUTHORITY" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

                  "GRANTOR" as defined in the Pledge and Security Agreement.

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

                  "GUARANTEED OBLIGATIONS" as defined in Section 7.1.

                  "GUARANTOR" means each of the Company and each Domestic Subsidiary of the Company (other than the Borrowers); provided, however, that ISG Real Estate Inc. shall be a "Guarantor" hereunder.

                  "GUARANTOR SUBSIDIARY" means each Guarantor other than the Company.

                  "GUARANTY" means the guaranty of each Guarantor set forth in
Section 7.

                  "HAZARDOUS MATERIALS" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HEDGE AGREEMENT" means (i) an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of the Company's or any of its Subsidiaries' businesses and (ii) a Commodities Agreement entered into with a Lender Counterparty in order to satisfy the requirements of Section 5.16 of this Agreement.

                  "HIBBING LAND CORPORATION" means, Hibbing Land Corporation, a Minnesota corporation.

                  "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

                  "HISTORICAL FINANCIAL STATEMENTS" means as of the Closing Date, (x) the audited financial statements of the Company and its Subsidiaries for the Fiscal Year ended December 31, 2002, and the BSC Financial Statements, and (y) the pro forma financial statements of the Company and its Subsidiaries for the Fiscal Year ended December 31, 2002 after giving effect to the Acquisition, the related financings and the other transactions contemplated by the Credit Documents, and in each case consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year and, with respect to the audited financial statements of the Company and its Subsidiaries, certified by a Financial Officer of the Company that they fairly present, in all material respects, the financial condition of the

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

Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

                  "INCREASED AMOUNT DATE" as defined in Section 2.25

                  "INCREASED-COST LENDER" as defined in Section 2.23.

                  "INCREASED REVOLVING LOAN AMOUNT DATE" as defined in Section 2.25

                  "INDEBTEDNESS", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or leased pursuant to a capital lease by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another Person of the type referred to in clause (i) through (vi) above; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that an obligation of another Person of the type referred to in clauses (i) through (vi) above will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; and (ix) any liability of such Person for an obligation of another of the nature referred to in clause (i) through (vi) above through any agreement (contingent or otherwise)
(a) to purchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) all net obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall obligations under any Interest Rate Agreement and any Currency Agreement be deemed "Indebtedness" for any purpose under Section 6.8.

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

                  "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to the Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Company or any of its Subsidiaries.

                  "INDEMNITEE" as defined in Section 10.3.

                  "INELIGIBLE COMMINGLED INVENTORY" means any Commingled Inventory in excess of the aggregate value (as determined at the lower of cost or market), for all Commingled Inventory of all of the Borrowers, of $18,000,000.

                  "INSTALLMENT" as defined in Section 2.12(a).

                  "INSTALLMENT DATE" as defined in Section 2.12(a).

                  "INSTRUMENTS" means all "instruments," as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "INTEREST PAYMENT DATE" means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in

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the case of each Interest Period of longer than three months "Interest Payment
Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

                  "INTEREST PERIOD" means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months, or with the consent of each Lender, nine or twelve months, as selected by the Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class's Term Loan Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with the Company's and its Subsidiaries' operations and not for speculative purposes.

                  "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

                  "INTERMEDIARY ACCOUNT" shall mean the deposit account maintained by the Company with The Huntington National Bank, account number 01669602631, or any other deposit account acceptable to the Administrative Agent in its reasonable discretion maintained with a financial institution.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVENTORY" means all "inventory," as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, wherever located.

                  "INVESTMENT" means, without duplication, (i) any direct or indirect purchase or other acquisition by the Company or any of its Subsidiaries of, any of the Securities of any other

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Person (other than a Person that is, or after giving effect to such purchase or acquisition would be, a wholly-owned Subsidiary of the Company (other than a wholly-owned Subsidiary that is a Specified Subsidiary or a Foreign Subsidiary at such time)); (ii) any loan or advance (other than loans and advances to employees for moving, entertainment and travel expenses, drawing accounts and similar advances and expenditures in the ordinary course of business) or capital contribution by the Company or any of its Subsidiaries to any other Person (other than a Person that is, or after giving effect to such loan, advance or capital contribution would be, a wholly-owned Subsidiary of the Company (other than a wholly-owned Subsidiary that is a Specified Subsidiary or a Foreign Subsidiary at such time)), including all indebtedness and accounts receivable from that other Person that are not current assets.

                  "INVESTMENT GRADE RATING" means a rating on the Loans of not less than BBB- by S&P and Baa3 by Moody's.

                  "IPO" means an initial public offering of common stock of the Company.

                  "ISG BORROWERS" means for purposes of calculating the ISG Borrowing Base, (i) Eligible Accounts owned by, and (ii) Eligible Inventory located or produced on premises owned, leased or occupied by the following entities: (y) ISG Cleveland Inc., ISG Hennepin Inc., ISG Indiana Harbor Inc., ISG Warren Inc., ISG Riverdale Inc., and ISG Acquisition Inc. and (z) such other Borrowers that the Company shall deem as "ISG Borrowers" with the Collateral Agent's consent.

                  "ISG BORROWING BASE" means, as of any date of determination by Collateral Agent, from time to time, an amount equal to the sum at such time of:

                  (a) up to 85% of the book value of the ISG Borrowers' Eligible Accounts; and

                  (b) the sum of (i) the lesser of (y) up to 65% of the book value of the ISG Entities' Eligible Inventory consisting of raw materials (other than Eligible L/C Inventory) valued at the lower of cost (determined on a first-in first-out or weighted average basis, as selected by the Company) or market and (z) up to 85% of the Orderly Liquidation Value of the ISG Borrowers' Eligible Inventory consisting of raw materials (other than Eligible L/C Inventory); (ii) the lesser of (y) up to 70% of the book value of the ISG Borrowers' Eligible L/C Inventory in an aggregate amount (when combined with the Eligible L/C Inventory of the BSC Borrowers) not in excess of $25,000,000 valued at the lower of cost (determined on a first-in first-out or weighted average basis, as selected by the Company) or market and (z) up to 85% of the Orderly Liquidation Value of the ISG Borrowers' Eligible L/C Inventory; (iii) the lesser of (y) up to 70% of the book value of the ISG Borrowers' Eligible Inventory consisting of semi-finished goods (other than Eligible L/C Inventory) valued at the lower of cost (determined on a first-in first-out or weighted average basis, as selected by the Company) or market and (z) up to 85% of the Orderly Liquidation Value of the ISG Borrowers' Eligible Inventory consisting of semi-finished goods (other than Eligible L/C Inventory); and (iv) the lesser of
(y) up to 70% of

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

the ISG Borrowers' Eligible Inventory consisting of finished goods (other than Eligible L/C Inventory) valued at the lower of cost (determined on a first-in first-out or weighted average basis, as selected by the Company) or market and
(y) up to 85% of the Orderly Liquidation Value of the ISG Borrowers' Eligible Inventory consisting of finished goods (other than Eligible L/C Inventory);

in each case, less any Reserves established by Collateral Agent at such time, including, without limitation, in the case of Eligible L/C Inventory, reserves for duties, customs brokers, freight, taxes, insurance and other Charges and expenses pertaining to such Inventory. In addition, subject to Section 10.5(c)(vi), the Collateral Agent shall have the right from time to time to adjust any of the advance rates set forth above in its sole but reasonable discretion based upon its reasonable credit judgment.

                  "ISG LABOR AGREEMENT" means the labor agreement between the Company and the USWA with respect to the USWA-represented employees at the BSC facilities acquired by ISG Acquisition Inc.

                  "ISSUING BANK" shall mean, as the context may require, (a) UBS AG, Cayman Islands Branch, with respect to Letters of Credit issued by it; (b) Fleet National Bank or any Affiliate which issues letters of credit, with respect to the Existing Letter of Credit and other Letters of Credit issued by it; (c) any other Lender that may become an Issuing Bank pursuant to Section 2.4(k) with respect to Letters of Credit issued by such Lender; or (d) collectively, all of the foregoing.

                  "JOINDER AGREEMENT" means an agreement substantially in the form of Exhibit M.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall (i) any corporate Subsidiary of any Person, or (ii) any partnership, all of the partnership interests in which, or any limited liability company, all of the member interests in which, or any other business entity, all the Capital Stock in which, is owned directly, or indirectly through one or more Subsidiaries of such Person or any Affiliate of such Person, be considered to be a Joint Venture to which such Person is a party.

                  "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by the Credit Party tenant, such Landlord Consent and Estoppel to be in form and substance acceptable to the Collateral Agent in its reasonable discretion, but in any event sufficient for the Collateral Agent to obtain a Title Policy with respect to such Mortgage.

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                  "LANDLORD PERSONAL PROPERTY COLLATERAL ACCESS AGREEMENT" means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit K with such amendments or modifications as may be approved by Collateral Agent.

                  "LC ACCOUNT" as defined in Section 2.4(n).

                  "LC DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(b) the aggregate unpaid principal amount of all Reimbursement Obligations outstanding at such time that have not yet been reimbursed at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Share of the aggregate LC Exposure at such time.

                  "LC PARTICIPATION FEE" as defined in Section 2.11(b)(i).

                  "LC REQUEST" shall mean a request by Borrower in accordance with the terms of Section 2.4(b) and substantially in the form of Exhibit A-3, or such other form as shall be approved by the Administrative Agent.

                  "LEASEHOLD PROPERTY" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

                  "LENDER" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement.

                  "LENDER COUNTERPARTY" means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement (including any Person who is a Lender as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be a Lender) including, without limitation, each such Affiliate that enters into a joinder agreement with the Collateral Agent.

                  "LETTER OF CREDIT" shall mean any (i) Standby Letter of Credit and (ii) Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of a Borrower pursuant to Section 2.4.

                  "LETTER OF CREDIT EXPIRATION DATE" shall mean the date that is five (5) Business Days prior to the Revolving Commitment Termination Date.

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                  "LETTER OF CREDIT SUBLIMIT" means the lesser of (i)
$50,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

                  "LIEN" means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party exercisable solely at the option of the holder thereof with respect to such Securities.

                  "LIQUIDITY CONDITION" means that, at any relevant time of determination, (A) Borrowing Availability (excluding the Overadvance Amount) plus (B) Cash and Cash Equivalents on hand (less Restricted Cash) of the Company and its Subsidiaries less (C) the sum of (x) the amount of Term Loans outstanding as of such time of determination plus (y) the Total Utilization of Revolving Commitments, is at least $100,000,000.

                  "LIQUIDITY EVENT" means the first date on which the occurrence of one or more of the IPO and/or any other capital markets offerings by the Company shall have collectively provided (A) Borrowing Availability (excluding the Overadvance Amount) plus (B) Cash and Cash Equivalents on hand (less (x) any unpaid amounts in connection with the Deferred Consideration and Severance Payment and (y) Restricted Cash) of the Company and its Subsidiaries less (C) the sum of (x) the amount of Term Loans outstanding as of such date plus (y) the Total Utilization of Revolving Commitments, in an aggregate amount of at least $150,000,000.

                  "LOAN" means a Tranche A Term Loan, a Tranche B Term Loans, a Revolving Loan, a Swing Line Loan and a New Term Loan.

                  "LOCK BOX ACCOUNT" means each deposit account set forth on
Schedule 5.14(a)(i) that is designated a "Lock Box Account" and any new lock box account entered into by a Credit Party with a financial institution at any time after the Closing Date; provided, such Credit Party shall cause such financial institution to enter into an agreement reasonably satisfactory to the Collateral Agent that requires such financial institution to sweep any amounts in any Lock Box Account entered into after the Closing Date to the Intermediary Account in accordance with Section 5.14(a)(ii).

                  "MARGIN STOCK" as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect with respect to (i) the business, assets, operations or other condition (financial or otherwise) of the Credit Parties taken as a whole; (ii) the ability of the Credit Parties taken as a whole to fully and timely perform the Obligations;
(iii) the legality, validity, binding effect or enforceability against a Credit Party

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

of the Credit Documents to which it is a party; or (iv) the material rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Documents.

                  "MATERIAL CONTRACT" means (a) each of the agreements set forth on Schedule 4.16, and (b) any other contract or agreement from time to time to which the Company or any of its Subsidiaries is a party (other than the Credit Documents) for which, in the reasonable good faith judgment of an Authorized Officer of the Company, breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.

                  "MATERIAL REAL ESTATE ASSET" means (i) (a) any fee-owned Real Estate Asset having a fair market value in excess of $1,000,000 as of the date of the acquisition thereof and (b) all Leasehold Properties other than those with respect to which the aggregate basic payments under the term of the lease are less than $1,000,000 per annum and (ii) is a Real Estate Asset that the Requisite Lenders have determined is material to the principal steel making business or operations of the Company and its Subsidiaries taken as a whole.

                  "MINIMUM NET WORTH" means, for any period of determination, the sum of (i) 85% of the Closing Date Net Worth, (ii) 50% of the Cash proceeds received by the Company on the Closing Date in connection with the issuance of its Capital Stock on the Closing Date, (iii) an amount equal to 50% of the Consolidated Net Income of the Company as the last day of such period, but only to the extent that such number is positive as of the last day of such period, and (iv) an amount equal to 50% of Net Equity Issuance Proceeds received by the Company in connection with any Equity Issuances made by the Company during such period.

                  "MODIFIED LABOR AGREEMENT" means the ISG Labor Agreement, as modified pursuant to Section 3.1(u) hereof.

                  "MONTHLY FINANCIAL STATEMENTS" as defined in Section 5.1(a).

                  "MOODY'S" means Moody's Investor Services, Inc.

                  "MORTGAGE" means a Mortgage substantially in the form of Exhibit J, or, if applicable, a deed of trust in a form substantially similar to the Mortgage in the Form of Exhibit J, as it may be amended, supplemented or otherwise modified from time to time.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

                  "NARRATIVE REPORT" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Company and

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

its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

                  "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Company or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale and other governmental charges or levies payable in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale and (c) a reasonable reserve for purchase price adjustments and any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to the purchaser, and analogous items, in each case in respect of such Asset Sale undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale and (d) all fees and expenses attributable to such Asset Sale (including all transaction costs and expenses, attorneys' fees and commissions).

                  "NET DEBT PROCEEDS" as defined in Section 2.14(d).

                  "NET EQUITY ISSUANCE PROCEEDS" means, with respect to any Equity Issuance, the net amount of Cash actually received by the Company after the Closing Date with respect to such Equity Issuance, net of any underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, actually incurred by the Company in connection with such Equity Issuance.

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means an amount equal to: (i) any Cash payments or proceeds received by the Company and its Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of the Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by the Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Company or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

                  "NET WORTH" means, with respect to any Person as of any date of determination, the book value of the assets of such Person, minus all of such Person's liabilities on a

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consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP.

                  "NEW REVOLVING LOAN COMMITMENTS" as defined in Section 2.25.

                  "NEW REVOLVING LOAN LENDER" as defined in Section 2.25.

                  "NEW REVOLVING LOAN" as defined in Section 2.25.

                  "NEW TERM LOAN" as defined in Section 2.25.

                  "NEW TERM LOAN COMMITMENTS" as defined in Section 2.25.

                  "NEW TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the New Term Loans of such Lender.

                  "NEW TERM LOAN LENDER" as defined in Section 2.25

                  "NEW TERM LOAN MATURITY DATE" means the date that New Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise.

                  "NON-CONTINUING INDEBTEDNESS" means the Indebtedness set forth on Schedule 1.1.

                  "NON-US LENDER" as defined in Section 2.20(c).

                  "NOTE" means a Tranche A Term Note, a Tranche B Term Note, a Revolving Loan Note or a Swing Line Note.

                  "NOTICE" means a Funding Notice, an LC Request, or a Conversion/Continuation Notice.

                  "OBLIGATIONS" means all (i) obligations of every nature of each Credit Party and (ii) obligations of ISG Real Estate Inc., with respect to its Guaranty pursuant to Section 7, from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties, under any Credit Documents or Hedge Agreement (including, without limitation, with respect to a Hedge Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Hedge Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

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                  "OBLIGATION AGGREGATE PAYMENTS" as defined in Section 2.24.

                  "OBLIGATION FAIR SHARE" as defined in Section 2.24.

                  "OBLIGATION FAIR SHARE CONTRIBUTION AMOUNT" as defined in
Section 2.24.

                  "OBLIGATION FAIR SHARE SHORTFALL" as defined in Section 2.24.

                  "OBLIGEE GUARANTOR" as defined in Section 7.7.

                  "ONTARIO IRON COMPANY" means ONTARIO IRON COMPANY, a Minnesota corporation.

                  "ORDERLY LIQUIDATION VALUE" means the net orderly liquidation value determined during the most recent periodic appraisal delivered to Collateral Agent of each of the Borrowers' Eligible Inventory conducted by an appraiser selected by Collateral Agent and using a methodology satisfactory to Collateral Agent in its reasonable credit judgment. This value assumes the Inventory will be sold "as is condition, where is location", and the buyer assumes the costs to transport. Additionally, this value is discounted for assembling, cleaning, security, advertising, brokerage, or other disposal costs, if any.

                  "ORGANIZATIONAL DOCUMENTS" means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended and (v) with respect to any other business entity, the agreements or documents analogous to any of the foregoing. In the event any term or condition of this Agreement or any other Credit Documents requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

                  "OVERADVANCE" means, as of any date determination, that portion of the Loans outstanding as of such date that is in excess of the Aggregate Borrowing Base; provided, that the amount of the Overadvance shall not at any time exceed the Overadvance Amount.

                  "OVERADVANCE AMOUNT" means, as of any date of determination,
(i) for the initial three month period immediately following the Closing Date, $50,000,000 and (ii) for the period beginning on the date which is three months following the Closing Date and ending on the date which is six months following the Closing Date, the lesser of (y) $50,000,000 and (z) an amount equal to 7.5% of the Aggregate Borrowing Base; provided, further, that the Overadvance Amount shall be zero upon the earlier of (A) the date that is six months following the Closing Date and (B) the date upon which the Company consummates the Liquidity Event.

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                  "OVERADVANCE LIQUIDITY CONDITION" means that, at any relevant time of determination, (A) Borrowing Availability (including the Overadvance Amount) plus (B) Cash and Cash Equivalents on hand (less Restricted Cash) of the Company and its Subsidiaries less (C) the sum of (x) the amount of Term Loans outstanding as of such time of determination plus (y) the Total Utilization of Revolving Commitments, is at least $150,000,000.

                  "PARK CORPORATION" means Park Corporation, a Nevada corporation.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PBGC NOTE" means the 6% four-year subordinated, unsecured convertible promissory note dated May 7, 2003, issued by the Company to the PBGC in the original principal amount of $35,000,000.

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERFORMANCE ESCROW AGREEMENT" shall have the meaning ascribed to it in the Acquisition Agreement.

                  "PERMITTED ACQUISITION" means any acquisition by the Company or any of its wholly-owned Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

                  (a) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

                  (b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

                  (c) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Subsidiary of the Company in connection with such acquisition shall be owned 100% by the Company and/or one or more Guarantor Subsidiaries thereof, and the Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of the Company, each of the actions set forth in Sections 5.10 and/or 5.11, as applicable;

                  (d) the Company and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.8 on a pro forma basis after giving effect to such acquisition as of the last day of the Fiscal Quarter most recently ended, for which financial statements have

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been delivered pursuant to Section 5.1(b) or Section 5.1(c) (as determined in accordance with Section 6.8(f));

                  (e) the Company shall have delivered to Administrative Agent
(A) at least fifteen (15) Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Section 6.8 as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Section 6.8; and

                  (f) any Person or assets or division as acquired in accordance herewith (y) shall be in substantially the same business or lines of business in which the Company and/or its Subsidiaries are engaged in as of the Closing Date or that are related or complimentary thereto (other than the coal mine business) and (z) shall have generated positive cash flow for the four quarter period most recently ended prior to the date of such acquisition.

                  "PERMITTED LIENS" means each of the Liens permitted pursuant to Section 6.2.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

                  "PHASE I REPORT" means, with respect to any Facility, a report that (i) conforms to the ASTM Standard Practice for Environmental Site
Assessments: Phase I Environmental Site Assessment Process, E 1527, (ii) was conducted no more than six months prior to the date such report is required to be delivered hereunder, by one or more environmental consulting firms reasonably satisfactory to Administrative Agent, (iii) includes an assessment of asbestos-containing materials at such Facility, (iv) is accompanied by (a) an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in the Phase I Report as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim, and
(b) a current compliance audit setting forth an assessment of the Company's, its Subsidiaries' and such Facility's current and past compliance with Environmental Laws and an estimate of the cost of rectifying any non-compliance with current Environmental Laws identified therein and the cost of compliance with reasonably anticipated future Environmental Laws identified therein.

                  "PLEDGE AND SECURITY AGREEMENT" means the Pledge and Security Agreement to be executed by the Company, the Borrowers and each Guarantor substantially in the form of Exhibit I, as it may be amended, supplemented or otherwise modified from time to time.

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                  "PRIME RATE" means the rate of interest per annum that UBS announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. UBS or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PRINCIPAL OFFICE" means, for each of Administrative Agent, Swing Line Lender and Issuing Bank, such Person's "Principal Office" as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to the Company, Administrative Agent and each Lender.

                  "PROJECTIONS" as defined in Section 4.8.

                  "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche A Term Loan Exposure of that Lender by (b) the aggregate Tranche A Term Loan Exposure of all Lenders;
(ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loans of any Lender, the percentage obtained by dividing (a) the Tranche B Term Loan Exposure of that Lender by (b) the aggregate Tranche B Term Loan Exposure of all Lenders; (iii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders; and (iv) with respect to all payments, computations, and other matters relating to New Term Loan Commitments or New Term Loans of a particular Series, the percentage obtained by dividing (a) the New Term Loan Exposure of that Lender with respect to that Series by (b) the aggregate New Term Loan Exposure of all Lenders with respect to that Series. For all other purposes with respect to each Lender, "Pro Rata Share" means the percentage obtained by dividing (A) an amount equal to the sum of the Tranche A Term Loan Exposure, the Tranche B Term Loan Exposure, the Revolving Exposure and the New Term Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Tranche A Term Loan Exposure, the aggregate Tranche B Term Loan Exposure, the aggregate Revolving Exposure and the aggregate New Term Loan Exposure of all Lenders.

                  "QUARTERLY LEVERAGE RATIO" means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt as of such date of determination to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

                  "REAL ESTATE ASSET" means, at any time of determination, any interest (fee, leasehold or other) then owned by any Credit Party in any real property.

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                                       48

                  "RECORD DOCUMENT" means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

                  "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property.

                  "REFUNDED SWING LINE LOANS" as defined in Section 2.3(b)(iv).

                  "REGISTER" as defined in Section 2.7(b).

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REIMBURSEMENT OBLIGATIONS" shall mean Borrowers' obligations under Section 2.4(e) to reimburse LC Disbursements.

                  "RELATED AGREEMENTS" means, collectively, the Acquisition Agreement, the Transition Services Agreement, the Performance Escrow Agreement, the Sale Order, the Transition Assistance Program, the Modified Labor Agreement, the ISG Labor Agreement, the Acme Note, the Coal Act Note, the PBGC Note and the DTE Documents.

                  "RELATED FUND" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

                  "REPLACEMENT LENDER" as defined in Section 2.23.

                  "REQUISITE CLASS LENDERS" means, at any time of determination,
(i) for the Class of Lenders having Tranche A Term Loan Exposure, Lenders holding more than 50% of the aggregate Tranche A Term Loan Exposure of all Lenders; (ii) for the Class of Lenders having

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                                       49

Tranche B Term Loan Exposure, Lenders holding more than 50% of the aggregate Tranche B Term Loan Exposure of all Lenders; (iii) for the Class of Lenders having Revolving Exposure, Lenders holding more than 50% of the aggregate Revolving Exposure of all Lenders; and (iv) for each Class of Lenders having New Term Loan Exposure, Lenders holding more than 50% of the aggregate New Term Loan Exposure of that Class.

                  "REQUISITE LENDERS" means one or more Lenders having or holding Tranche A Term Loan Exposure, Tranche B Term Loan Exposure, New Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) the aggregate Revolving Exposure of all Lenders, and (iv) the aggregate New Term Loan Exposure of all Lenders.

                  "RESERVES" means (a) reserves established by Collateral Agent from time to time against Eligible Inventory pursuant to Section 5.16, (b) reserves established by Collateral Agent from time to time against Eligible Inventory, in the full amount necessary to cover all shipping and other charges for coal and other items shipped by boat, (c) reserves established by Collateral Agent pursuant to specific terms of Credit Documents other than the Credit Agreement, and (d) such other reserves against Eligible Accounts, Eligible Inventory, Eligible L/C Inventory or Borrowing Availability of any Borrower that Collateral Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Consolidated Interest Expense on Loans shall be deemed to be a reasonable exercise of Collateral Agent's credit judgment.

                  "RESTRICTED CASH" means Cash and Cash Equivalents subject to a Lien permitted pursuant to (i) Sections 6.2(d), (g) and (n); and (ii) Section 6.2(l) to the extent such Lien is in the form of Cash pledged as collateral for a letter of credit.

                  "RESTRICTED PAYMENT" means, without duplication, (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Securities (other than regularly scheduled or mandatory payments or prepayments of Indebtedness (whether required in connection with the receipt of proceeds of or from any casualty, sale or analogous event or otherwise)) of the Company by the Company or any of its Subsidiaries; (iii) any payment made by the Company or any of its Subsidiaries to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Company now or hereafter outstanding; (iv) management or similar fees payable to WL Ross or any of its Affiliates; (v) any payment of Deferred Consideration; and (vi) any payments made to eligible USWA-represented employees at the BSC facilities acquired by ISG Acquisition Inc. pursuant to the Transition Assistance Program.

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

                  "REVOLVING COMMITMENT" means (i) the commitment of a Lender to make or otherwise fund any Revolving Loan and (ii) the commitment of a New Revolving Loan Lender to make or otherwise fund any New Revolving Loan, and in each case, to acquire participations in Letters of Credit and Swing Line Loans hereunder and "Revolving Commitments" means such commitments of all Lenders and New Revolving Loan Lenders in the aggregate. The amount of each Lender's Revolving Commitment, if any, is set forth on Appendix A-3 or in the applicable Assignment Agreement or Joinder Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $350,000,000.

                  "REVOLVING COMMITMENT PERIOD" means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

                  "REVOLVING COMMITMENT TERMINATION DATE" means the earliest to occur of (i) the third anniversary of the Closing Date (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1.

                  "REVOLVING EXPOSURE" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender's Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate L/C Exposure in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

                  "REVOLVING LOAN" means a Loan made by a Lender to any Borrower pursuant to Section 2.2(a).

                  "REVOLVING LOAN NOTE" means a promissory note substantially in the form of Exhibit B-3, as it may be amended, supplemented or otherwise modified from time to time.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation or any successor thereof.

                  "SALE/LEASEBACK" as defined in Section 6.11.

                  "SALE ORDER" means the order authorizing the sale of certain assets of BSC by the United States Bankruptcy Court for the Southern District of New York, Chapter 11 Case

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                                       51

Nos. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL) (Jointly
Administered).

                  "SECURED PARTIES" has the meaning assigned to that term in the Pledge and Security Agreement.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing. "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SELLERS" means, collectively, Bethlehem Steel Corporation, Mississippi Coatings Line Corporation, Mississippi Coatings Limited Corporation, IPV, Inc., Bethlehem Blank Welding, Inc., EGL Steel Company, LLC, Bethlehem Hibbing Corporation, Columbus Processing Company, LLC, Columbus Coatings Company, Chicago Cold Rolling, L.L.C., Brandywine Valley Railroad Company LLC, Upper Merion & Plymouth Railroad Company LLC, Lake Michigan & Indiana Railroad Company, LLC, Conemaugh & Black Lick Railroad Company LLC, Keystone Railroad LLC, Cambria & Indiana Railroad Company, Patapsco & Back Rivers Railroad Company LLC, Steelton & Highspire Railroad Company LLC, Bethlehem Development Corporation, Bethlehem Rail Corporation, Encoat-North Arlington, Inc., Kenacre Land Corporation, Primeacre Land Corporation, Bethlehem Steel Export Company of Canada, Limited, Bethlehem Steel Export Corporation, Bethlehem Steel de Mexico, S.A. de C.V., Bethlehem Steel International Corporation, Bethlehem Industries Corporation, BethEnergy Mines Inc., Eagle Nest Inc., HPM Corporation, Energy Coatings Company, Greenwood Mining Corporation, Marmoraton Mining Company, Ltd., Bethlehem Energy Services, Inc., Pennsylvania Steel Technologies, Inc., BethPlan Corporation, Bethlehem Steel Foundation, Bethtran LLC, Carrier Express, Inc., BethIntermodal LLC, RailQuest, LLC, LI Service Company, Alliance Coatings Company, LLC, Buckeye Coatings Company, LLC, Ohio Steel Service Company, LLC, Buckeye Steel Service Company, LLC, Bethlehem Cold Rolled Corporation and Hibbing Land Corporation.

                  "SERIES" as defined in Section 2.25.

                  "SERIES ISSUANCE DATE" as defined in Section 2.25.

                  "SEVERANCE PAYMENT" as defined in Section 6.5.

                  "SOLVENCY CERTIFICATE" means a Solvency Certificate of the chief financial officer of the Company substantially in the form of Exhibit G-2.

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

                  "SOLVENT" means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party's debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party's present assets; (b) such Credit Party's capital is not unreasonably small in relation to its business as contemplated on the Closing Date and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

                  "SPECIAL MAJORITY LENDERS" means one or more Lenders having or holding Tranche A Term Loan Exposure, Tranche B Term Loan Exposure, New Term Loan Exposure and/or Revolving Exposure representing at least 75% of the sum of
(i) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) the aggregate Revolving Exposure of all Lenders and (iv) the aggregate New Term Loan Exposure of all Lenders.

                  "SPECIFIED SUBSIDIARY" means (i) Chicago Cold Rolling and Columbus Coatings and each of their respective Subsidiaries until, in the case of each such Subsidiary, such time after the Closing Date that all of the following occur with respect to such Subsidiary: (y) the Company has provided written notice to the Administrative Agent that such Subsidiary will, effective as of the date set forth in such notice, no longer be a Specified Subsidiary, and (z) such Subsidiary has complied with the provisions set forth in Section 5.10(b); and (ii) Hibbing Land Corporation, Ontario Iron Company, and their respective Subsidiaries.

                  "STANDBY LETTER OF CREDIT" shall mean any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers' compensation liabilities of any of the Borrowers or any of their Subsidiaries,
(b) the obligations of third-party insurers of any of the Borrowers or any of their Subsidiaries arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, (c) performance, payment, deposit or surety obligations of any of the Borrowers or any of their Subsidiaries if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, or (d) any other lawful purpose.

                  "SUBORDINATED INDEBTEDNESS" means, (i) Indebtedness evidenced by the PBGC Note, the Acme Note and the Coal Act Note and (ii) any other Indebtedness permitted to be incurred pursuant to Section 6.1 that by its terms is expressly subordinated to the prior payment in full of the Obligations.

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                  "SUBSIDIARY" means, with respect to any Person, any
corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding; provided, further, that (i) unless otherwise specifically indicated, Excluded Subsidiaries shall not be deemed "Subsidiaries" for purposes hereunder or under any other Credit Document and (ii) Hibbing Taconite Company shall not be deemed a "Subsidiary" for purposes hereunder or under any Credit Document.

                  "SUPER MAJORITY LENDERS" means one or more Lenders having or holding Tranche A Term Loan Exposure, Tranche B Term Loan Exposure, New Term Loan Exposure and/or Revolving Exposure representing at least 70% of the sum of
(i) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) the aggregate Revolving Exposure of all Lenders and (iv) the aggregate New Term Loan Exposure of all Lenders.

                  "SWING LINE LENDER" means UBS AG, Cayman Islands Branch in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

                  "SWING LINE LOAN" means a Loan made by Swing Line Lender to the Company pursuant to Section 2.3.

                  "SWING LINE NOTE" means a promissory note in the form of Exhibit B-4, as it may be amended, supplemented or otherwise modified from time to time.

                  "SWING LINE SUBLIMIT" means the lesser of (i) $25,000,000, and
(ii) the aggregate unused amount of Revolving Commitments then in effect.

                  "SYNDICATION AGENT" as defined in the preamble hereto.

                  "TAX" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in

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

the case of a Lender, its lending office) is deemed to be doing business on all or part of the net (as determined by such jurisdiction) income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

                  "TERM LOAN" means a Tranche A Term Loan, a Tranche B Term Loan or a New Term Loan.

                  "TERM LOAN COMMITMENT" means the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment or the New Term Loan Commitment of a Lender, and "Term Loan Commitments" means such commitments of all Lenders.

                  "TERM LOAN MATURITY DATE" means the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date and the New Term Loan Maturity Date of any Series of New Term Loans.

                  "TERMINATED LENDER" as defined in Section 2.23.

                  "TITLE POLICY" as defined in Section 3.1(i).

                  "TOTAL UTILIZATION OF REVOLVING COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the L/C Exposure.

                  "TRANCHE A TERM LOAN" means a term loan made by a Lender to the Company pursuant to Section 2.1(a)(i).

                  "TRANCHE A TERM LOAN COMMITMENT" means the commitment of a Lender to make or otherwise fund a Tranche A Term Loan and "Tranche A Term Loan Commitments" means such commitments of all Lenders in the aggregate. The amount of each Lender's Tranche A Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche A Term Loan Commitments as of the Closing Date is $250,000,000.

                  "TRANCHE A TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche A Term Loan of such Lender; provided, at any time prior to the making of the Tranche A Term Loans, the Tranche A Term Loan Exposure of any Lender shall be equal to such Lender's Tranche A Term Loan Commitment.

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                  "TRANCHE A TERM LOAN MATURITY DATE" means the earlier of (i)
the second anniversary of the Closing Date, and (ii) the date that all Tranche A Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

                  "TRANCHE A TERM LOAN NOTE" means a promissory note substantially in the form of Exhibit B-1, as it may be amended, supplemented or otherwise modified from time to time.

                  "TRANCHE B TERM LOAN" means a term loan made by a Lender to the Company pursuant to Section 2.1(a)(ii).

                  "TRANCHE B TERM LOAN COMMITMENT" means the commitment of a Lender to make or otherwise fund a Tranche B Term Loan and "TRANCHE B TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate. The amount of each Lender's Tranche B Term Loan Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche B Term Loan Commitments as of the Closing Date is $400,000,000.

                  "TRANCHE B TERM LOAN EXPOSURE" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B Term Loans of such Lender; provided, at any time prior to the making of the Tranche B Term Loans, the Tranche B Term Loan Exposure of any Lender shall be equal to such Lender's Tranche B Term Loan Commitment.

                  "TRANCHE B TERM LOAN MATURITY DATE" means the earlier of (i) the fourth anniversary of the Closing Date, and (ii) the date that all Tranche B Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

                  "TRANCHE B TERM LOAN NOTE" means a promissory note substantially in the form of Exhibit B-2, as it may be amended, supplemented or otherwise modified from time to time.

                  "TRANSACTION COSTS" means the fees, costs and expenses payable by the Company, ISG Acquisition Inc. or any of their Subsidiaries on, before or promptly following the Closing Date in connection with the transactions contemplated by the Acquisition Agreement and the Related Agreements; provided, that such fees shall not exceed $23,000,000 in the aggregate; provided, further, that "Transaction Costs" shall not include any fees, costs and expenses payable by the Company that are attributable in connection with any Liquidity Event.

                  "TRANSITION ASSISTANCE PROGRAM" means the program established by the Company and the USWA in connection with the ISG Labor Agreement to provide monetary and

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

other assistance to certain eligible USWA-represented employees at the BSC facilities acquired by ISG Acquisition Inc.

                  "TRANSITION SERVICES AGREEMENT" shall have the meaning ascribed to it in the Acquisition Agreement.

                  "TYPE OF LOAN" means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                  "UNUSED ANNUAL FOREIGN SUBSIDIARY INVESTMENT AMOUNT" means, at any time of determination during any Fiscal Year of the Company, the unused Base Annual Foreign Subsidiary Investment Increase Amount from each full Fiscal Year ending prior to the date of determination.

                  "UNUSED ANNUAL INVESTMENT AMOUNT" means, at any time of determination during any Fiscal Year of the Company, the sum of (i) the unused Base Annual Investment Increase Amount Carryforward from each full Fiscal Year ending more than 365 days (or 366 days in a leap year) prior to the date of determination, and (ii) the excess, if any, of (x) the portion of the Base Annual Investment Increase Amount for the previous full Fiscal Year that was not deemed initially utilized for Investments during such previous Fiscal Year over
(y) the amount that is 50% of the Base Annual Investment Increase Amount for such previous Fiscal Year.

                  "USWA" means the United Steel Workers of America.

                  "WL ROSS" means, collectively WL Ross & Co. LLC, WLR Recovery Fund L.P. and WLR Recovery Fund II L.P.

                  "WLR REQUIRED MINIMUM PERCENTAGE" means (a) at any time prior to any IPO, 35%, and (b) at any time on and after an IPO (i) 33% through December 31, 2003, (ii) 27% on January 1, 2004 through December 31, 2004, (iii) 16% on January 1, 2005 through December 31, 2005, (iv) 9% on January 1, 2006 through December 31, 2006 and (v) 0% on January 1, 2007 and thereafter; provided, however, that in the event that the aggregate outstanding principal amount of Tranche A Term Loans plus Tranche B Term Loans is $350,000,000 or less at any time after December 31, 2003, then the percentages set forth in (a) and
(b) above shall be 0%.

                  "YIELD MAINTENANCE FEE" as defined in Section 2.25.

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         1.2.     ACCOUNTING TERMS. Except as otherwise expressly set forth in the following sentence, all accounting terms (including for all purposes of Section 5 and Section 6 (including, without limitation, for purposes of determining compliance with covenants) and all definitions related thereto) not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP, as in effect on the Closing Date. Financial statements and other information required to be delivered by the Company to Lenders pursuant to
Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(e), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial statements.

         1.3. INTERPRETATION, ETC. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including." Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(ii) any references herein to any Person shall be construed to include such Person's successors and assigns, and (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

SECTION 2.        LOANS AND LETTERS OF CREDIT

         2.1.     TERM LOANS.

                  (a) Loan Commitments. Subject to the terms and conditions hereof,

                           (i) each Lender severally agrees to make, on the Closing Date, a Tranche A Term Loan to the Borrowers in an amount equal to such Lender's Tranche A Term Loan Commitment; and

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                           (ii) each Lender severally agrees to make, on the
         Closing Date, a Tranche B Term Loan to the Borrowers in an amount equal to such Lender's Tranche B Term Loan Commitment.

The Borrowers may make only one borrowing under each of the Tranche A Term Loan Commitment and Tranche B Term Loan Commitment which shall be on the Closing Date. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Tranche A Term Loans and the Tranche B Term Loans shall be paid in full no later than the Tranche A Term Loan Maturity Date and the Tranche B Term Loan Maturity Date, respectively. Each Lender's Tranche A Term Loan Commitment and Tranche B Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's Tranche A Term Loan Commitment and Tranche B Term Loan Commitment on such date.

                  (b) Borrowing Mechanics for Term Loans.

                           (i) the Company shall deliver to Administrative Agent a fully executed Funding Notice no later than three (3) days prior to the Closing Date. Promptly upon receipt by Administrative Agent of such Certificate, Administrative Agent shall notify each Lender of the proposed borrowing.

                           (ii) Each Lender shall make its Tranche A Term Loan and/or Tranche B Term Loan, as the case may be, available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to the Borrowers on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of the Borrowers at Administrative Agent's Principal Office or to such other account as may be designated in writing to Administrative Agent by the Company.

         2.2.     REVOLVING LOANS.

                  (a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to each of the Borrowers in an aggregate amount up to but not exceeding such Lender's Revolving Commitment; provided, that after giving effect to the making of any Revolving Loans (and after giving effect to the application of the proceeds thereof) in no event shall (i) the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; and (ii) the total principal amount of Term Loans outstanding as of such date plus the Total Utilization of Revolving Commitments exceed the Borrowing Availability then in effect.

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Amounts borrowed pursuant to this Section 2.2(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender's Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

                  (b) Borrowing Mechanics for Revolving Loans.

                           (i) Except pursuant to 2.4(e), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, and Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

                           (ii) Whenever the Company desires that Lenders make Revolving Loans to any of the Borrowers, the Company shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and no later than 2:00 p.m. (New York City time) at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and if the Borrowers fail to make a borrowing in accordance therewith, the Borrowers will indemnify the Lenders in accordance with 2.18(c) hereof.

                           (iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 10:00 a.m. (New York City time)) not later than 2:00 p.m. (New York City time) on the same day as Administrative Agent's receipt of such Notice from the Company.

                           (iv) Each Lender shall make the amount of its Revolving Loans available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to the Borrowers on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of the

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         Borrowers at the Administrative Agent's Principal Office or such other account as may be designated in writing to Administrative Agent by the Company.

         2.3.     SWING LINE LOANS.

                  (a) Swing Line Loans Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, Swing Line Lender hereby agrees to make Swing Line Loans to each of the Borrowers in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, that after giving effect to the making of any Swing Line Loan (and after giving effect to the application of the proceeds thereof), in no event shall (i) the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; and (ii) the total principal amount of Term Loans outstanding as of such date plus, the Total Utilization of Revolving Commitments exceed the Borrowing Availability then in effect. Amounts borrowed pursuant to this Section 2.3 may be repaid and reborrowed during the Revolving Commitment Period. Swing Line Lender's obligation to make Swing Line Loans under this Section shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than such date.

                  (b) Borrowing Mechanics for Swing Line Loans.

                           (i) Swing Line Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

                           (ii) Whenever the Company desires that Swing Line Lender make a Swing Line Loan, the Company shall deliver to Administrative Agent a Funding Notice no later than 12:00 noon (New York City time) on the proposed Credit Date.

                           (iii) Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 3:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to the Borrowers on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to the account of the Borrowers at the Administrative Agent's Principal Office, or to such other account as may be designated in writing to Administrative Agent by the Company.

                           (iv) With respect to any Swing Line Loans that have not been voluntarily prepaid by the Borrowers pursuant to Section 2.13, Swing Line Lender may at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to the

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         Company), no later than 11:00 a.m. (New York City time) at least one
         (1) Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by the Company) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to the Borrowers on such Credit Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which the Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding,
         (1) the proceeds of such Revolving Loans made by the Lenders other than Swing Line Lender shall be immediately delivered by the Administrative Agent to Swing Line Lender (and not to the Borrowers) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender to the Borrowers, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding amounts under the Revolving Loans to the Borrowers and shall be due under the Revolving Loan Note issued by the Borrowers to Swing Line Lender. The Company hereby authorizes Administrative Agent and Swing Line Lender to charge the Borrowers' accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent of the proceeds of such Revolving Loans made by Lenders, including the Revolving Loans deemed to be made by the Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of the Borrowers from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by
         Section 2.17.

                           (v) If for any reason Revolving Loans are not made pursuant to Section 2.3(b)(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one (1) Business Day's notice from Swing Line Lender, each Lender holding a Revolving Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of Swing Line Lender. In order to evidence such participation each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event

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         any Lender holding a Revolving Commitment fails to make available to
         Swing Line Lender the amount of such Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

                           (vi) Notwithstanding anything contained herein to the contrary, (1) each Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation
         (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against Swing Line Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Documents by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject -------- to the condition that Swing Line Lender believed in good faith that all conditions under Section 3.2 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by the Requisite Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (2) Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default or (B) at a time when a Funding Default exists unless Swing Line Lender has entered into arrangements satisfactory to it and the Company to eliminate Swing Line Lender's risk with respect to the Defaulting Lender's participation in such Swing Ling Loan, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the outstanding Swing Line Loans.

         2.4. ISSUANCE OF LETTERS OF CREDIT AND PURCHASE OF PARTICIPATIONS THEREIN.

                  (a) General. Subject to the terms and conditions set forth herein, the Borrowers may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit for the account of any Borrower or the account of a Subsidiary of the Company in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time prior to the Revolving Commitment Termination Date (provided that each Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of or in favor of a Subsidiary of that Borrower). The Issuing Bank shall have no

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obligation to issue, and the Borrowers shall not request the issuance of, any
Letter of Credit at any time if after giving effect to such issuance, (y) the LC Exposure would exceed the Letter of Credit Sublimit or the Total Utilization of Revolving Commitments would exceed the Revolving Commitments then in effect and
(z) the total principal amount of Term Loans outstanding as of such date plus the Total Utilization of Revolving Commitments would exceed the Borrowing Availability then in effect. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Request for Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) an LC Request to the Issuing Bank and the Administrative Agent not later than 11:00 a.m. on the third Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).

         A request for an initial issuance of a Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank:

                           (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

                           (ii) the amount thereof;

                           (iii) the expiry date thereof (which shall not be later than the Letter of Credit Expiration Date);

                           (iv) the name and address of the beneficiary thereof;

                           (v) whether the Letter of Credit is to be issued for its own account or for the account of one if its Subsidiaries (provided that the Borrowers shall be co-applicants, and therefore jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary of a Borrower);

                           (vi) the documents to be presented by such beneficiary in connection with any drawing thereunder;

                           (vii) the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

                           (viii) such other matters as the Issuing Bank may require.

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         A request for an amendment, renewal or extension of any outstanding
Letter of Credit shall specify in form and detail satisfactory to the Issuing
Bank:

                           (i) the Letter of Credit to be amended, renewed or extended;

                           (ii) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

                           (iii) the nature of the proposed amendment, renewal or extension and if a renewal or extension, the new expiry date thereof (which shall not be later than the Letter of Credit Expiration Date); and

                           (iv) such other matters as the Issuing Bank may require.

         If requested by the Issuing Bank, the Borrowers also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the Letter of Credit Sublimit,
(ii) the total Revolving Exposures shall not exceed the Total Utilization of Revolving Commitments and (iii) the total principal amount of Term Loans outstanding as of such date plus the Total Utilization of Revolving Commitments shall not exceed the Borrowing Availability then in effect. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000, in the case of a Commercial Letter of Credit, or $500,000, in the case of a Standby Letter of Credit.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) in the case of a Standby Letter of Credit, (x) the date that is one year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date and (ii) in the case of a Commercial Letter of Credit, (x) the date that is 180 days after the date of issuance of such Commercial Letter of Credit (or, in the case of any renewal or extension thereof, 180 days after such renewal or extension) and (y) the Letter of Credit Expiration Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative

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Agent, for the account of the Issuing Bank, such Lender's Pro Rata Share of each
LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement following receipt by the Borrowers of a notice of such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time on (i) the Business Day that the Borrowers receive such notice, if such notice is received prior to 11:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrowers receive such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.2 that such payment be financed with a Base Rate Revolving Loan or a Swing Line Loan in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting Base Rate Revolving Loan or Swing Line Loan.

         If the Borrowers fail to make such reimbursement payment when due, the Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the amount of payment then due from the Borrowers in respect thereof and such Lender's Pro Rata Share thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent on such date (or, if such Revolving Lender shall have received such notice later than 12:00 noon on any day, not later than 11:00 a.m. on the immediately following Business Day), an amount equal to such Revolving Lender's Pro Rata Share of the unreimbursed LC Disbursement in the same manner as provided in Section 2.2(b) with respect to Loans made by such Lender, and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrowers pursuant to the above paragraph prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence; any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate.

         If any Revolving Lender shall not have made its Pro Rata Share of such LC Disbursement available to the Administrative Agent as provided above, each of such Revolving Lender and the Borrowers severally agree to pay interest on such amount, for each day from including the date such amount is required to be paid in accordance with the foregoing to but

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excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrowers, the rate per annum set forth in Section 2.4(h) and (ii) in the case of such Lender, at a rate determined by the Administrative Agent in accordance with banking industry rules or practices on interbank compensation.

                  (f) Obligations Absolute. The Reimbursement Obligation of the Borrowers as provided in Section 2.4(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of
(i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein; (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not substantially comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrowers hereunder; (v) the fact that a Default or Event of Default shall have occurred and be continuing; and (vi) the occurrence of any Material Adverse Effect. None of the Agents, the Lenders, the Issuing Bank or any of their Affiliates, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to each of the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each of the Borrowers to the extent permitted by applicable law) suffered by the each Borrowers that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their Reimbursement Obligation to the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.4(e)).

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to Base Rate Revolving Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.8(f) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Requisite Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in the LC Account, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in clause (f) or (g) of Section 8 (other than clause
(g)(ii)). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Reimbursement Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent (but only in Cash, deposit accounts and all balances therein) and at the risk and expense of the Borrowers, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the Reimbursement Obligations or, if the maturity of the Loans has been

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

accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than two-thirds of the total LC Exposure), be applied to satisfy other Obligations of the Borrowers under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits of such amounts (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived.

                  (j) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days' prior notice to the Lenders, the Administrative Agent and the Company. The Issuing Bank may be replaced at any time by written agreement among the Company, each Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such resignation or replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11. From and after the effective date of any such resignation or replacement or any addition pursuant to Section 2.4(k), as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein and in the other Credit Documents to the term "Issuing Bank" shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, the Borrowers may, in their discretion, select which Issuing Bank is to issue any particular Letter of Credit.

                  (k) Additional Issuing Banks. The Borrowers may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), the Issuing Bank and such Lender of Revolving Loans, designate one or more additional Lenders of Revolving Loans to act as an issuing bank under the terms of this Agreement, with the consent of the Administrative Agent. Any Lender designated as an issuing bank pursuant to this paragraph (k) shall be deemed (in addition to being a Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Lender. The Administrative Agent shall notify the Lenders of any such additional Issuing Bank.

                  (l) The Issuing Bank shall be under no obligation to issue any Letter of Credit if:

                           (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any law applicable to the Issuing Bank or any request or

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

         directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense (for which the Issuing Bank is not otherwise compensated for or indemnified against hereunder) which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; or

                           (ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.

                  (m) The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
(B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (n) The Administrative Agent is hereby authorized to establish and maintain at its office at 677 Washington Boulevard, Stamford, Connecticut 06901, in the name of the Administrative Agent and pursuant to a control agreement, a restricted deposit account designated account number: "101 WA860050.524" (the "LC ACCOUNT"). Each Credit Party shall deposit into the LC Account from time to time any cash such Credit Party is required to pledge as additional collateral security hereunder pursuant to the Credit Documents. Amounts deposited into the LC Account as cover for liabilities in respect of Letters of Credit under any provision of this Agreement requiring such cover shall be held by the Administrative Agent and, notwithstanding any other provision hereof to the contrary, all amounts held in the LC Account shall constitute collateral security first for the liabilities in respect of Letters of Credit outstanding from time to time for application in accordance with
Section 2.4(i), and second for the other Obligations hereunder until such time as all Letters of Credit shall have been terminated and all of the liabilities in respect of Letters of Credit have been paid in full.

                  (o) Existing Letter of Credit. On and after the Closing Date, the Existing Letter of Credit shall be deemed to have been issued by the applicable Issuing Bank pursuant to the terms of this Agreement and shall constitute a Letter of Credit for all purposes hereof and under this Agreement and the other Credit Documents. Each Borrower agrees that it shall be jointly and severally liable with respect to any LC Disbursement made in respect of the Existing Letter of Credit in accordance with Section 2.4(e) and the other provisions of this Agreement.

         2.5.     PRO RATA SHARES; AVAILABILITY OF FUNDS.

                  (a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being

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

understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

                  (b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrowers a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify the Company and the Borrowers shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitments hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         2.6. USE OF PROCEEDS. The proceeds of the borrowings under the Term Loans, if any, made on the Closing Date shall be applied by the Borrowers to finance the non-equity portion of the Acquisition Financing Requirements. The proceeds of the Revolving Loans, Swing Line Loans and Letters of Credit made on or after the Closing Date shall be applied by each Borrower for working capital and general corporate purposes of such Borrower. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

         2.7.     EVIDENCE OF DEBT; REGISTER; LENDERS' BOOKS AND RECORDS; NOTES.

                  (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrowers to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrowers, absent manifest

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

error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Commitments or the Borrowers' Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (b) Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Revolving Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Revolving Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Company and each Lender, absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Commitments or the Company's Obligations in respect of any Loan. The Company hereby designates UBS to serve as the Company's agent for purposes of maintaining the Register as provided in this Section 2.7, and the Company hereby agrees that, to the extent UBS serves in such capacity, UBS and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees."

                  (c) Notes. If so requested by any Lender by written notice to the Company (with a copy to Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, the Borrowers shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Company's receipt of such notice) a Note or Notes to evidence such Lender's Tranche A Term Loan, Tranche B Term Loan, New Term Loan, Revolving Loan or Swing Line Loan, as the case may be.

         2.8.     INTEREST ON LOANS.

                  (a) Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from and including the date made to but excluding the date of repayment (whether by acceleration or otherwise) thereof as follows:

                           (i) in the case of Tranche A Term Loans:

                                    (1) if a Base Rate Loan, at the Base Rate
                                        plus 2.25% per annum; or

                                    (2) if a Eurodollar Rate Loan, at the
                                        Adjusted Eurodollar Rate plus 3.25% per
                                        annum;

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

                           (ii) in the case of Tranche B Term Loans:

                                    (1) if a Base Rate Loan, at the Base Rate
                                        plus 2.50% per annum; or

                                    (2) if a Eurodollar Rate Loan, at the
                                        Adjusted Eurodollar Rate plus 3.50% per
                                        annum;

                           (iii) with respect to Revolving Loans:

                                    (1) if a Base Rate Loan, at the Base Rate
                                        plus the Applicable Margin therefor; or

                                    (2) if a Eurodollar Rate Loan, at the
                                        Adjusted Eurodollar Rate plus the
                                        Applicable Margin therefor;

                           (iv) with respect to Swing Line Loans, at the Base
                                Rate plus the Applicable Margin therefor;

provided, in the event that any and all requirements for USWA membership ratification of the ISG Labor Agreement have not been satisfied on or prior to the date that is 45 days following the Closing Date, the foregoing interest rates with respect to all Loans shall be increased by an additional 0.50% per annum until such time as the ISG Labor Agreement is so ratified. The Company shall obtain written notification from the USWA confirming such ratification.

                  (b) The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as a Base Rate Loan only), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by the Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, until the primary syndication of the Loans and Revolving Commitments has been completed, as determined by Syndication Agent, (i) the Revolving Loans initially shall be made and maintained as Base Rate Loans until the date that is forty-five (45) days following the Closing Date or such earlier date as is agreed to by the Agents and (ii) the Term Loans shall be maintained as either (1) Eurodollar Rate Loans having an Interest Period of no longer than one month or (2) Base Rate Loans. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

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

                  (c) In connection with Eurodollar Rate Loans there shall be no more than twelve (12) Interest Periods outstanding at any time. In the event the Company fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event the Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Company and each Lender.

                  (d) Interest payable pursuant to Section 2.8(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  (e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears on and to but excluding (i) each Interest Payment Date applicable to that Loan; (ii) any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and
(iii) at maturity, including final maturity; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

                  (f) The Borrowers agree to pay to the Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by the Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrowers at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable date each LC Disbursement is to be reimbursed as provided in Section 2.4(e), the rate of interest otherwise payable hereunder with respect to loans made under the Revolving Loans that are Base Rate Loans, and (ii)

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

thereafter, a rate that is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

                  (g) Interest payable pursuant to Section 2.8(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.8(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender that has paid all amounts payable by it under Section 2.4(e) with respect to such honored drawing such Lender's Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which the Issuing Bank was so reimbursed by the Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrowers.

         2.9.     CONVERSION/CONTINUATION.

                  (a) Subject to Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing, the Company shall have the option:

                           (i) to convert at any time all or any part of any Term Loans or Revolving Loans equal to an aggregate amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, Eurodollar Rate Loans may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loans unless the Borrowers shall pay all amounts due under Section 2.18 in connection with any such conversion; or

                           (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loans, to continue all or any portion of such Loans equal to an aggregate amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

                  (b) The Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 2:00 p.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to Base Rate Loans) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, Eurodollar Rate Loans). Except as otherwise provided

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

herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrowers shall be bound to effect a conversion or continuation in accordance therewith.

         2.10. DEFAULT INTEREST. Upon the occurrence and during the continuance of an Event of Default, at the election of the Requisite Lenders and upon notice by the Administrative Agent to the Company, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2.0% per annum in excess of the higher of
(i) the Base Rate plus the Applicable Margin and (ii) the rate (including the Applicable Margin), if any, otherwise applicable to such Loans or other amounts; provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate that is 2.0% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

         2.11.    FEES

                  (a) The Borrowers agree to pay to Lenders having Revolving Exposure commitment fees in an aggregate amount equal to (1) the average of the daily difference between (a) the Revolving Commitments, and (b) the sum of (x) the aggregate principal amount of the Revolving Loans (but not any outstanding Swing Line Loans) plus (y) the L/C Exposure, times (2) the Applicable Revolving Commitment Fee Percentage. All fees referred to in this Section 2.11(a) shall be payable quarterly in arrears to the Lenders under the Revolving Loans and paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

                  (b) The Borrowers agree to pay in the aggregate (i) to the Administrative Agent for the account of each Lender of Revolving Loans a participation fee ("LC PARTICIPATION FEE") with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Rate Loans that are Revolving Loans pursuant to Section 2.8 on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Closing Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee ("FRONTING FEE"), which shall accrue at the rate of 0.25% per annum, or such other amount as may be agreed

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

to between the Company and the Issuing Bank, on the average daily amount of the LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure attributable to Letters of Credit issued by such Issuing Bank, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by it or processing of drawings thereunder. LC Participation Fees and Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand by it. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) In addition to any of the foregoing fees, the Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

         2.12.    SCHEDULED PAYMENTS/COMMITMENT REDUCTIONS.

                  (a) Scheduled Installments. The principal amounts of the Tranche B Term Loans shall be repaid in consecutive quarterly installments (each, an "INSTALLMENT") in the aggregate amounts set forth below on the last day of each Fiscal Quarter (each, an "INSTALLMENT DATE"), commencing September 30, 2003:

                                  TRANCHE B
  FISCAL QUARTER            TERM LOAN INSTALLMENTS
--------------------------------------------------
September 30, 2003               $1,000,000
--------------------------------------------------
December 31, 2003                $1,000,000
--------------------------------------------------
March 31, 2004                   $1,000,000
--------------------------------------------------
June 30, 2004                    $1,000,000
--------------------------------------------------
September 30, 2004               $1,000,000
--------------------------------------------------
December 31, 2004                $1,000,000
--------------------------------------------------
March 31, 2005                   $1,000,000
--------------------------------------------------

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

                                  TRANCHE B
  FISCAL QUARTER            TERM LOAN INSTALLMENTS
--------------------------------------------------
June 30, 2005                    $1,000,000
--------------------------------------------------
September 30, 2005               $1,000,000
--------------------------------------------------
December 31, 2005                $1,000,000
--------------------------------------------------
March 31, 2006                   $1,000,000
--------------------------------------------------
June 30, 2006                    $1,000,000
--------------------------------------------------
September 30, 2006               $1,000,000
--------------------------------------------------
December 31, 2006                $1,000,000
--------------------------------------------------
March 31, 2007                   $1,000,000
--------------------------------------------------
Tranche B Term Loan              $385,000,000
Maturity Date
--------------------------------------------------

; provided, in the event any New Term Loans are made, such New Term Loans shall be repaid on each Installment Date occurring on or after the applicable Increased Amount Date in an amount equal to (i) the aggregate principal amount of New Term Loans of the applicable Series of New Term Loans, times (ii) the ratio (expressed as a percentage) of (y) the principal amount of all other Term Loans being repaid on such Installment Date and (z) the total aggregate principal amount of all other Term Loans outstanding on such Increased Amount Date.

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with Sections 2.13, 2.14 and 2.15, as applicable; and (y) the Tranche B Term Loans, together with all other amounts then due and payable hereunder with respect thereto, shall, in any event, be paid in full no later than the Tranche B Term Loan Maturity Date.

                  (b) Scheduled Payment of Tranche A Term Loans. The Tranche A Term Loans together with all other amounts then due and payable hereunder with respect thereto, shall, in any event, be paid in full on the Tranche A Term Loan Maturity Date.

         2.13.    VOLUNTARY PREPAYMENTS/COMMITMENT REDUCTIONS.

                  (a) Voluntary Prepayments.

                           (i) Any time and from time to time:

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                                    (1) with respect to Base Rate Loans that are
                  not Swing Line Loans, the Borrowers may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount;

                                    (2) with respect to Eurodollar Rate Loans,
                  the Borrowers may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount; and

                                    (3) with respect to Swing Line Loans, the
                  Borrowers may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000, and in integral multiples of $500,000 in excess of that amount.

                           (ii) All such prepayments shall be made:

                                    (1) upon not less than one Business Day's
                  prior written or telephonic notice in the case of Base Rate Loans;

                                    (2) upon not less than three Business Days'
                  prior written or telephonic notice in the case of Eurodollar Rate Loans; and

                                    (3) upon written or telephonic notice on the
                  date of prepayment, in the case of Swing Line Loans;

in each case given to Administrative Agent or Swing Line Lender, as the case may be, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice for Term Loans or Revolving Loans, as the case may be, by telefacsimile or telephone to each Lender) or Swing Line Lender, as the case may be. Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

                  (b) Voluntary Commitment Reductions.

                           (i) The Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile

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

         or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

                           (ii) The Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in the Company's notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

         2.14.    MANDATORY PREPAYMENTS/COMMITMENT REDUCTIONS.

                  (a) Asset Sales. No later than the first Business Day following the date of receipt by any Credit Party of any Net Asset Sale Proceeds from the sale of assets pursuant to Section 6.9(i) hereof (or as otherwise not permitted pursuant to the terms and provisions of this Agreement), the Borrowers shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, that (i) so long as no Default or Event of Default shall have occurred and be continuing, (ii) the Liquidity Condition is satisfied and (iii) to the extent of the portion of the aggregate Net Asset Sale Proceeds that do not exceed $20,000,000 during any Fiscal Year, the Company shall have the option, directly or through one or more of its Subsidiaries, to invest Net Asset Sale Proceeds within one hundred eighty (180) days of receipt thereof (or enter into a binding commitment within such 180 day period to invest such Net Asset Sale Proceeds) in replacement assets of the same type or category or in long-term productive assets of the general type used in the business of the Company and its Subsidiaries; provided further, that pending any such investment all such Net Asset Sale Proceeds shall be applied to prepay Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments); and provided, further, that the amount of the aggregate Net Asset Sale Proceeds in excess of $20,000,000 during any Fiscal year shall not be available for reinvestment as aforesaid and shall be applied to prepay the Loans as provided in Section 2.15(b).

                  (b) Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by any Credit Party, or Collateral Agent as loss payee, of any Net Insurance/Condemnation Proceeds, the Borrowers shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, that (i) so long as no Default or Event of Default shall have occurred and be continuing, (ii) the Liquidity Condition is satisfied and (iii) to the extent that aggregate Net Insurance/Condemnation Proceeds do not exceed $20,000,000 during any Fiscal Year, the Company shall have the option, directly or through one or more of its Subsidiaries to invest such Net Insurance/Condemnation Proceeds within one hundred eighty (180) days of receipt thereof (or enter into a binding

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

commitment within such 180 day period to invest such Net Insurance/Condemnation Proceeds) in replacement assets of the same type or category or in long term productive assets of the general type used in the business of the Company and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided further, that pending any such investment all such Net Insurance/Condemnation Proceeds, as the case may be, shall be applied to prepay amounts outstanding under the Revolving Loans to the extent outstanding (without a reduction in Revolving Commitments); and provided, further, that the amount of the aggregate Net Insurance/Condemnation Proceeds in excess of $20,000,000 during any Fiscal Year shall not be available for reinvestment as aforesaid and shall be applied to prepay the Loans as provided in Section 2.15(b).

                  (c) Issuance of Equity Securities. No later than the first Business Day following the date of receipt by the Company of any Cash proceeds from any Equity Issuance (other than (i) pursuant to any employee stock or stock option compensation plan and (ii) the issuance of the Class B Common Equity on the Closing Date), the Borrowers shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to 100% of the Net Equity Issuance Proceeds, provided, that on and after the date the Tranche A Term Loans are paid in full, the Borrowers shall only be required to make the prepayments otherwise required hereby in an amount equal to 50% of such Net Equity Issuance Proceeds.

                  (d) Issuance of Debt. No later than the first Business Day following the date of receipt by the Company or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of the Company or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1 (except for Indebtedness incurred pursuant to Section 6.1(i) and any CCC Debt incurred after the CCC Acquisition Date pursuant to Section 6.1(n)), the Borrowers shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses (the "NET DEBT PROCEEDS"); provided, that in the case of any CCC Debt incurred after the CCC Acquisition Date pursuant to Section 6.1(n), the Borrowers shall prepay the Loans in an aggregate amount equal to 100% of such Net Debt Proceeds received by Columbus Coatings that are in excess of the principal amount of the CCC Debt outstanding on the CCC Acquisition Date, plus accrued and unpaid interest, fees and other amounts payable in connection with the CCC Debt being refinanced, excluding any principal payments made with respect to the CCC Debt on the CCC Acquisition Date.

                  (e) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 2003), the Borrowers shall, no later than fifteen (15) days after the date of delivery of the financial statements for such Fiscal Year delivered pursuant to Section 5.1(c), prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow; provided, that after the earlier of (i) the first anniversary of the Closing Date and (ii) the

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

date on which the Tranche A Term Loans are paid in full, the Company shall only be required to make the prepayments otherwise required hereby in an amount equal to 50% of such Consolidated Excess Cash Flow.

                  (f) Excess Cash. In the event that the aggregate amount of Cash and Cash Equivalents on-hand at the Company and its Subsidiaries exceeds $50,000,000 at any time (excluding any Restricted Cash), then within one (1) Business Day thereafter, the Borrowers shall prepay the Revolving Loans (without a reduction in Revolving Commitments) in an amount equal to such excess.

                  (g) Revolving Loans and Swing Loans. The Borrowers shall from time to time prepay first, the Swing Line Loans, and second, the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

                  (h) Borrowing Base. The Borrowers shall from time to time prepay first, the Swing Line Loans, and second, the amounts outstanding under the Revolving Loans to the extent necessary so that the sum of the Term Loans outstanding plus, the Total Utilization of Revolving Commitments shall not exceed at any time the Borrowing Availability then in effect.

                  (i) Prepayment Certificate. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Commitments pursuant to Sections 2.14(a) through 2.14(e), the Company shall deliver to Administrative Agent a certificate of a Financial Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that the Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, the Borrowers shall promptly make an additional prepayment of the Loans in an amount equal to such excess, and the Company shall concurrently therewith deliver to Administrative Agent a certificate of a Financial Officer demonstrating the derivation of such excess.

         2.15.    APPLICATION OF PREPAYMENTS/REDUCTIONS.

                  (a) Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by the Company in the applicable notice of prepayment; provided, in the event the Company fails to specify the Class of Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

                           first, to repay amounts outstanding under the Tranche A Term Loan to the full extent thereof;

                           second, to repay the next scheduled Installment;

                           third, to prepay all other scheduled Installments on a pro rata basis; and

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

                           fourth, to prepay outstanding amounts under the Revolving Loans (without a reduction in Revolving Commitments).

                  (b) Application of Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Sections 2.14(a) through 2.14(e) shall be applied as follows:

                           first, to repay amounts outstanding under the Tranche A Term Loans to the full extent thereof;

                           second, to repay the next scheduled Installment; and

                           third, to prepay all other scheduled Installments on a pro rata basis; and

                           fourth, to prepay outstanding amounts under the Revolving Loans (without a reduction in Revolving Commitments).

                           Notwithstanding anything in this Section 2.15(b) to
the contrary, in the event on the date that any amount required to paid pursuant to Sections 2.14(a) through 2.14(e), (i) if the Overadvance Amount has not been reduced to zero and/or terminated and the Overadvance Liquidity Condition is not satisfied or (ii) if the Overadvance Amount has been reduced to zero and/or terminated and the Liquidity Condition is not satisfied, then all such prepayments shall be applied first, to outstanding principal amounts under the Revolving Loans (without a reduction in Revolving Commitments) and thereafter, shall be applied as set forth above.

                  (c) Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 2.18(c).

         2.16.    GENERAL PROVISIONS REGARDING PAYMENTS.

                  (a) All payments by the Borrowers of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition except as provided for herein, and delivered to Administrative Agent not later than 3:00 p.m. (New York City time) in the case of Swing Line Loans and 1:00 p.m. (New York City time) in the case of all other Loans on the date due at the Administrative Agent's Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrowers on the next succeeding Business Day.

                  (b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of the Revolving Loans) shall include payment of accrued interest on the

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

principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

                  (c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

                  (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (e) Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

                  (f) The Company hereby authorizes Administrative Agent to charge the Borrowers' accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (g) Administrative Agent shall deem any payment by or on behalf of the Borrowers hereunder that is not made in same day funds prior to 3:00 p.m. (New York City time) in the case of Swing Line Loans and 1:00 p.m. (New York City time) in the case of all other Loans to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to the Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to this Agreement (including, if applicable, Section 2.10) from the date such amount was due and payable until the date such amount is paid in full.

                  (h) If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all

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

payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 7.2 of the Pledge and Security Agreement.

         2.17. RATABLE SHARING. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Company, the Borrowers or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may, in accordance with Section 10.4, exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

         2.18.    MAKING OR MAINTAINING EURODOLLAR RATE LOANS.

                  (a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies the Company and

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

Lenders that the circumstances giving rise to such notice no longer exist, and
(ii) any Funding Notice or Conversion/Continuation Notice given by the Company with respect to the Loans in respect of which such determination was made shall be deemed to be a request for a Base Rate Loan.

                  (b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans
(i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof that materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Company shall have the option, subject to the provisions of Section 2.18(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.18(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

                  (c) Compensation for Breakage or Non-Commencement of Interest Periods. The Borrowers shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and

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

liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) that such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Company.

                  (d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender (provided that the booking of such Loans does not result in an increase in amounts payable pursuant to Section 2.20).

                  (e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under
Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under
Section 2.19.

         2.19.    INCREASED COSTS; CAPITAL ADEQUACY.

                  (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.19(b) and Section 2.20 (each of which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, or compliance by such Lender with any guideline, request or directive issued or made by any central bank or other governmental or quasi-Governmental Authority (whether or not having the force of law), in each case that becomes effective or, if later, is announced after the

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

Closing Date (and, in the case of a Lender acquiring its interest in any Loan or Commitment in an Assignment Agreement, after the date of such Assignment Agreement): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder, except to the extent that any such increased cost or reduction in amounts results from the gross negligence or willful misconduct of any Agent or Lender. Such Lender shall deliver to the Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this
Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  (b) Capital Adequacy Adjustment. In the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Revolving Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance

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(taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Company from such Lender of the statement referred to in the next sentence, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction, except to the extent that any such reduction results from the gross negligence or willful misconduct of any Agent or Lender. Such Lender shall deliver to the Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         2.20.    TAXES; WITHHOLDING, ETC.

                  (a) Payments to Be Free and Clear. Except as otherwise provided in this Section 2.20, all sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by any jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which such jurisdiction is a member at the time of payment.

                  (b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender (which term shall include Issuing Bank for purposes of this Section 2.20(b)) under any of the Credit Documents: (i) the Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as the Company becomes aware of it; (ii) the Borrowers shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty
(30) days after the due date of payment, deduction or withholding of or in respect of any Tax which it is required by clause (ii) above to pay, the Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above (x) on account of any Tax on the overall net income of any Lender or (y) except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment

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Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a "United States person" (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "NON-US LENDER") shall deliver to Administrative Agent for transmission to the Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.20(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time, change in circumstances or change in law renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to the Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of the appropriate Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and the Company of its inability to deliver any such forms, certificates or other evidence. No Credit Party shall be required to pay any additional amount to any Non-US Lender under
Section 2.20(b)(iii) if such Lender shall have failed to deliver the forms, certificates or other evidence referred to in the sentence preceding; provided, if such Lender shall have satisfied the

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requirements of the first sentence of this Section 2.20(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this Section 2.20(c) shall relieve any Credit Party of its obligation to pay any additional amounts pursuant to Section 2.20(b)(iii) to the extent that such obligation results from a change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof applicable to the Lender such that the Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

         2.21. OBLIGATION TO MITIGATE. Each Lender (which term shall include Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced or eliminated and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.21 unless the Borrowers agree to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (a) above. A certificate as to the amount of any such expenses payable by the Borrowers pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

         2.22. DEFAULTING LENDERS. Anything contained herein to the contrary notwithstanding, in the event that any Lender, at the direction or request of any regulatory agency or authority, defaults (a "DEFAULTING LENDER") in its obligation to fund (a "FUNDING DEFAULT") any Revolving Loan or its portion of any unreimbursed payment under Section 2.3(b)(iv) or 2.4(e) (in each case, a "DEFAULTED LOAN"), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if the Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if

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such Defaulting Lender had no Revolving Loans outstanding and the Revolving
Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if the Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that the Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender's Revolving Commitment and Revolving Loans and such Defaulting Lender's Pro Rata Share of the L/C Exposure shall be excluded for purposes of calculating the Revolving Commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fee pursuant to Section 2.11 with respect to such Defaulting Lender's Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.22, performance by the Company and the Borrowers of their respective obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.22. The rights and remedies against a Defaulting Lender under this Section 2.22 are in addition to other rights and remedies that the Company or the Borrowers may have against such Defaulting Lender with respect to any Funding Default and that Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

         2.23. REMOVAL OR REPLACEMENT OF A LENDER. Anything contained herein to the contrary notwithstanding, in the event that: (a) any Lender (an "INCREASED-COST LENDER") shall give notice to the Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
Section 2.18, 2.19 or 2.20, the circumstances that have caused such Lender to be an Affected Lender or that entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five Business Days after the Company's request for such withdrawal; or (b) any Lender shall become a Defaulting Lender, the Default Period for such Defaulting Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after the Company's request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER"), the Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause

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such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees that are not Terminated Lenders (each a "REPLACEMENT LENDER") in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, that unless the Terminated Lender agrees otherwise, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, the Borrowers shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18(c), 2.19 or 2.20 or otherwise as if it were a prepayment; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, the Company may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, the Company shall have caused each outstanding Letter of Credit issued thereby to be cash collateralized or cancelled and, where applicable, replaced with new Letters of Credit. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Commitments, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

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         2.24.    JOINT AND SEVERAL LIABILITY.

                  (a) Joint and Several Liability. All Obligations of the Borrowers under this Agreement and the other Credit Documents shall be joint and several Obligations of each Borrower. Anything contained in this Agreement and the other Credit Documents to the contrary notwithstanding, the Obligations of each Borrower hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code, 11 U.S.C. Section 548, or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws
(specifically excluding, however, any liabilities of such Borrower in respect of intercompany Indebtedness to any other Credit Party or Affiliates of any other Credit Party to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Credit Party hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Borrower pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Borrower and other Affiliates of any Credit Party of Obligations arising under Guaranties by such parties.

                  (b) Subrogation. Until the Obligations shall have been paid in full in Cash, each Borrower shall withhold exercise of any right of subrogation, contribution or any other right to enforce any remedy which it now has or may hereafter have against any other Borrower or any other guarantor of the Obligations. Each Borrower further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Borrower may have against any other Borrower, any collateral or security or any such other guarantor, shall be junior and subordinate to any rights Collateral Agent may have against any such other Borrower, any such collateral or security, and any such other guarantor. The Borrowers under this Agreement and the other Credit Documents together desire to allocate among themselves, in a fair and equitable manner, their Obligations arising under this Agreement and the other Credit Documents. Accordingly, in the event any payment or distribution is made on any date by any Borrower under this Agreement and the other Credit Documents (a "FUNDING BORROWER") that exceeds its Obligation Fair Share (as defined below) as of such date, that Funding Borrower shall be entitled to a contribution from each of the other Borrowers in the amount of such other Borrowers' Obligation Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Borrowers' Obligation Aggregate Payments (as defined below) to equal its Obligation Fair Share as of such date. "OBLIGATION FAIR SHARE" means, with respect to a Borrower as of any date of determination, an amount equal to (i) the ratio of (X) the Obligation Fair Share Contribution Amount (as defined below) with respect to such Borrower to (Y) the aggregate of the Obligation Share Contribution Amounts with respect to all the Borrowers, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Borrowers under this Agreement and the other Credit Documents in respect of the

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Obligations guarantied. "OBLIGATION FAIR SHARE SHORTFALL" means, with respect to a Borrower as of any date of determination, the excess, if any, of the Obligation Fair Share of such Borrower over the Obligation Aggregate Payments of such Borrower. "OBLIGATION FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Borrower as of any date of determination, the maximum aggregate amount of the Obligations of such Borrower under this Agreement and the other Credit Documents that would not render its Obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title
11 of the United States Code or any comparable applicable provisions of state law; provided that, solely for purposes of calculating the "Obligation Fair
Share Contribution Amount" with respect to any Borrower for purposes of this
Section 2.24, any assets or liabilities of such Credit Party arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or Obligations of contribution hereunder shall not be considered as assets or liabilities of such Borrower. "OBLIGATION AGGREGATE PAYMENTS" means, with respect to a Borrower as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Borrower in respect of this Agreement and the other Credit
Documents (including in respect of this Section 2.24 minus (ii) the aggregate amount of all payments received on or before such date by such Borrower from the other Borrowers as contributions under this Section 2.24. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Borrower. The allocation among the Borrowers of their Obligations as set forth in this Section
2.24 shall not be construed in any way to limit the liability of any Borrower hereunder or under any Credit Document.

         2.25. INCREMENTAL FACILITIES. (a) New Term Loans. So long as the Overadvance Amount has been reduced to zero and/or terminated, the Company may by written notice to the Agents elect to request the establishment of one or more new term loan commitments (the "NEW TERM LOAN COMMITMENTS"), by an amount not in excess of $150,000,000 in the aggregate and not less than $50,000,000 individually (or such lesser amount which shall be approved by Administrative Agent or such lesser amount that shall constitute the difference between $150,000,000 and all such New Term Loan Commitments obtained prior to such date), and integral multiples of $25,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, an "INCREASED AMOUNT DATE") on which Company proposes that the New Term Loan Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Agents and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a "NEW TERM LOAN LENDER", as applicable) to whom Company proposes any portion of such New Term Loan Commitments be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the New Term Loan Commitments may elect or decline, in its sole discretion, to provide a New Term Loan Commitment. Such New Term Loan Commitments shall become effective, as of such Increased Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Term Loan Commitments, as applicable; (2) both before and after giving effect to the making of any Series

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of New Term Loans, each of the conditions set forth in Section 3.2 shall be satisfied; (3) Company and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 6.8 as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(b) or (c), after giving effect to such New Term Loan Commitments; (4) the New Term Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by Company, and Administrative Agent, and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 2.20(c); (5) Company shall make any payments required pursuant to Section 2.18(c) in connection with the New Term Loan Commitments, as applicable; and (6) Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such transaction. Any New Term Loans made on an Increased Amount Date shall be designated, a separate series (a "SERIES") of New Term Loans for all purposes of this Agreement.

         On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of any Series shall make a Loan to such Borrowers as the Company shall designate (a "NEW TERM LOAN") in an amount equal to its New Term Loan Commitment of such Series, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

         The Administrative Agent shall notify the Lenders promptly upon receipt of Company's notice of each Increased Amount Date and in respect thereof the Series of New Term Loan Commitments and the New Term Loan Lenders of such Series, in each case subject to the assignments contemplated by this Section.

         The terms and provisions of the New Term Loans, New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the Tranche B Term Loans. In any event (i) the weighted average life to maturity of all New Term Loans of any Series shall be no shorter than the weighted average life to maturity of the Revolving Loans, the Tranche A Term Loans and the Tranche B Terms Loans, (ii) the applicable New Term Loan Maturity Date of each Series shall be no earlier than six (6) months after the Tranche B Term Loan Maturity Date, (iii) the rate of interest applicable to the New Term Loans of each Series shall be determined by Company and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement; provided, however, that in the event that (x) the Aggregate Average Yield on any Series of New Term Loans for the period from the date thereof (as to such Series, the "SERIES ISSUANCE DATE") to the scheduled maturity date thereof (giving effect in such calculation to all Computation Factors) exceeds
(y) the Aggregate Average Yield on the Tranche B Term Loans for the period from the Series Issuance Date for such Series of New Term Loans to the scheduled maturity date of the Tranche B Term Loans (giving effect in such calculation to all Computation Factors) by more than 0.25% per annum, then the Borrowers shall, at their option, increase the interest rate on the Tranche B Term Loans to such level, and/or

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pay to the holders of the Tranche B Term Loans a yield maintenance fee (a "YIELD
MAINTENANCE FEE") in such amounts, as will result in the Aggregate Average Yield on the Tranche B Term Loans for the period from the relevant Series Issuance
Date to the scheduled maturity date of the Tranche B Term Loans (giving effect in such calculation to the Computation Factors) equaling the Aggregate Average Yield on such Series of New Term Loans for the period from the Series Issuance Date therefor to the scheduled maturity date thereof (giving effect in such calculation to the Computation Factors) less 0.25% per annum. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Agents to effect the provision of this
Section 2.25.

           (b) New Revolving Loans. The Company may, at any time and from time to time after the Liquidity Event, by written notice to the Administrative Agent, elect to request, prior to the Revolving Commitment Termination Date, an increase in the aggregate amount of the existing Revolving Commitments (any such increase, the "NEW REVOLVING LOAN COMMITMENTS"). Each such notice shall specify
(A) the date (each, an "INCREASED REVOLVING LOAN AMOUNT DATE") on which the Company proposes that the New Revolving Loan Commitments shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, a "NEW REVOLVING LOAN LENDER", as applicable) to whom the Company proposes any portion of such New Revolving Loan Commitments, as applicable, be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a portion of the New Revolving Loan Commitments may elect or decline, in its sole discretion, to provide a New Revolving Loan Commitment. Such New Revolving Loan Commitments shall become effective as of such Increased Revolving Loan Amount Date; provided that (1) no Default or Event of Default shall exist on such Increased Revolving Loan Amount Date before or after giving effect to such New Revolving Loan Commitments; (2) the New Revolving Loan Commitments shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Company, the Borrowers, the New Revolving Loan Lenders and the Administrative Agent and each of which shall be recorded in the Register and shall be subject to the requirements set forth in Section 2.20(c); (3) the Borrowers shall, if applicable, make any payments required pursuant to Section 2.18(c) in connection with the New Revolving Loan Commitments; and (4) the Company shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

         Effective upon any Increased Revolving Loan Amount Date, (a) each New Revolving Loan Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (a "NEW REVOLVING LOAN") shall be deemed, for all purposes, a Revolving Loan, and (b) each New Revolving Loan Lender shall become a Lender with respect to the New Revolving Loan Commitment and all matters relating thereto. In addition, any Revolving Loans made on or after the any Increased Revolving Loan Amount Date shall be made pro rata based on the Revolving Commitments in effect on and after such Increased Revolving Loan Amount

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Date (which shall reflect the New Revolving Loan Commitments), and continuations of Eurodollar Rate Loans outstanding on such Increased Revolving Loan Amount
Date shall be effected by repayment of such Eurodollar Rate Loans on the last day of the Interest Period applicable thereto and the making of new Eurodollar Rate Loans pro rata based on the Revolving Commitments in effect on and after such Increased Revolving Loan Amount Date (which shall reflect the New Revolving Loan Commitments). In the event that on any Increased Revolving Loan Amount Date there are a sufficient amount of unpaid Base Rate Loans, then the Borrowers shall make prepayments thereof and new borrowings of Base Rate Loans so that, after giving effect thereto, the Base Rate Loans outstanding on such Increased Revolving Loan Amount Date are held pro rata based on the Revolving Commitments in effect on such Increased Revolving Loan Amount Date. In the event that on any such Increased Revolving Loan Amount Date there are any Eurodollar Rate Loans outstanding, such Eurodollar Rate Loans shall remain outstanding with respect to the holders thereof until the expiration of their respective Interest Periods (unless the Borrowers elect to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Eurodollar Rate Loans will be paid thereon to the respective Lenders holding such Eurodollar Rate Loans pro rata based on the respective principal amounts thereof outstanding.

         The Administrative Agent shall notify the Lenders promptly upon receipt of the Company's notice of each Increased Revolving Loan Amount Date and in respect thereof (y) the New Revolving Loan Commitments and the New Revolving Loan Lenders, and (z) in the case of each notice to any Lender of Revolving Loans, the respective interests in such Lender's Revolving Loans, in each case subject to the assignments contemplated by this Section. The terms, provisions and interest rate of the New Revolving Loans shall be identical to the Revolving Loans.

SECTION 3.        CONDITIONS PRECEDENT

         3.1. CLOSING DATE. The obligation of any Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

                  (a) Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Documents originally executed and delivered by each applicable Credit Party for each Lender.

                  (b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) copies of the Organizational Documents of each Credit Party (and ISG Real Estate Inc.), as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or within 30 days prior thereto; (ii) signature and incumbency certificates of the officers of each Credit Party (and ISG Real Estate Inc.) executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party (and ISG Real Estate Inc.) approving and

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authorizing the execution, delivery and performance of this Agreement, the other
Credit Documents and the Related Agreements to which it is a party as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's (and ISG Real Estate Inc.'s) jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date.

                  (c) Organizational and Capital Structure. The organizational structure and capital structure of the Company and its Subsidiaries, both before and after giving effect to the Acquisition, shall be as set forth on Schedule 4.2.

                  (d) Capitalization of the Company and its Subsidiaries. On or before the Closing Date, all conditions to the consummation of the issuance of the Class B Common Equity shall have been satisfied or the fulfillment of any such conditions shall have been amended, supplemented, waived or otherwise modified with the prior written consent of each of the Agents, if such amendment, supplement, waiver or other modification would be determined by the Agents in their reasonable discretion to have a Closing Date Material Adverse Effect and the issuance of the Class B Common Equity shall have become effective and the Company and its Subsidiaries shall have received the proceeds of the Class B Common Equity.

                  (e) Consummation of the Acquisition. The Agents shall have received evidence satisfactory to them that, immediately following the application of the proceeds of the Term Loans, (1) all conditions to the consummation of the Acquisition set forth in the Acquisition Agreement that are required to be satisfied on the Closing Date shall have been satisfied or the fulfillment of any such conditions shall have been amended, supplemented, waived or otherwise modified with the prior written consent of each of the Agents, if such amendment, supplement, waiver or other modification would be determined by the Agents in their reasonable discretion to have a Closing Date Material Adverse Effect, (2) the Acquisition shall have become effective in accordance with the terms of the Acquisition Agreement, and (3) the aggregate cash consideration paid to Sellers in connection with the Acquisition shall not exceed $798,600,000 plus the Deferred Consideration, subject to adjustment in accordance with the Acquisition Agreement.

                  (f) Non-Continuing Indebtedness. On the Closing Date, the Company and its Subsidiaries shall have (i) repaid in full all Non-Continuing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to the Agents all documents or instruments necessary to release all Liens securing Non-Continuing Indebtedness or other obligations of the Company and its Subsidiaries thereunder being repaid on the Closing Date, and (iv) made arrangements satisfactory to the Agents with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of the Company and its Subsidiaries with respect thereto.

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                  (g) Transaction Costs. On or prior to the Closing Date, the
Company shall have delivered to Administrative Agent the Company's reasonable best estimate of the Transaction Costs (other than fees payable to any Agent) and, the Company shall have paid in full all Transaction Costs for which the Company has received an invoice at least two (2) Business Days prior to the Closing Date.

                  (h) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons including, without limitation, Bankruptcy Court approval (but specifically excluding the consents and/or approvals where the failure to obtain such consents or approvals would not have a Closing Date Material Adverse Effect in connection with the confirmation, consummation, implementation of the Acquisition and the transactions contemplated thereby), in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and the Related Agreements and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Agents. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the Related Agreements or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

                  (i) Real Estate Assets. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in each Real Estate Asset listed in Schedule 3.1(i) (each, a "CLOSING DATE MORTGAGED PROPERTY"), Collateral Agent shall have received from the Company and each applicable Guarantor:

                           (i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Closing Date Mortgaged Property;

                           (ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

                           (iii) in the case of each Leasehold Property that is a Closing Date Mortgaged Property, (1) a Landlord Consent and Estoppel and (2) evidence that such Leasehold Property is a Recorded Leasehold Interest;

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                           (iv) (a) ALTA mortgagee title insurance policies or
         unconditional commitments effective as of the Closing Date issued by one or more title companies reasonably satisfactory to each of the Agents with respect to each Closing Date Mortgaged Property (each, a "TITLE POLICY"), in amounts not less than the fair market value of each Closing Date Mortgaged Property as reasonably determined by the Borrowers, together with title commitments, dated not more than ninety
         (90) days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to each of the Agents, but subject to standard survey exceptions to the extent surveys that are sufficient to delete such exceptions have not been obtained and (b) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Closing Date Mortgaged Property in the appropriate real estate records;

                           (v) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent;

                           (vi) boundary (or, if available, ALTA) surveys of all Closing Date Mortgaged Properties which are not Leasehold Properties, certified to Collateral Agent and dated not more than thirty (30) days prior to the Closing Date; and

                           (vii) appraisals in form, scope and substance satisfactory to each of the Agents and satisfying the requirements of any applicable laws and regulations concerning the Closing Date Mortgaged Property; or in lieu thereof, another method of property valuation (for title insurance purposes) reasonably acceptable to the Collateral Agent. The Company shall be responsible for reasonable fees and out-of-pocket expenses with respect to the foregoing.

                  (j) Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, Collateral Agent shall have received:

                           (i) evidence satisfactory to each of the Agents of the compliance by each Credit Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to execute and deliver or authorize the filing of UCC financing statements, originals of securities,

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         instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein).

                           (ii) A completed Collateral Questionnaire dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby, together with receipt by Administrative Agent of (A) the results of a recent search, by a Person satisfactory to Collateral Agent, of all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Credit Party in the jurisdictions specified in the Collateral Questionnaire, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens);

                           (iii) opinion of Jones Day, in form and substance reasonably satisfactory to each of the Agents, with respect to the creation and perfection (but not priority) of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as Collateral Agent may reasonably request; and

                           (iv) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument (including, without limitation, (i) a Landlord Personal Property Collateral Access Agreement executed by the landlord of any Leasehold Property and by the applicable Credit Party and (ii) any intercompany notes evidencing Indebtedness permitted to be incurred pursuant to Section 6.1(b)) and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by Collateral Agent.

                  (k) Environmental Reports. Lenders shall have received reports and other information, in form, scope and substance satisfactory to each of the Agents, regarding environmental matters relating to the Facilities (it being understood and agreed that all environmental reports described on Schedule 3.1(k) hereto have been provided to the Agents and such reports are satisfactory to the Agents). The Company is responsible for reasonable fees and out-of-pocket expenses with respect to the foregoing.

                  (l) Financial Statements; Projections. Lenders shall have received (i) the Historical Financial Statements of the Company and its Subsidiaries, (ii) the Projections, and (iii) unaudited financial statements for each full month for the period commencing December 31, 2002 and ending immediately prior to the Closing Date for (A) the Company and its Subsidiaries and (B) BSC and its Subsidiaries in respect of the assets to be acquired in connection with the Acquisition, all of the foregoing to be in form and substance reasonably acceptable to each of the

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Agents (it being understood and agreed that the financial information set forth on Schedule 3.1(l) hereto has been provided to the Agents and is satisfactory). Since the date of the most recent audited financial statements of the Company and its Subsidiaries furnished by the Company to the Lenders and each of the Agents, there shall not have been any change in the Capital Stock or long-term Indebtedness of the Company and its Subsidiaries or any adverse change, in or affecting the general affairs, management, financial position or stockholders' equity of the Company, the Acquired Business and their respective Subsidiaries that would be determined by any of the Agents in their reasonable discretion to have a Closing Date Material Adverse Effect.

                  (m) Evidence of Insurance. The Agents shall have received a certificate from the Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect and that Collateral Agent, for the benefit of Lenders has been named as additional insured and loss payee thereunder to the extent required under Section 5.5.

                  (n) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Jones Day, counsel for Credit Parties, in the form of Exhibit D and as to such other matters as Agents may reasonably request, dated as of the Closing Date and otherwise in form and substance reasonably satisfactory to the Agents (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

                  (o) Opinions of Counsel to Syndication Agent, Administrative Agent and Collateral Agent. Lenders shall have received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Syndication Agent, Administrative Agent and Collateral Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to Syndication Agent, Administrative Agent and Collateral Agent.

                  (p) Fees. The Borrowers shall have paid to Syndication Agent, Administrative Agent, Collateral Agent and Documentation Agents, the fees payable on the Closing Date referred to in Section 2.11(c).

                  (q) Solvency Certificate. On the Closing Date, the Agents shall have received a Solvency Certificate from the Company dated the Closing Date and addressed to each of the Agents and Lenders, and in form, scope and substance satisfactory to each of the Agents, with appropriate attachments and demonstrating that after giving effect to (i) the borrowing of the Loans on the Closing Date and (ii) the consummation of the Acquisition and the related transactions contemplated by the Related Agreements, the Company and its Subsidiaries are and will be Solvent.

                  (r) Closing Date Certificate. The Company shall have delivered to the Agents an originally executed Closing Date Certificate, together with all attachments thereto.

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                  (s) Closing Date. Lenders shall have made the Term Loans to the Borrowers on or before May 29, 2003.

                  (t) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of the Agents, singly or in the aggregate, materially impairs the execution of the Credit Documents or that would reasonably be expected to have a Closing Date Material Adverse Effect.

                  (u) Modification of Collective Bargaining Agreement. USWA, BSC and the Company will have reached agreement or shall have made arrangements in form and substance satisfactory to each of the Agents to provide for, prior to the Closing Date, (i) implementation of the Transition Assistance Program and
(ii) early implementation of the terms and conditions of the ISG Labor Agreement pursuant to the Modified Labor Agreement at the BSC facilities acquired by ISG Acquisition Inc.

                  (v) Sale Order. The Bankruptcy Court shall have entered the Sale Order, which shall be reasonably satisfactory to each of the Agents. The Sale Order shall be in full force and effect, shall not have been stayed, reversed, vacated or otherwise modified unless such stay, reversal, vacation or other modification is reasonably satisfactory to each of the Agents. There shall be no appeal or petition for rehearing or certiorari, which the Agents deem material, pending in respect of the Sale Order or motion to revoke the Sale Order; and, unless otherwise agreed to by the Agents, the time to appeal and file any appeal or petition for rehearing or certiorari shall have lapsed.

                  (w) Borrowing Base Certificate; Liquidity. The Collateral Agent shall have received a Borrowing Base Certificate (calculated as of March 31, 2003 with respect to the BSC Borrowers and as of March 29, 2003 with respect to the ISG Borrowers) with customary supporting documentation and supplemental reporting to be agreed upon between the Collateral Agent and the Company. In addition, following the initial borrowing of Loans and issuance of Letters of Credit (if any) on the Closing Date, on the basis that all of the Company's and its Subsidiaries' accounts payable and liabilities are then current (as due) the sum of (i) the Borrowing Availability immediately in effect, plus (ii) the aggregate amount of the Cash and Cash Equivalents on-hand (less any Cash or Cash Equivalents allocated for expenditures in connection with the Acquisition or Restricted Cash) of the Company and its Subsidiaries on the Closing Date, less
(iii) Term Loans outstanding plus the Total Utilization of Revolving Commitments, shall be not less than $300,000,000.

                  (x) Officer's Certificate From the Sellers. The Administrative Agent shall have received an officer's certificate from the Chief Financial Officer of BSC stating that BSC has complied with the notice and publication procedures approved by the Bankruptcy Court in its Order Fixing Final Date for Filing Certain Proof of Claims, Approving Proposed Proof of Claim Form and Notice of Bar Date, and Approving Notice and Publication Procedures.

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                  (y) Coal Act Liability. The Agents shall be satisfied with the
Company's and its Subsidiaries' actual and prospective Coal Act liability following the consummation of the Acquisition.

                  (z) Closing Date Material Adverse Effect. Since December 31, 2002 no event, circumstance or change has occurred that has caused a Closing Date Material Adverse Effect.

                  (aa) Waiver and Consents. The Collateral Agent shall have received an executed waiver and consent agreement in form and substance satisfactory to the Collateral Agent with respect to the agent pursuant to the Cuyahoga Development Bonds.

                  (bb) Related Agreements. Administrative Agent shall have received an executed copy of each Related Agreement.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Documents and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

         3.2.     CONDITIONS TO EACH CREDIT EXTENSION.

                  (a) Conditions Precedent. The obligation of each Lender to make any Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

                           (i) Administrative Agent shall have received a fully executed and delivered Funding Notice or LC Request, as the case may be;

                           (ii) after making the Credit Extensions requested on such Credit Date (and after giving effect to the application of the proceeds thereof), (A) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect and (B) the total amount of Term Loans outstanding as of such Credit Date plus, the Total Utilization of Revolving Commitments shall not exceed the Borrowing Availability then in effect;

                           (iii) on the date of such Credit Extension and immediately after making the Credit Extensions requested on such Credit Date (and after giving effect to the application of the proceeds thereof), the Borrowing Liquidity Condition shall be satisfied;

                           (iv) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier

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         date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

                           (v) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

                           (vi) on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit; and

                           (vii) after giving effect to such Credit Extension and the application of the proceeds thereof, the aggregate Cash and Cash Equivalents of the Company and its Subsidiaries (other than Restricted Cash) will not exceed $50,000,000.

Any Agent or Requisite Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Requisite Lender such request is warranted under the circumstances.

                  (b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent. In lieu of delivering a Notice, the Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to Administrative Agent on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent nor any Lender shall incur any liability to the Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of the Company or for otherwise acting in good faith.

SECTION 4.        REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender and Issuing Bank that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Acquisition contemplated hereby):

         4.1. ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION. Each of the Company and its Subsidiaries (a) is duly organized or formed, validly existing and in good standing (to the extent such concept exists under applicable law for such entity) or in full force,

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as the case may be, under the laws of its jurisdiction of organization or formation as identified in Schedule 4.1, (b) has all requisite corporate, limited liability company or partnership (or similar authority relating to business entities) power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where the character of its property or the nature of its business activities makes such qualification necessary, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect.

         4.2. CAPITAL STOCK AND OWNERSHIP. The Capital Stock of each of the Company and its Subsidiaries that are corporations has been duly authorized and validly issued and is fully paid and non-assessable. Schedule 4.2 correctly sets forth the ownership interest of the Company and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date both before and after giving effect to the Acquisition and the issuance of the Class B Common Equity.

         4.3. DUE AUTHORIZATION. The execution, delivery and performance of the Credit Documents to which each Credit Party is a party have been duly authorized by all necessary corporate, limited liability company or partnership (or similar action relating to business entities) action on the part of each Credit Party that is a party thereto.

         4.4. NO CONFLICT. The execution, delivery and performance by the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not (a) violate any provision of any law or any governmental rule or regulation applicable to the Company or any of its Subsidiaries, any of the Organizational Documents of the Company or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on the Company or any of its Subsidiaries except to the extent such violation would not be reasonably expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or any of its Subsidiaries except to the extent such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries (other than any Permitted Liens or any Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of the Secured Parties); or (d) which require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of the Company or any of its Subsidiaries, except for those approvals or consents that will have already been obtained and disclosed in writing to Lenders and except for any such other approvals or consents the failure to obtain would not reasonably be expected to have a Material Adverse Effect.

         4.5. GOVERNMENTAL CONSENTS. The execution, delivery and performance by the Credit Parties of the Credit Documents to which they are parties and the consummation by the Credit

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Parties of the transactions contemplated by the Credit Documents do not require any registration with, consent or approval of, or notice to, or other action by or in respect of any Governmental Authority except (i) for those registrations, consents, approvals, notices or other actions that have been made, obtained, given or taken, (ii) customary filings, registrations, notices or similar actions required to be made or given in the ordinary course of business in accordance with law or regulation or pursuant to the covenants of this Agreement, (iii) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date, or (iv) any other non-material registrations, consent, approvals, notices or other actions.

         4.6. BINDING OBLIGATION. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and, upon execution and delivery thereof by such Credit Party, is or will be the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general principles of equity.

         4.7. HISTORICAL FINANCIAL STATEMENTS. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments; provided, however, that with respect to any information that is based on the BSC Financial Statements, such information is limited to the best of the Company's knowledge. As of the Closing Date, neither the Company nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

         4.8. PROJECTIONS. On and as of the Closing Date, the Projections of the Company and its Subsidiaries (determined on a pro forma basis after giving effect to the Acquisition) for the period Fiscal Year ended December 31, 2002 through and including Fiscal Year ended December 31, 2007 (the "PROJECTIONS") are based on good faith estimates and assumptions made by the management of the Company believed to be reasonable at the time such estimates and assumptions were made; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material.

         4.9. NO MATERIAL ADVERSE CHANGE. Since December 31, 2002, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the

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aggregate, (a) on the Closing Date, a Closing Date Material Adverse Effect or
(b) thereafter, a Material Adverse Effect.

         4.10. NO RESTRICTED PAYMENTS. Since December 31, 2002, neither the Company nor any of its Subsidiaries has agreed to make any Restricted Payment except as permitted pursuant to Section 6.5.

         4.11. ADVERSE PROCEEDINGS, ETC. There are no Adverse Proceedings, individually or in the aggregate, that, in the reasonable good faith judgment of the Company (after giving effect to the exhaustion of all appeals), would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign binding on or applicable to the Company or any such Subsidiary, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         4.12. PAYMENT OF TAXES. Except as otherwise permitted under Section 5.3, all income and other material Tax returns and reports of the Company and its Subsidiaries required to have been filed by any of them have been timely filed, and all Taxes shown on such Tax returns to be due and payable and all assessments, fees and other governmental charges upon the Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. There has been no proposed Tax assessment filed against the Company or any of its Subsidiaries that either has not been satisfied or is not being actively contested by the Company or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required by in conformity with GAAP shall have been made or provided therefor.

         4.13.    PROPERTIES.

                  (a) Title. Each of the Company and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1(c), in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except for Permitted Liens or as otherwise as permitted by this Agreement or any other Credit Document, all such properties and assets are free and clear of Liens.

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                  (b) Real Estate. As of the Closing Date, Schedule 4.13
contains a true, accurate and complete list of (i) all Material Real Estate Assets and (ii) all leased Real Estate Assets, in each case as of the Closing Date.

         4.14. ENVIRONMENTAL MATTERS. Neither the Company nor any of its Subsidiaries nor any of their respective Real Property or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or any comparable state law that would reasonably be expected to result in any liability under or with respect in any Environmental Law that would reasonably be expected to have a Material Adverse Effect. There are and, to each of the Company's and its Subsidiaries' knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which would reasonably be expected to form the basis of an Environmental Claim against the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of the Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to the Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or would reasonably be expected to have, a Material Adverse Effect.

         4.15. NO DEFAULTS. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Material Contracts, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.

         4.16. MATERIAL CONTRACTS. Schedule 4.16 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date.

         4.17. GOVERNMENTAL REGULATION. Except as set forth on Schedule 4.17, neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other similar federal or state statute or regulation which may limit its ability to incur

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Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither the Company nor any of its Subsidiaries is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

         4.18. MARGIN STOCK. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, the provisions of Regulation T, U or X of said Board of Governors.

         4.19. EMPLOYEE MATTERS. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Company or any of its Subsidiaries, or to the best knowledge of an Authorized Officer of the Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Company or any of its Subsidiaries or to the best knowledge of an Authorized Officer of the Company, threatened against any of them, and (b) no strike or work stoppage is in existence or, to the best knowledge of an Authorized Officer of the Company, threatened involving the Company or any of its Subsidiaries except (with respect to any matter specified in clause (a) or (b) above, either individually or in the aggregate) such as would not reasonably be likely to have a Material Adverse Effect.

         4.20. EMPLOYEE BENEFIT PLANS. The Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.20, each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to have a Material Adverse Effect. The present value of the aggregate benefit liabilities under each Pension Plan (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), does not materially exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the

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Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, is not material. The Company, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

         4.21. CERTAIN FEES. No broker's or finder's fee or commission are payable with respect to any of the transactions contemplated on the Closing Date.

         4.22. SOLVENCY. Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

         4.23. RELATED AGREEMENTS. The Company has delivered (or in the case of subpart (ii), will have delivered within thirty (30) days of the effectiveness thereof) to the Agents complete and correct copies of (i) each Related Agreement and of all exhibits and schedules thereto as in effect as of the Closing Date and (ii) copies of any material amendment, restatement, supplement or other modification to or waiver of each Related Agreement entered into after the date hereof.

         4.24. COMPLIANCE WITH STATUTES, ETC. Each of the Company and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of the Company or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

         4.25. DISCLOSURE. No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to the Lenders by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to the Company or the Borrowers, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein, taking into consideration in all cases the circumstances under which such statements were made, not misleading in light of the circumstances in which the same were made. There are no facts known to the Company or the Borrowers (other than matters of a general economic nature) that, in the determination of an Authorized Officer of the Company in his or her reasonable good faith judgment, individually or in the aggregate, would reasonably be expected

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to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

         4.26. AGGREGATE BORROWING BASE CALCULATION. The calculation by the Company of the Aggregate Borrowing Base and the valuation thereunder is accurate in all respects.

SECTION 5.        AFFIRMATIVE COVENANTS

         Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, each Credit Party shall perform, and, to the extent applicable, shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

         5.1. FINANCIAL STATEMENTS AND OTHER REPORTS. The Company will deliver to Administrative Agent and Lenders:

                  (a) Monthly Reports. As soon as available, and in any event within thirty (30) days (or within forty-five (45) days for any month within the first three (3) months after the Closing Date) after the end of each month ending after the Closing Date, (y) until the Overadvance has been terminated, the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity (collectively, the "MONTHLY FINANCIAL STATEMENTS"), together with key operational information and statistics consistent with internal and industry wide reporting standards, including, without limitation, with respect to revenue by product line and facility and other pricing and volume statistics, and cash flows of the Company and its consolidated Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month; and (z) thereafter, the Monthly Financial Statements setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto, together with a separate balance sheet, income statement and statement of cash flows for the Excluded Subsidiaries;

                  (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries (which, after the Liquidity Event, shall include the Excluded Subsidiaries) as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity, together with key operational information and statistics consistent with internal and industry wide reporting standards, including, without limitation, with respect to revenue by product line and facility and other pricing and volume statistics, and cash flows of the Company and its consolidated Subsidiaries

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(which, after the Liquidity Event, shall include the Excluded Subsidiaries) for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto;

                  (c) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries (which, after the Liquidity Event, shall include the Excluded Subsidiaries) as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of the Company and its consolidated Subsidiaries (which, after the Liquidity Event, shall include the Excluded Subsidiaries) for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (ii) with respect such consolidated financial statements a report thereon of KPMG LLP or other independent certified public accountants of recognized national standing selected by the Company, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries (which, after the Liquidity Event, shall include the Excluded Subsidiaries) as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards), and, unless, in the opinion of such independent certified public accountant, doing so would violate or be inconsistent with GAAP or the other rules or regulations applicable to the accounting profession, a written statement by such independent certified public accountants stating (1) that while audit examination performed by them was not directed primarily toward obtaining knowledge of non-compliance by any Credit Party with this Agreement, it did include a review of the financial covenants contained in Section 6.7, and (2) whether, in connection such review, any condition or event that constitutes a Default or an Event of Default insofar as such condition or event relates to accounting matters in respect of Section 6.7 has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided, that in the event either (1) or (2) above, but not both, would be inconsistent with GAAP or the other rules or regulations applicable to the accounting profession, then such accountant shall only deliver that statement which is not inconsistent;

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                  (d) Compliance Certificate. Together with each delivery of financial statements of the Company and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

                  (e) Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of the Company and its consolidated Subsidiaries (which, after the Liquidity Event, shall include the Excluded Subsidiaries) delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more a statements of reconciliation for the most recently delivered quarterly and annual financial statements delivered pursuant to Section 5.1(b) or 5.1(c), all in form and substance satisfactory to Administrative Agent;

                  (f) Notice of Default and Material Adverse Effect. Promptly upon any Authorized Officer of the Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to the Company by a Lender with respect thereto or (ii) in such Authorized Officer's reasonable good faith judgment, of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, event or change, and what action the Company has taken, is taking and proposes to take with respect thereto;

                  (g) Notice of Litigation. Promptly upon any Authorized Officer of the Company obtaining knowledge of (i) the institution of, or non-frivolous written threat of, any Adverse Proceeding not previously disclosed in writing by the Company to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either (i) or (ii) if adversely determined (x) that in the reasonable good faith judgment of the Company after giving effect to the exhaustion of all appeals, would be reasonably expected to have a Material Adverse Effect, or (y) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby in the case of either (x) or (y) above, written notice thereof together with such other information as may be reasonably available to the Company to enable Lenders and their counsel to evaluate such matters;

                  (h) ERISA. (i) Promptly upon an Authorized Officer becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event which would be reasonably expected to have a Material Adverse Effect, a written notice specifying the nature thereof, what action the Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known by such Authorized

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Officer, any action taken or threatened by the Internal Revenue Service, the
Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all material notices received by the Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                  (i) Financial Plan. As soon as practicable and in any event no later than the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Loans (a "FINANCIAL PLAN"), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Company and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of the Company and its Subsidiaries for each month of each such Fiscal Year and (iii) forecasts demonstrating projected compliance with the requirements of Section 6.8 through the final maturity date of the Loans, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form and substance reasonably satisfactory to Agents;

                  (j) Insurance Report. As soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to the Collateral Agent outlining all material insurance coverage maintained as of the date of such report by the Company and its Subsidiaries and all material insurance coverage planned to be maintained by the Company and its Subsidiaries in the immediately succeeding Fiscal Year;

                  (k) Notice of Change in Board of Directors. With reasonable promptness, written notice of any change in the board of directors (or similar governing body) of the Company;

                  (l) Notice Regarding Material Contracts. Promptly, and in any event within ten (10) Business Days (i) after any Material Contract of the Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to the Company or such Subsidiary, as the case may be, or
(ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by the Company or its applicable Subsidiary with the intent of avoiding compliance with this Section 5.1(l)), and an explanation of any actions being taken with respect thereto;

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                  (m) Borrowing Base Certificate. As soon as available, and in any event within twenty (20) days (or twenty-five (25) days with respect to the first two (2) calendar month ends after the Closing Date) after the last Business Day of each calendar month ending after the Closing Date, a Borrowing Base Certificate dated as of the last Business Day of such month, together with any additional schedules and other information that the Collateral Agent may reasonably request; provided, that, upon the occurrence and continuation of a Default or Event of Default, such Borrowing Base Certificates and any additional schedules and other information shall be delivered as often as requested by the Collateral Agent;

                  (n) Information Regarding Collateral. (a) The Company will furnish to the Collateral Agent prompt written notice of any change (i) in any Credit Party's legal name, (ii) in any Credit Party's identity or legal structure, or (iii) in any Credit Party's Federal Taxpayer Identification Number. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code in applicable jurisdictions or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents;

                  (o) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), the Company shall deliver to the Collateral Agent an Officer's Certificate (i) either confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the then most recent certificate delivered pursuant to this Section, as applicable, and/or identifying such changes (ii) certifying that all Uniform Commercial Code financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period); and

                  (p) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders acting in such capacity or by any Subsidiary of the Company to its security holders other than the Company or another Subsidiary of the Company,
(ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business of the Company or any of its Subsidiaries, and (B) such other information and data with respect to the Company or any of its

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Subsidiaries as from time to time may be reasonably requested by Administrative
Agent or any Lender.

Documents required to be delivered pursuant to Sections 5.1(a), 5.1(b), 5.1(c), 5.1(e) or 5.1(i) may be delivered electronically, and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents or provides a link thereto on the Company's website on the Internet at the website address listed on Appendix B; or (ii) on which such documents are posted on the Company's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, however, that: (x) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates and Borrowing Base Certificates to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates and Borrowing Base Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         5.2. EXISTENCE. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits, in each case, material to the business of the Credit Parties taken as a whole; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person's board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

         5.3.     PAYMENT OF TAXES AND CLAIMS.

                  (a) Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty or material fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any material penalty or material fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by

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appropriate proceedings promptly instituted and diligently conducted, so long as
(a) adequate reserve or other appropriate provision, if any, shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a charge or claim that has or may become a Lien against any of the Collateral, either no foreclosure action in respect of any portion of the Collateral has been commenced or such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than the Company or any of its Subsidiaries).

                  (b) Each Excluded Subsidiary will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty or material fine accrues thereon with respect to which the Company or any of its Subsidiaries would reasonably be expected to be liable, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of the properties or assets of the Company or any of its Subsidiaries, prior to the time when any material penalty or material fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, if any, as may be required in conformity with GAAP has been made therefor, and (b) in the case of a charge or claim that may become a Lien against any of the Collateral, either no foreclosure action in respect of any portion of the Collateral has been commenced or such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.

         5.4. MAINTENANCE OF PROPERTIES. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof (without prejudice to the right of the Company and its Subsidiaries to dispose of their respective properties in a manner not violative of Section 6.9).

         5.5. INSURANCE. Each Credit Party shall deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, endorsements to (i) all "All Risk" and business interruption insurance naming the Collateral Agent, on behalf of itself and Lenders, as loss payee, (ii) all general liability and other liability policies naming the Collateral Agent, on behalf of themselves and Lenders, as additional insured, and (iii) a key-man life insurance policy in the amount of $10,000,000 covering Rodney Mott, naming the Collateral Agent, on behalf of itself and Lenders, as loss payee. With respect to all insurance proceeds other than insurance proceeds from the loss or destruction of any Facility, Equipment or Fixtures which are required to be paid to holders of Indebtedness permitted pursuant to Section 6.1 if such Indebtedness permitted pursuant to Section 6.1 is secured by a Lien permitted to exist under this Agreement on

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such Facilities, Equipment or Fixtures, each Credit Party irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $5,000,000, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. The Collateral Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. The Company shall promptly notify the Collateral Agent of any loss, damage, or destruction to the Collateral in the amount of $5,000,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by the Collateral Agent in the collection or handling thereof, the Collateral Agent may, to the extent permitted by Section 2.14(b) apply such proceeds to the reduction of the Obligations in accordance with Section 2.14(b).

         5.6. INSPECTIONS. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, that prior to the occurrence and continuance of an Event of Default, such visits and inspections by the Lenders (other than the Agents) shall be limited to once per Fiscal Year. Additionally the Company and the Credit Parties shall permit any authorized representatives designated by the Collateral Agent to conduct a semi-annual audit or other examination of all books, records, Eligible Inventory, Eligible LC Inventory and Eligible Accounts of Credit Parties during each twelve-month period after the Closing Date, each such audit to be in scope and substance reasonably satisfactory to the Collateral Agent all upon reasonable notice and at such reasonable times as may reasonably be requested, or, upon the occurrence and continuance of a Default or Event of Default, at any time at the request of the Collateral Agent. Further, each Credit Party shall provide the Collateral Agent with, or allow the Collateral Agent or its representatives to perform, (y) before the Overadvance Amount is reduced to zero and/or terminated, (i) a supplemental appraisal with respect to the Eligible Inventory, Eligible LC Inventory and Eligible Accounts on a quarterly basis and
(ii) a desktop appraisal with respect thereto on a monthly basis, and (z) thereafter, (i) a desktop appraisal with respect thereto for three quarters each Fiscal Year and (ii) a supplemental appraisal with respect thereto for one quarter of such Fiscal Year, or in either case, upon the occurrence and continuance of a Default or an Event of Default, at any time at the request of the Collateral Agent. The Company will also deliver to the Collateral Agent, at the time of delivery of each of (y) the monthly financial statements delivered pursuant to Section 5.1(a), a reconciliation of the Eligible Accounts trial balance of the Borrowers to the Borrowers' most recent Borrowing Base

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Certificate, in each case accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its reasonable discretion; and (z) the quarterly financial statements delivered pursuant to
Section 5.1(b), (i) a reconciliation of the Eligible Inventory and Eligible L/C Inventory by location to the most recent Borrowing Base Certificate, in each case accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its reasonable discretion; and (ii) an aging of accounts payable and a reconciliation of that accounts payable aging to the monthly financial statements delivered pursuant to Section 5.1(a), in each case accompanied by such supporting detail and documentation as shall be requested by the Collateral Agent in its reasonable discretion;

         5.7. LENDERS MEETINGS. The Company and the Borrowers will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders (at the Lenders' own expense) once during each Fiscal Year to be held at the Company's corporate offices (or at such other location as may be agreed to by the Company and Administrative Agent) at such time as may be agreed to by the Company and Administrative Agent.

         5.8. COMPLIANCE WITH LAWS. Each Credit Party will comply, and shall cause each of its Subsidiaries and use its best efforts to cause all other Persons, if any, on or occupying any Real Estate Asset to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         5.9.     ENVIRONMENTAL.

                  (a) Environmental Disclosure. The Company will deliver to Administrative Agent and Lenders:

                           (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

                           (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any remedial action taken by the Company or any other Person in response to (A) any Hazardous Materials Activities the existence of which would reasonably be expected to result in one or more Environmental Claims having, individually or in the

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         aggregate, a Material Adverse Effect, or (B) any Environmental Claims
         that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) the Company or the Borrowers' discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that would reasonably be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

                           (iii) as soon as practicable following the sending or receipt thereof by the Company or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (3) any request for information from any governmental agency that suggests such agency is investigating whether the Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

                           (iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by the Company or any of its Subsidiaries that would reasonably be expected to (A) expose the Company or any of its Subsidiaries to, or result in, Environmental Claims that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or
         (B) affect the ability of the Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by the Company or any of its Subsidiaries to modify current operations in a manner that would reasonably be expected to subject the Company or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

                           (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

Notwithstanding anything in the foregoing to the contrary, in no event shall the Company or any Subsidiary be required to deliver any information or other materials if doing so would, in the reasonable good faith opinion of an Authorized Officer of the Company, result in the destruction of attorney-client privilege with respect to any such information or other materials.

                  (b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that the failure to cure which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to

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any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         5.10. SUBSIDIARIES. Domestic Subsidiaries. In the event that any Person becomes a Domestic Subsidiary of the Company (other than a Specified Subsidiary), the Company shall (i) promptly cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(h), 3.1(i), 3.1(j) and 3.1(m); provided that, if any such Person becomes a material operating Subsidiary of the Company, it shall become a "Borrower" hereunder, pursuant to the execution and delivery of a joinder agreement in form and substance reasonably acceptable to each Agent, directly by as well as complying with (ii) above.

                  (b) Columbus Coatings and Chicago Cold Rolling. In the event that (y) Columbus Coatings repays in full all Indebtedness with respect to the CCC Debt and does not refinance such Indebtedness with the proceeds of new Indebtedness permitted to be incurred hereunder, and all Liens with respect to the CCC Collateral are released, and/or (z) Chicago Cold Rolling repays in full all Indebtedness with respect to the CCR Debt and does not refinance such Indebtedness with the proceeds of new Indebtedness permitted to be incurred hereunder, and all Liens with respect to the CCR Debt are released, then the Company shall (i) promptly cause Columbus Coatings (upon the occurrence of the events referred to in clause (y)) and/or Chicago Cold Rolling (upon the occurrence of the events referred to in clause (z)) to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(h), 3.1(i), 3.1(j) and 3.1(m).

                  (c) Foreign Subsidiaries. In the event that any Person becomes a Foreign Subsidiary of the Company, and the ownership interests of such Foreign Subsidiary are owned by the Company or by any Domestic Subsidiary thereof, the Company shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), and the Company shall take, or shall cause such Domestic Subsidiary to take, all of the actions referred to in Section 3.1(j)(i) necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in 65% of such ownership interests; provided, however, that notwithstanding anything in this Agreement or any other Credit Document, in no event will the Company or any Subsidiary be required to pledge more than 65% of the combined voting power of all classes of voting stock of any Foreign Subsidiary.

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With respect to each such Subsidiary, the Company shall promptly send to
Administrative Agent written notice setting forth with respect to such Person
(i) the date on which such Person became a Subsidiary of the Company (on the date that Columbus Coatings or Chicago Cold Rolling have repaid in full the CCC Debt and CCR Debt, respectively), and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of the Company; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

         5.11. ADDITIONAL MATERIAL REAL ESTATE ASSETS. In the event that any Credit Party acquires a Material Real Estate Asset or a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party, contemporaneously with acquiring such Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections 3.1(h), 3.1(i) and 3.1(j) with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority Lien in such Material Real Estate Assets. In addition to the foregoing, the Company shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

         5.12. INTEREST RATE PROTECTION. No later than ninety (90) days following the Closing Date and at all times thereafter, the Company shall maintain, or caused to be maintained, in effect one or more Interest Rate Agreements in form and substance reasonably satisfactory to each of the Agents in order to hedge its interest rate exposure under this Agreement.

         5.13. FURTHER ASSURANCES. At any time upon the reasonable request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of the Company, and its Subsidiaries and all of the outstanding Capital Stock of the Company and its Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

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         5.14.    MISCELLANEOUS BUSINESS COVENANTS. Unless otherwise consented to by Agents:

                  (a) Cash Management Systems.

                           (i) As of the Closing Date, all deposit accounts and
investment accounts of the Company and its Subsidiaries (other than the Specified Subsidiaries) are listed on Schedule 5.14(a)(i);

                           (ii) each Credit Party shall cause all amounts held
in each of the Lock Box Accounts to be swept on each Business Day to the Intermediary Account;

                           (iii) if at any time the Liquidity Condition is not
satisfied for a period of five (5) consecutive Business Days (or eleven (11) consecutive Business Days during the period from December 15, 2003 through January 15, 2004 if a Liquidity Event has not occurred by December 15, 2003), then commencing on the sixth Business Day (or the twelfth Business Day, as applicable) and thereafter until such time as the Liquidity Condition is satisfied for a period of not less than five (5) consecutive Business Days (or eleven (11) consecutive Business Days, as applicable), the Company shall sweep all amounts received in the Intermediary Account on each Business Day to the Administrative Agent at the account set forth below (the "ADMINISTRATIVE AGENT COLLECTION ACCOUNT"):

                                          UBS AG, Stamford Branch
                                          ABA: 026007993
                                          Account: 101 WA860050.524
                                          Account name: Banking Product Services
                                          Ref: International Steel Group

                                          Address:
                                          677 Washington Blvd
                                          Stamford CT 06912
                                          Tel. 203-719-4308
                                          Fax 203-719-4176
                                          Attn: Lynne Alfarone

Provided that in the event that the Company fails to comply with the terms of the foregoing, then the Administrative Agent shall notify the Collateral Agent to deliver a "Notice of Exclusive Control" to the depository bank under, and in accordance with, the Deposit Account Control Agreement relating to the Intermediary Account.

                           (iv) all amounts deposited in the Administrative
Agent Collection Account shall be deemed received by the Administrative Agent in accordance with Section 2.16(a) and shall be applied (and allocated) by the Administrative Agent to repay Revolving Loans in accordance with Section 2.15. In no event shall any amount be so applied unless and

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until such amount shall have been credited in immediately available funds to the
Administrative Agent Collection Account; and

                           (v) notwithstanding anything herein or in any other
Credit Document to the contrary, the Company (or such other Credit Party, as applicable) shall close all of the lock box and other deposit accounts listed on
Schedule 5.14(a)(v) within ninety (90) days after the Closing Date.

                  (b) Filing of Agreement. Upon the first required public filing made by the Company or any of its Subsidiaries with the Securities and Exchange Commission, the Company or such Subsidiaries shall file a copy of this Agreement as a material contract with the Securities and Exchange Commission.

         5.15. LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS, BAILEE LETTERS AND REAL ESTATE PURCHASES. Each Credit Party shall obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where any material amount of Collateral is stored or located, which agreement or letter shall (unless otherwise agreed to by the Collateral Agent) contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Collateral Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if the Collateral Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), any Borrower's Eligible Inventory at that location shall, in the Collateral Agent's discretion, be excluded from the Aggregate Borrowing Base or be subject to such Reserves as may be established by the Agents in their reasonable credit judgment. After the Closing Date, the Company will use its commercially reasonable best efforts to ensure that no real property or warehouse space where any material amount of the Collateral is located shall be leased by any Credit Party and no Inventory that is to be included in the Aggregate Borrowing Base shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of the Collateral Agent (which consent, in the Collateral Agent's discretion, may be conditioned upon the exclusion from the Aggregate Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to the Collateral Agent) or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located except to the extent that the same are being contested in good faith.

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         5.16.    COMMODITIES HEDGING. The Company shall promptly enter into and implement a commodities hedging program that is satisfactory to the Agents with respect to the Company's natural gas requirements, as soon as practicable, but in no event later than ninety (90) days after the Closing Date.

         5.17. RAILROAD COLLATERAL. In the event that the Liquidity Event has not occurred on the date that is two hundred and seventy (270) days following the Closing Date, then, upon the request of the Collateral Agent, the Credit Parties shall take all actions that are necessary (including, without limitation authorizing or making, as applicable, all appropriate filings with Governmental Authorities and delivering a legal opinion, in form and substance reasonably acceptable to the Collateral Agent relating to such filings) to grant to the Collateral Agent a First Priority Lien on any railroad assets, as selected by the Collateral Agent in its reasonable discretion, owned by the Credit Parties that are not subject to a First Priority Lien.

         5.18.    POST-CLOSING COVENANTS.

                  (a) Projections. The Company shall deliver to the Lenders the Projections for the Fiscal Year 2006 and Fiscal Year 2007 as soon as practicable, but in no event later than thirty (30) days after the Closing Date.

                  (b) Control Agreement. The Company shall deliver to the Collateral Agent a control agreement with respect to the investment account listed on Schedule 5.14(a)(i) (or any replacement investment account) executed by the securities intermediary with respect thereto, as soon as practicable, but in no event later than thirty (30) days after the Closing Date.

                  (c) Good Standing Certificates. The Company shall deliver to the Administrative Agent, as soon as practicable, but in no event later than thirty (30) days after the Closing Date, good standing certificates from the applicable Governmental Authority for the State of Pennsylvania, for each Credit Party that is qualified as a foreign corporation or is qualified to do business in the State of Pennsylvania.

SECTION 6.        NEGATIVE COVENANTS

         Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

         6.1. INDEBTEDNESS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                  (a) the Obligations;

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                  (b) Indebtedness of the Company or any Subsidiary to any
Subsidiary of the Company (other than a Specified Subsidiary) and Indebtedness of any Subsidiary of the Company to the Company or any Subsidiary of the Company (other than a Specified Subsidiary); provided, (i) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to the Agents, (iii) a payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Subsidiary to the Company or to any of its Subsidiaries for whose benefit such payment is made and
(iv) in the event that the Company does not have an Investment Grade Rating at the time any Foreign Subsidiary incurs any such Indebtedness, then any such Indebtedness incurred by a Foreign Subsidiary shall be made in accordance with
Section 6.7(k);

                  (c) Indebtedness incurred by the Company or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds, in each case securing the performance of the Company or any such Subsidiary pursuant to such agreements, in connection with (i) Permitted Acquisitions, Investments permitted pursuant to Section 6.7, and dispositions permitted pursuant to Section 6.9 and (ii) the Acquisition Agreement;

                  (d) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

                  (e) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

                  (f) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Company and its Subsidiaries;

                  (g) guaranties by any Credit Party of Indebtedness of another Credit Party with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

                  (h) Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such

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

Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced unless otherwise permitted pursuant to this Agreement, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced unless otherwise permitted pursuant to this Agreement, or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

                  (i) Indebtedness incurred by the Company or any of its Subsidiaries; provided, that, (i) such Indebtedness shall only be secured by Liens permitted pursuant to Section 6.2(o) hereof, (ii) any such Indebtedness shall have a maturity date no earlier than six (6) months after the Tranche B Term Loan Maturity Date, (iii) such Indebtedness shall not provide for any scheduled payment or mandatory prepayment of principal earlier than six (6) months after the Tranche B Term Loan Maturity Date, (iv) such Indebtedness shall not cross-default to other Indebtedness (but may cross-accelerate), (v) interest rate and other terms shall be reasonably acceptable to the Administrative Agent and Syndication Agent, and (vi) no Default or Event of Default shall have occurred and be continuing as of the date of incurrence, provided further, that the entire net cash proceeds thereof shall be used by to repay Loans outstanding hereunder and applied in accordance with Section 2.15(b) of this Agreement;

                  (j) Indebtedness with respect to Capital Leases in an aggregate outstanding principal amount not to exceed at any time $100,000,000;

                  (k) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on such assets before the acquisition thereof; provided, that
(i) such Indebtedness is incurred before or within 180 days after such acquisition or the completion of such construction or improvement, (ii) any such Indebtedness shall be secured only by the assets acquired, constructed or improved in connection with the incurrence of such Indebtedness and (iii) with respect to Indebtedness incurred to finance the acquisition of any fixed or capital assets, such Indebtedness shall constitute not less than 80% of the aggregate consideration paid with respect to such asset; provided, further, that in the case of each of the foregoing, the aggregate outstanding principal amount of all such Indebtedness shall not exceed at any time $100,000,000;

                  (l) after the occurrence of the Liquidity Event, Indebtedness assumed in connection with a Permitted Acquisition, so long as (i) such Indebtedness was not incurred in contemplation of such Permitted Acquisition, and (ii) after giving effect to the incurrence of such Indebtedness, the Company would be in compliance on a pro forma basis with the covenants set forth in
Section 6.8;

                  (m) Indebtedness constituting Investments permitted pursuant to Section 6.7 hereof or Restricted Payments permitted pursuant to Section 6.5;

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

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

                  (n) Indebtedness with respect to the DTE Debt, CCC Debt and CCR Debt;

                  (o) Indebtedness with respect to the PBGC Note, the Acme Note and the Coal Act Note; and

                  (p) other unsecured Indebtedness of the Company and its Subsidiaries, which is unsecured and subordinated to the Obligations in a manner satisfactory to the Agents in an aggregate outstanding principal amount not to exceed at any time $50,000,000.

To the extent that the creation, incurrence or assumption of any Indebtedness could be attributable to more than one subsection of this Section 6.1, the Company may allocate such Indebtedness to any one or more of such subsections and in no event shall the same portion of Indebtedness be deemed to utilize or be attributable to more than one item.

         6.2. LIENS. No Credit Party shall, nor shall it permit any of its Subsidiaries to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or authorize the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

                  (a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Documents;

                  (b) Liens for Taxes and other obligations or requirements owing to or imposed by Governmental Authorities existing or having priority, as applicable, by operation of law which in either case (i) are not yet overdue or
(ii) are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as appropriate cash reserves in accordance with GAAP shall have been made with respect to such Taxes or other obligations;

                  (c) statutory Liens of banks and other financial institutions (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

                  (d) (i) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) Liens,

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

pledges and deposits to secure the performance of tenders, statutory obligations, performance and completion bonds, surety and appeal bonds, bids, leases, licenses, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness);

                  (e) easements, rights-of-way, restrictions, encroachments, and other defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (f) (i) any interest or title of a lessor or sublessor under any lease of real estate by a the Company or any Subsidiary and (ii) any leases or subleases of any real estate by the Company or any Subsidiary to another Person in the ordinary course of business; provided, that those leases or subleases referred to in clause (ii) above, in existence as of the Closing Date, do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (g) Liens solely on any cash earnest money deposits made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

                  (h) the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business and the filing of UCC financing statements by bailees and consignees in the ordinary course of business;

                  (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (j) (i) statutory landlord's Liens under leases under which the Company or any of its Subsidiaries is a tenant or other Liens on leased property reserved in leases thereof for rent or for compliance with the terms of such leases, (ii) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of the Company or any of its Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Company or any such Subsidiary, (iii) obligations or duties to any municipality or public authority with respect to any franchise, grant, license, lease or permit granted to the Company or any of its Subsidiaries and the rights reserved or vested in any governmental authority or public utility to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property, and (iv) zoning laws and ordinances and municipal regulations;

                  (k) licenses of patents, trademarks and other intellectual property rights granted by the Company or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of the Company or such Subsidiary;

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

                  (l) Liens described in Schedule 6.2 and any replacement or extension thereof (so long as any replacements or extensions do not extend to any other property or asset of any other Credit Party other than the assets originally encumbered) or on a title report delivered pursuant to Section 3.1(i)(iv);

                  (m) Liens (i) securing Indebtedness permitted pursuant to Sections 6.1(j) and 6.1(k) and UCC financing statements filed in connection with the same; provided, that any such Lien shall encumber only the assets acquired, constructed or improved as contemplated by such Section, and (ii) securing Indebtedness permitted pursuant to Section 6.1(l) and UCC financing statements filed in connection with the same; provided, that any such Lien shall only secure the obligations that it secures on the date of the applicable Permitted Acquisition and does not extend to any other property or asset of any other Credit Party;

                  (n) Liens solely on Cash collateral in an amount not in excess of $50,000,000 in the aggregate to secure any Commodities Agreements entered into in accordance with this Agreement; provided, that the Credit Parties, the Collateral Agent and each Lender Counterparty party to such Commodities Agreement enters into the Commodities Lender Counterparty Collateral Agreement with respect to such Liens;

                  (o) Liens on property, plant and equipment securing the Indebtedness permitted to be incurred pursuant to Section 6.1(i) hereof;

                  (p) Liens arising out of judgments not constituting an Event of Default hereunder;

                  (q) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds and products thereof;

                  (r) any right of first refusal or first offer, redemption right, or option or similar right in respect of any Capital Stock owned by the Company or any Subsidiary with respect to any Joint Venture or other Investment, in favor of any co-venturer or other holder of Capital Stock of such Investment;

                  (s) Liens on products and proceeds (including dividends, distributions, interest and like payments on or with respect to, and insurance and condemnation proceeds and rental, lease, licensing and similar proceeds) of, and property evidencing or embodying, or constituting rights or other general intangibles directly relating to or arising out of, and accessions and improvements to, property or assets subject to Liens permitted by this Section;

                  (t) Liens on the CCC Collateral securing the CCC Debt, the CCR Collateral securing the CCR Debt and the DTE Collateral securing the DTE Debt; and

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

                  (u) other Liens on assets other than the Collateral securing Indebtedness in an aggregate principal amount not to exceed $15,000,000 at any time outstanding.

         6.3. EQUITABLE LIEN. If any Credit Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

         6.4.     [RESERVED]

         6.5. RESTRICTED PAYMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment except that

                  (a) any Subsidiary of the Company (including the Excluded Subsidiaries) may make Restricted Payments to any other Credit Party (other than to the Company);

                  (b) any Subsidiary of a Specified Subsidiary may make Restricted Payments to such Specified Subsidiary;

                  (c) any Subsidiary of the Company may make Restricted Payments to the Company to the extent necessary to (i) make payments of principal and interest when due (whether at stated maturity, upon mandatory prepayment or otherwise) in respect of Indebtedness permitted to be incurred by the Company pursuant to Section 6.1 hereof (other than Subordinated Indebtedness), in accordance with the terms of, and only to the extent required by, the indenture or other agreement pursuant to which such Indebtedness was issued, and (ii) pay fees, costs, expenses, indemnification and similar or customary obligations in connection with any such Indebtedness;

                  (d) any Subsidiary of the Company may make Restricted Payments to the Company to the extent necessary (i) to permit the Company to pay general administrative costs, services and expenses (including the reimbursement of the reasonable expenses of WL Ross or any of its Affiliates), including, but not limited to, directors' fees and expenses, legal and audit expenses, SEC compliance expenses and for other similar amounts related to the Company's status as a holding company, and (ii) to permit the Company to discharge the consolidated tax liabilities of the Company and its Subsidiaries, in each case so long as the Company applies the amount of any such Restricted Payment for such purpose;

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

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

                  (e) the Company or any Subsidiary of the Company may make Restricted Payments in connection with and pursuant to the terms of employee benefit plans and stock option plans;

                  (f) the Company may make, and any Subsidiary of the Company may make Restricted Payments to the Company to facilitate, Restricted Payments to the Sellers in the form of the Deferred Consideration in an aggregate amount not to exceed $120,000,000 or such greater amount as may be agreed to by the Agents;

                  (g) the Company may make Restricted Payments to holders of the Class B Common Equity, provided such payments are payable solely in the form of additional Capital Stock of the Company;

                  (h) so long as no Default or Event of Default shall have occurred and be continuing or be caused thereby, the Company and any Subsidiary of the Company may make Restricted Payments to the extent necessary to (i) make regularly scheduled payments of principal and interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued and (ii) pay fees, costs, expenses, indemnification and similar or customary obligations in connection with any such Subordinated Indebtedness; provided, that after the occurrence of, or contemporaneously with, the Liquidity Event, the Company may, from time to time, voluntarily prepay, in whole or in part, the Coal Act Note, PBGC Note and ACME Note, or any thereof, so long as immediately after giving effect to such payment no Default or Event of Default would exist or be caused thereby;

                  (i) the Company may make payments pursuant to the Transition Assistance Program to eligible USWA-represented employees at the BSC facilities acquired by ISG Acquisition Inc. (collectively, the "SEVERANCE PAYMENT"); provided, however, that the aggregate amount of the payments described in this
Section 6.5(i) shall not exceed $125,000,000 and, provided further, no such payments shall be permitted until all requirements for USWA membership ratification (including without limitation an affirmative vote by such membership) of the ISG Labor Agreement have been satisfied.

                  (j) any Foreign Subsidiary may make Restricted Payments to any other Foreign Subsidiary;

                  (k) the Company or any Subsidiary may make Restricted Payments that constitute, result in or facilitate Investments permitted pursuant to
Section 6.7 hereof; and

                  (l) any Credit Party may make Restricted Payments, in addition to the Restricted Payments permitted pursuant to any other subpart above, at any time after the earlier to occur of (i) an IPO and (ii) so long as the Liquidity Event has occurred, the first anniversary of the

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

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

Closing Date, so long as immediately after giving effect to such Restricted Payment (y) no Default or Event of Default would exist or would be caused thereby and (z) Available Restricted Payment Basket is a positive number; provided, that if the Company declares a dividend or other capital distribution at a time when such dividend or other capital distribution is permitted to be made pursuant to this subsection, then the Company will be permitted to make such dividend or capital distribution notwithstanding the fact that such dividend or capital distribution would not be permitted to be made pursuant to this subsection at the time it is actually paid or made.

         6.6. RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS. Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company not a Credit Party to (a) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by the Company or any other Subsidiary of the Company, (b) repay or prepay any Indebtedness owed by such Subsidiary to the Company or any other Subsidiary of the Company, (c) make loans or advances to the Company or any other Subsidiary of the Company, or (d) transfer any of its property or assets to the Company or any other Subsidiary of the Company other than restrictions (i) in agreements evidencing Indebtedness permitted by Section 6.1, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement, (iv) in existence on the Closing Date (such material restrictions as set forth in Schedule 6.6), or (v) imposed by applicable law.

         6.7. INVESTMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:

                  (a) Investments in Cash and Cash Equivalents;

                  (b) equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in wholly-owned Subsidiaries of the Company; provided, that no Credit Party shall make any Investments after the Closing Date pursuant to this Section 6.7(b) in any wholly-owned Subsidiary that is a Specified Subsidiary at such time; provided, further, that in the event that the Company does not have an Investment Grade Rating at the time of such Investment, then any Investments made in Foreign Subsidiaries shall be made pursuant to Section 6.7(k);

                  (c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors or in connection with the settlement of delinquent accounts and disputes with customers and suppliers, (ii) in the form of deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION
with the past practices of the Company and its Subsidiaries, (iii) in the form of extensions of trade credit in the ordinary course of business, (iv) received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments, (v) made in any Person to the extent such Investment represents the non-Cash portion of the consideration received for an asset sale permitted under Section 6.9(c) hereof, and (vi) in the form of prepaid expenses and deposits to other Persons in the ordinary course of business;

                  (d) intercompany loans to the extent permitted under Section 6.1(b);

                  (e) Consolidated Capital Expenditures permitted by Section 6.8(f);

                  (f) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.9; provided that inventory and accounts acquired pursuant to a Permitted Acquisition may only be included in the Aggregate Borrowing Base upon receipt and approval by the Collateral Agent of a field audit with respect thereto;

                  (g) Investments described in Schedule 6.7 and any renewal or replacement thereof;

                  (h) Investments that constitute, result in or facilitate Restricted Payments permitted pursuant to Section 6.5 hereof;

                  (i) equity Investments owned as of the Closing Date in the Excluded Subsidiaries and Investments made in the Excluded Subsidiaries on or after the Closing Date, so long as immediately after giving effect to each such Investment, the Excluded Subsidiary Investment Basket is a positive number;

                  (j) Guaranties permitted pursuant to Section 6.1 hereof;

                  (k) Investments made in Foreign Subsidiaries (other than equity Investments permitted pursuant to Section 6.7(b)) on or after the Closing Date, so long as immediately after giving effect to each such Investment, the Foreign Subsidiary Investment Basket is a positive number;

                  (l) Investments made in Columbus Coatings on or after the CCC Acquisition Date (i) in an aggregate amount not to exceed $25,600,000 at any time prior to the Liquidity Event and (ii) after the Liquidity Event, in an amount not to exceed the amount required to pay in full the CCC Debt; provided, that immediately after giving effect to any Investment set forth in clause (ii), Columbus Coatings shall take all actions necessary to become a Guarantor pursuant to Section 5.10(b); and

                  (l) other Investments (other than Investments in Excluded Subsidiaries) not permitted pursuant to any subpart above, so long as immediately after giving effect to each such

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                                      136

Investment, (i) no Default or Event of Default would exist or be caused thereby and (ii) the Available Investment Basket is a positive number.

                  Notwithstanding anything in this Agreement to the contrary,
(i) in no event shall any Credit Party make any Investment (including, without limitation, an Investment in an Excluded Subsidiary) which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 6.5 and (ii) any Investment that is permitted hereunder when made shall not cease to be permitted hereunder by reason of any subsequent event. To the extent that the making of any Investment could be deemed a use of more than one subsection of this Section 6.7, the Company may select the subsection to which such Investment will be deemed a use and in no event shall the same portion of an Investment be deemed a use of more than one subsection.

         6.8.     FINANCIAL COVENANTS

                  (a)

                           (i) Monthly Fixed Charge Coverage Ratio. During any period that the Overadvance Amount has not been reduced to zero and/or terminated, the Company shall not permit the Fixed Charge Coverage Ratio, as of the last day of any period set forth below, to be less than the correlative ratio indicated:

--------------------------------------------------------
                                           MONTHLY
             PERIOD                   FIXED CHARGE RATIO
--------------------------------------------------------
Closing Date to July 31, 2003             0.70:1.00
--------------------------------------------------------
Closing Date to August 31, 2003           0.70:1.00
--------------------------------------------------------
Closing Date to September 30, 2003        0.70:1.00
--------------------------------------------------------
Closing Date to October 31, 2003          0.70:1.00
--------------------------------------------------------

                           (ii) Quarterly Fixed Charge Coverage Ratio. During any period that the Overadvance Amount has been reduced to zero and/or terminated, the Company shall not permit the Fixed Charge Coverage Ratio, as of the last day of any period set forth below, to be less than the correlative ratio indicated:

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                                      137

----------------------------------------------------------
                                              QUARTERLY
                FISCAL                       FIXED CHARGE
                QUARTER                     COVERAGE RATIO
----------------------------------------------------------
Closing Date to September 30, 2003            0.70:1.00
----------------------------------------------------------
Closing Date to December 31, 2003             0.70:1.00
----------------------------------------------------------
Closing Date to March 31, 2004                0.80:1.00
----------------------------------------------------------
July 1, 2003 to June 30, 2004                 0.80:1.00
----------------------------------------------------------
October 1, 2003 to September 30, 2004         0.80:1.00
----------------------------------------------------------
January 1, 2004 to December 31, 2004          0.80:1.00
----------------------------------------------------------
January 1, 2005 to March 31, 2005             1.10:1.00
and each Fiscal Quarter Ending Thereafter
----------------------------------------------------------

                  (b) Quarterly Leverage Ratio. During any period that the Overadvance Amount has been reduced to zero and/or terminated, the Company shall not permit the Quarterly Leverage Ratio of any period set forth below, to exceed the correlative ratio indicated:

----------------------------------------------
                                     QUARTERLY
                                      LEVERAGE
FOUR-FISCAL QUARTER PERIOD ENDING:    RATIO
----------------------------------------------
March 31, 2004                       3.00:1.00
----------------------------------------------
June 30, 2004                        3.00:1.00
----------------------------------------------
September 30, 2004                   3.00:1.00
----------------------------------------------
December 31, 2004                    3.00:1.00
----------------------------------------------
March 31, 2005 and each four-Fiscal  2.00:1.00
Quarter Period Ending Thereafter
----------------------------------------------

                  (c) Minimum Consolidated Adjusted EBITDA. The Company shall not permit the Consolidated Adjusted EBITDA, as of the last day of any period set forth below, to be less than the correlative amount indicated:

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                                      138

--------------------------------------------------------
                                            MINIMUM
FISCAL                                    CONSOLIDATED
QUARTER                                  ADJUSTED EBITDA
--------------------------------------------------------
January 1, 2003 to September 30, 2003      $100,000,000
--------------------------------------------------------
January 1, 2003 to December 31, 2003       $160,000,000
--------------------------------------------------------
March 31, 2003 to March 31, 2004           $220,000,000
--------------------------------------------------------
July 1, 2003 to June 30, 2004              $340,000,000
--------------------------------------------------------
October 1, 2003 to September 30, 2004      $420,000,000
--------------------------------------------------------
January 1, 2004 to December 31, 2004       $480,000,000
--------------------------------------------------------
April 1, 2004 to March 31, 2005            $530,000,000
--------------------------------------------------------
July 1, 2004 to June 30, 2005              $580,000,000
--------------------------------------------------------
October 1, 2004 to September 30, 2005      $620,000,000
--------------------------------------------------------
January 1, 2005 to December 31, 2005       $650,000,000
--------------------------------------------------------
April 1, 2005 to March 31, 2006            $650,000,000
--------------------------------------------------------
July 1, 2005 to June 30, 2006              $650,000,000
--------------------------------------------------------
October 1, 2005 to September 30, 2006      $650,000,000
--------------------------------------------------------
January 1, 2006 to December 31, 2006       $650,000,000
--------------------------------------------------------
April 1, 2006 to March 31, 2007            $650,000,000
--------------------------------------------------------

For the avoidance of doubt, for all periods of time prior to the Closing Date set forth above, the Consolidated Adjusted EBITDA for such period shall not include any Consolidated Adjusted EBITDA attributable to the Sellers.

                  (d)

                           (i) Monthly Net Worth. During any period that the Overadvance Amount has not been reduced to zero and/or terminated, the Company shall not permit the Net Worth as of the end of May 31, 2003, June 30, 2003, July 31, 2003, August 31, 2003, September 20, 2003 and
         October 31, 2003, to be less than the Minimum Net Worth applicable at such time.

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                           (ii) Quarterly Net Worth. During any period that the
         Overadvance Amount has been reduced to zero and/or terminated, the Company shall not permit the Net Worth as at the end of each Fiscal Quarter to be less than the Minimum Net Worth applicable to such Fiscal Quarter.

                  (e) Maximum Consolidated Capital Expenditures. The Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in an aggregate amount for the Company and its Subsidiaries in excess of $200,000,000 for the Fiscal Year 2003 and $350,000,000 for each Fiscal Year thereafter.

                  (f) Certain Calculations.

                           (i) For the purposes of determining compliance with the covenant set forth at Section 6.8(c) following consummation of a Permitted Acquisition each of the minimum Consolidated Adjusted EBITDA amounts set forth in Section 6.8(c) shall be increased by 80% of EBITDA of the entity or assets being acquired for the four quarter period most recently ended prior to the consummation of such Permitted Acquisition.

                           (ii) With respect to any calculation of Consolidated Adjusted EBITDA required to be made prior to the completion of the four Fiscal Quarters following the Closing Date, and only for the purposes of calculating the Quarterly Leverage Ratio, such calculation for the relevant period shall equal the product of the measurement of Consolidated Adjusted EBITDA for the period from the Closing Date to the date of measurement multiplied by (B) a fraction, the numerator of which is 365 and the denominator of which is the number of days during the period from the Closing Date to the date of measurement.

         6.9. FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and Capital Expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

                  (a) any Subsidiary of the Company (other than the Company) may be merged with or into any other Credit Party (or any Person that immediately after giving effect to such transaction will be a Credit Party), or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed

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(upon voluntary liquidation or otherwise) of, in one transaction or a series of transactions, to any Credit Party (or any Person, other than the Company, that immediately after giving effect to such transaction will be a Credit Party); provided, in the case of any merger involving a Borrower, a Borrower shall be the continuing or surviving Person;

                  (b) the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of any of their assets that constitute a Restricted Payment made pursuant to Section 6.5 or that constitute an Investment permitted pursuant to Section 6.7;

                  (c) any Foreign Subsidiary may be merged with or into any other Foreign Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Foreign Subsidiary;

                  (d) the merger of ISG Cleveland West Inc. and ISG Cleveland West Properties Inc. with and into any Excluded Subsidiary or the sale, lease, transfer or other disposition of all or any of the assets of ISG Cleveland West Inc. and ISG Cleveland West Properties Inc. to any Excluded Subsidiary;

                  (e) sales or other dispositions of assets that do not constitute Asset Sales;

                  (f) licenses, sublicenses or similar transactions of intellectual property in the ordinary course of business;

                  (g) Equity Issuances or issuances of Capital Stock by any Subsidiary to the Company or any wholly-owned Subsidiary (other than a wholly-owned Subsidiary that is a Specified Subsidiary at such time, unless such Equity Issuances or issuances of Capital Stock constitutes an Investment permitted pursuant Section 6.7(m));

                  (h) sales or transfers of assets in connection with a sale and lease-back transaction permitted pursuant to Section 6.11;

                  (i) Asset Sales; provided, (1) the consideration received for such assets shall be in an amount at least equal to the fair value thereof (determined in good faith by the board of directors (or a committee thereof) of the Company (or similar governing body), (2) no less than 80% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a); provided, further, with respect to any single Asset Sale or series of related Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair value in the case of other non-Cash proceeds) are $20,000,000 or more, such Asset Sale shall be subject to the consent of the Agents, which consent shall not be unreasonably withheld, or, if to be given, delayed;

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                  (j) the Company or any Subsidiary may sell, lease, sublease, transfer or dispose of obsolete or worn out property or assets (or property or assets no longer useful in the business of the Company or such Subsidiary) in the ordinary course of business;

                  (k) Permitted Acquisitions, provided, that prior to the earlier of (y) the first anniversary of the Closing Date and (z) the date upon which the Company consummates the Liquidity Event, the aggregate consideration of all such Permitted Acquisitions shall not exceed $25,000,000; provided, further, that immediately after giving effect to such Permitted Acquisition, the Liquidity Condition would be satisfied;

                  (l) any exchange of property with any Person (other than any Credit Party); provided, that the aggregate book value amount of all property exchanged does not exceed $20,000,000 during any Fiscal Year;

                  (m) Investments made in accordance with Section 6.7;

                  (n) the acquisition by ISG Burns Harbor Inc. of the Coke Battery located on the terms and conditions set forth in the Coke Battery Purchase Agreement; and

                  (o) the Acquisition, including the CCC Acquisition.

         6.10. DISPOSAL OF SUBSIDIARY INTERESTS. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

         6.11. SALES AND LEASE-BACKS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Company or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than the Company or any of its Subsidiaries) in connection with such lease (a "SALE/LEASEBACK"), other than a Sale/Leaseback of any property acquired after the Closing Date; provided, that the aggregate amount of all such Sale/Leasebacks shall not exceed $100,000,000 during any Fiscal Year.

         6.12. TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any

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transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of Capital Stock of the Company or any of its Subsidiaries or with any Affiliate of the Company or of any such holder, on terms that are less favorable to the Company or that Subsidiary, as the case may be, than those that might reasonably be expected to be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing restriction shall not apply to (a) any transaction between a Credit Party and any other Credit Party; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Company and its Subsidiaries; (c) compensation arrangements for officers and other employees of the Company and its Subsidiaries entered into in the ordinary course of business; and (d) the CCC Guaranty Obligations.

         6.13. CONDUCT OF BUSINESS. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

         6.14. PERMITTED ACTIVITIES OF THE COMPANY. The Company shall not (a) engage in any business or activity or own any assets other than (i) holding directly or indirectly 100% of the Capital Stock of its Subsidiaries, (ii) performing its obligations and activities incidental thereto under the Credit Documents, and to the extent not inconsistent therewith, the Related Agreements;
(iii) making Restricted Payments and Investments to the extent permitted by this Agreement and other activities in furtherance thereof or in connection therewith; and (iv) its business and activities as currently being conducted on the Closing Date or as otherwise permitted under this Agreement or (b) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

         6.15. AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS. No Credit Party shall, nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its material rights under any Related Agreement after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment, restatement, supplement or other modification or waiver, except for any such amendment, restatement, supplement or other modification or waiver that would not have a material adverse effect on the rights and remedies of the Agents and the Lenders.

         6.16. FISCAL YEAR. No Credit Party shall, nor shall it permit any of its Subsidiaries to, change its Fiscal Year-end from December 31.

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

SECTION 7. GUARANTY

         7.1.     GUARANTY OF THE OBLIGATIONS. Subject to the provisions of
Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)) (collectively, the "GUARANTEED OBLIGATIONS").

         7.2. CONTRIBUTION BY GUARANTORS. All Guarantors desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "FUNDING GUARANTOR") under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "FAIR SHARE CONTRIBUTION AMOUNT" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this
Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing

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Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

         7.3. PAYMENT BY GUARANTORS. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrowers to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrowers becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrowers for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

         7.4. LIABILITY OF GUARANTORS ABSOLUTE. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

                  (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

                  (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrowers and any Beneficiary with respect to the existence of such Event of Default;

                  (c) the obligations of each Guarantor hereunder are independent of the obligations of the Borrowers and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrowers, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrowers or any of such other guarantors and whether or not the Borrowers is joined in any such action or actions;

                  (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce

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

any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

                  (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrowers or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

                  (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the

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other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Documents, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Hedge Agreements from the Guarantors or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of the Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses (other than payment in full of the Guaranteed Obligations), set-offs or counterclaims which the Borrowers may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

         7.5. WAIVERS BY GUARANTORS. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrowers, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrowers, any such other guarantor or any other Person,
(iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of the Borrowers or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrowers or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrowers or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e)
(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to

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set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrowers and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

         7.6. GUARANTORS' RIGHTS OF SUBROGATION, CONTRIBUTION, ETC. Until, but only until, the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrowers or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrowers with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrowers, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrowers or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the Borrowers, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to

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Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

         7.7. SUBORDINATION OF OTHER OBLIGATIONS. Any Indebtedness of the Borrowers or any Guarantor now or hereafter held by any Guarantor (the "OBLIGEE GUARANTOR") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

         7.8. CONTINUING GUARANTY. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been paid in full and the Revolving Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

         7.9. AUTHORITY OF GUARANTORS OR THE BORROWERS. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Borrowers or the officers, directors or any agents acting or purporting to act on behalf of any of them.

         7.10. FINANCIAL CONDITION OF THE BORROWERS. Any Credit Extension may be made to the Borrowers or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrowers at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of the Borrowers. Each Guarantor has adequate means to obtain information from the Company and its Subsidiaries on a continuing basis concerning the financial condition of the Borrowers and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrowers now known or hereafter known by any Beneficiary.

         7.11. BANKRUPTCY, ETC. (a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrowers or any other Guarantor. The obligations of Guarantors hereunder shall not be

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reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrowers or any other Guarantor or by any defense which the Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

                  (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrowers of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

                  (c) In the event that all or any portion of the Guaranteed Obligations are paid by the Borrowers, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

         7.12. DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

SECTION 8. EVENTS OF DEFAULT

         8.1. EVENTS OF DEFAULT. If any one or more of the following conditions or events shall occur:

                  (a) Failure to Make Payments When Due. Failure by the Borrowers to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise or (ii) any interest on any Loan or any fee or any other amount due hereunder within five (5) days after the date due; or

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                  (b) Default in Other Agreements. (i) Failure of any Credit
Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $5,000,000 or more or with an aggregate principal amount of $10,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

                  (c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.6,
Section 5.2 or Section 6 (other than Section 6.6); or

                  (d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Documents or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

                  (e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of such Credit Party becoming aware of such default or (ii) receipt by the Company of notice from Administrative Agent or any Lender of such default; or

                  (f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries for all or a

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substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been vacated, dismissed, bonded or discharged; or

                  (g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) The Company or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) the Company or any of its Subsidiaries shall be unable, or shall fail generally to pay its debts as such debts become due; or (iii) the Company shall admit in writing its inability to pay its debts as such debts become due; or (iv) the board of directors (or similar governing body) of the Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

                  (h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $5,000,000 or (ii) in the aggregate at any time an amount in excess of $10,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); provided, however, that with respect to any such judgment or similar process that is subject to the terms of one or more settlement agreements that provide for the obligations thereunder to be paid or performed over time, such judgment or similar process shall not be deemed hereunder to be undischarged, unvacated, unbonded or unstayed unless and until the Company or the relevant Subsidiary of the Company shall have failed to pay any amounts due and owing thereunder (payment of which shall not have been stayed) for a period of sixty (60) days after the respective final due dates for the payment of such amount; or

                  (i) Excluded Subsidiary Liability. Any Credit Party shall agree to be liable or shall be determined pursuant to a final non-appealable judgment or order of a Governmental Authority to be liable by any competent authority for any liability of the Excluded Subsidiaries (i) in an individual amount of $5,000,000 or (ii) in the aggregate at any time in excess of $10,000,000, other than (x) any liability that by operation of law is a group liability (including, without limitation, any ERISA, Coal Act and Tax liabilities), (y) any liability that is covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage, or (z) in connection with an Investment permitted pursuant to Section 6.7(i); or

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                  (j) Dissolution. Any order, judgment or decree shall be
entered against any Credit Party (other than a voluntary dissolution in accordance with Section 5.2) decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of sixty (60) days; or

                  (k) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of the Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $10,000,000 during the term hereof; or (ii) a Lien or security interest is imposed under Section 412(n) of the Internal Revenue Code or under ERISA.

                  (l) Change of Control. A Change of Control shall occur; or

                  (m) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void by a court of competent jurisdiction or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void by a court of competent jurisdiction, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Documents in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Documents to which it is a party; or

                  (n) Principal Payments with respect to Assumed Indebtedness. If the aggregate amount of principal payments made by the Company or any of its Subsidiaries with respect to Investments assumed in connection with a Permitted Acquisition pursuant to Section 6.1(l) at any time exceeds $50,000,000 as measured from the Closing Date through the Tranche B Term Loan Maturity Date.

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g) (other than 8.1(g)(ii)), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to the Company by Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued

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interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of Lenders under Section 2.3(b)(iv) or Section 2.4(e); (C) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Administrative Agent shall direct the Company to direct the Borrowers to pay (and the Company hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.1(f) and (g) (other than 8.1(g)(ii)) to pay) to Administrative Agent such additional amounts of cash, to be held as security for the Borrowers' reimbursement Obligations in respect of Letters of Credit then outstanding, equal to the L/C Exposure at such time.

SECTION 9. AGENTS

         9.1. APPOINTMENT OF AGENTS. UBS is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. GSCP is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes GSCP as Syndication Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. CIT is hereby appointed Collateral Agent hereunder, and each Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Fleet is hereby appointed Co-Documentation Agent hereunder and LaSalle is hereby appointed Co-Documentation Agent, and each Lender hereby authorizes the Documentation Agents to act as their agent in accordance with the terms hereof and the other Credit Documents. Collateral Agent, is hereby appointed and authorized to monitor the Borrowers' Accounts and Inventory through the receipt of Borrowing Base Certificates and other supporting documentation and supplemental reporting from the Company pursuant to Section 5.1(m) for the purpose of determining the Aggregate Borrowing Base without any requirement for consent or approval of the Lenders under Section 10.5 or otherwise. In addition, once the Liquidity Event has occurred and provided that the borrowings under the Term Loans and Revolving Loans are within the Aggregate Borrowing Base, upon the Company's request and designation, the Collateral Agent shall release Liens on Collateral, as designated by the Company, which is not included in the calculation of the Aggregate Borrowing Base. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. Except as set forth above with respect to the release of Collateral upon request by the Company, the provisions of this
Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its

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Subsidiaries. Each of Syndication Agent and Documentation Agents, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, neither GSCP, in its capacity as Syndication Agent, nor Fleet and LaSalle, in their capacity as Documentation Agents, shall have any obligations but shall be entitled to all benefits of this Section 9.

         9.2. POWERS AND DUTIES. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

         9.3.     GENERAL IMMUNITY.

                  (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the L/C Exposure or the component amounts thereof.

                  (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received

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instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing,
(i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

         9.4. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection herewith and otherwise without having to account for the same to Lenders.

         9.5.     LENDERS' REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT

                  (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

                  (b) Each Lender, by delivering its signature page to this Agreement or a Joinder Agreement and funding its Tranche A Term Loan, Tranche B Term Loan and/or Revolving Loans on the Closing Date or by the funding of any New Term Loan, as the case may be, shall be

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deemed to have acknowledged receipt of, and consented to and approved, each
Credit Documents and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as of the date of funding of such Loan.

         9.6. RIGHT TO INDEMNITY. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out hereof or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

         9.7.     SUCCESSOR ADMINISTRATIVE AGENT AND SWING LINE LENDER

         Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and the Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Company and Administrative Agent and signed by the Company and Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders and the Company shall have the right, upon five Business Days' notice to the Company, to appoint a successor Administrative Agent. If no successor shall have been so appointed by the Requisite Lenders and the Company and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which successor shall be a commercial banking institution organized under the laws of the United States (or any state thereof) or a United States branch or agency of a commercial banking institution, and having combined capital and surplus of at least $250,000,000; provided, however, that if such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth above, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent

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hereunder until such time, if any, as the Requisite Lenders and the Company appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder. Any resignation or removal of Administrative Agent pursuant to this Section shall also constitute the resignation or removal of UBS or its Affiliate as Issuing Bank and Swing Line Lender, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Issuing Bank and Swing Line Lender for all purposes hereunder. In such event (a) the Borrowers shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (b) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to the Company for cancellation, and (c) the Company shall issue, if so requested by successor Administrative Agent and Swing Line Loan Lender, a new Swing Line Note to the successor Administrative Agent and Swing Line Lender, in the principal amount of the Swing Line Loan Sublimit then in effect and with other appropriate insertions.

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         9.8.     COLLATERAL DOCUMENTS AND GUARANTY.

                  (a) Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or (ii) release any Guarantor from the Guaranty pursuant to
Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.

                  (b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Company and the Borrowers, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

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SECTION 10. MISCELLANEOUS

         10.1. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Syndication Agent, Collateral Agent, Administrative Agent, Swing Line Lender, Issuing Bank or Documentation Agents, shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Documents, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice hereunder shall be effective until received by such Agent.

         10.2. EXPENSES. Whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to pay promptly (a) all the actual and reasonable out-of-pocket costs and expenses incurred by the Agents in connection with the preparation and execution of the Credit Documents and the syndication of the Loans and Commitments and any consents, amendments, waivers or other modifications to the Credit Documents, including the reasonable fees, expenses, charges and disbursements of a single counsel for the Agents; provided that in the event that (x) a conflict of interest exists with respect to such counsel for the Agents as a result of its representation of the Agents hereunder or (y) an Event of Default has occurred and is continuing, then the Administrative Agent and the Collateral Agent may each retain their own counsel, (b) all the actual and reasonable out-of pocket costs and expenses of creating and perfecting the Liens in the Collateral in favor of the Collateral Agent, for the benefit of Lenders, in accordance with the Credit Documents, including filing and recording fees, expenses, recording taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses, charges and disbursements of counsel providing any opinions that the Agents may reasonably request in respect of the Collateral or the Liens created pursuant to the Collateral Documents to the extent that such opinions have not been provided by counsel to the Company, (c) all the actual and reasonable fees, expenses, charges and disbursements of any auditors, accountants, consultants or appraisers retained by the Collateral Agent in connection with the administration, custody or preservation of any of the Collateral or in connection with obtaining or reviewing any appraisals required to be delivered under this Agreement, and (d) after the occurrence and during the continuance of a Default or an Event of Default, all the actual and reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel), and costs of settlement, charges and disbursements incurred by the Agents and the Lenders in enforcing any Obligations of, or in collecting any payments due from, any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

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         10.3.    INDEMNITY.

                  (a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and the officers, partners, directors, trustees, employees, agents and Affiliates of each Agent and each Lender (each, an "INDEMNITEE"), from and against any and all Indemnified Liabilities; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. To the extent permitted by applicable law, no Credit Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Credit Documents or any agreement or instrument or transaction contemplated hereby.

                  (b) To the extent permitted by applicable law, neither the Company nor any of its Subsidiaries or Affiliates shall assert, and hereby waives, any claim against any Lender or any of their Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Credit Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each of the Company and the Borrowers hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         10.4. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on

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account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Documents, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured.

         10.5.    AMENDMENTS AND WAIVERS.

                  (a) Requisite Lenders' Consent. Subject to Section 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders, the Company and the Borrowers.

                  (b) Affected Lenders' Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

                           (i) extend the scheduled final maturity of any Loan or Note;

                           (ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

                           (iii) extend the stated expiration date of any Letter of Credit beyond the Revolving Commitment Termination Date;

                           (iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee payable hereunder;

                           (v) extend the time for payment of any such interest or fees;

                           (vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

                           (vii) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);

                           (viii) amend the definition of "REQUISITE LENDERS" or "PRO RATA SHARE"; provided, with the consent of Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "REQUISITE LENDERS" or "PRO RATA SHARE" on substantially the same basis as the Term Loan Commitments, the Term

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         Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

                           (ix) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents;

                           (x) amend the definition of "SPECIAL MAJORITY LENDERS" or "SUPER MAJORITY LENDERS"; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of "SPECIAL MAJORITY LENDERS" or "SUPER MAJORITY LENDERS" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date; or

                           (xi) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Documents.

                  (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

                           (i) increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

                           (ii) amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;

                           (iii) amend the definition of "REQUISITE CLASS LENDERS" without the consent of Requisite Class Lenders of each Class; provided, with the consent of the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such "REQUISITE CLASS LENDERS" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

                           (iv) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

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                           (v) amend, modify, terminate or waive any obligation
         of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.4(d) without the written consent of Administrative Agent and of Issuing Bank;

                           (vi) increase the advance rates applicable to the BSC Borrowing Base or the ISG Borrowing Base over those in effect on the Closing Date without the written consent of the Special Majority Lenders (which shall include the Agents);

                           (vii) except in accordance with subsection (vi) above, amend or modify the definitions of "Aggregate Borrowing Base", "BSC Borrowing Base" or "ISG Borrowing Base" without the written consent of each Lender (it being understood that the establishment, modification or elimination of Reserves and adjustment, establishment and elimination of criteria for Eligible Accounts, Eligible Inventory and Eligible L/C Inventory, in each case by the Collateral Agent in accordance with the terms hereof, will not be deemed such an amendment);

                           (viii) (A) increase the dollar amount available pursuant to subparts (i) or (ii) of the definition of "Overadvance Amount" without the written consent of each of the Lenders and (B) extend the time periods set forth in the definition of "Overadvance Amount", without the written consent of Super Majority Lenders;

                           (ix) amend, modify, terminate or waive any provision of Section 3.2(a)(ii)(B) without the written consent of Super Majority Lenders;

                           (x) amend, modify, terminate or waive any provision of Section 3.2(a)(iii) without the written consent of Special Majority Lenders;

                           (xi) amend or modify Section 6.2(n) without the written consent of the Lender Counterparties having Commodities Agreements with an aggregate notional amount greater than 50% of the aggregate notional amount of all Commodities Agreements of all Lender Counterparties; or

                           (xii) amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

                  (d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or

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consent effected in accordance with this Section 10.5 shall be binding upon each
Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

         10.6.    SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

                  (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Register. The Company and the Borrowers, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

                  (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments; provided, further, that for the avoidance of doubt nothing herein shall require a Lender to make pro rata assignments of both its Revolving Commitment and Term Loan Commitment which shall remain at all times independently assignable to the extent provided herein) to any Eligible Assignee; provided, that each such assignment pursuant to this Section 10.6(c) shall be in an aggregate amount of not less than (A) $5,000,000 (or such lesser amount as may be agreed to by the Company and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and amounts under the Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Loans and (B) $1,000,000 (or such lesser amount as may be agreed to by the Company and Administrative Agent or as shall constitute the aggregate amount of the Tranche A Term Loans, Tranche B Term Loans or New Term Loans of a Series of the assigning Lender) with respect to the assignment of Term Loans.

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                  (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $3,500 (except that only one fee shall be payable in the case of contemporaneous assignments to Related Funds and such fee shall not be applicable with respect to assignments by or to the Agents), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.20(c).

                  (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in Section 10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to the Company and shall maintain a copy of such Assignment Agreement.

                  (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

                  (g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the "Effective Date" specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with

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respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon the Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with clauses
(c) through (g) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (h).

                  (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than the Company, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under the Collateral Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. The Company agrees that each participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Company's prior written consent and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.20 unless the Company is notified of the participation sold to such participant and such participant agrees, for the benefit of the Company, to comply with Section 2.20 as though it were a Lender.

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                  (i) Certain Other Assignments. In addition to any other
assignment permitted pursuant to this Section 10.6, any Lender may assign and/or pledge all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between the Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         10.7. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         10.8. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.18(c), 2.19, 2.20, 10.2,
10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.17 and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

         10.9. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         10.10. MARSHALLING; PAYMENTS SET ASIDE. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise

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

their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         10.11. SEVERABILITY. In case any provision in or obligation hereunder or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10.12. OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Documents, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         10.13. HEADINGS. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

         10.14. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

         10.15. CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENTS, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES

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THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE
BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

         10.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         10.17. CONFIDENTIALITY. Each Lender shall hold all non-public information regarding the Company and its Subsidiaries and their business and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling

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

confidential information of such nature, it being understood and agreed by the Company that, in any event, a Lender may make (i) disclosures of such information to Affiliates (so long as such Affiliate is not a competitor of the Company and its Subsidiaries) of such Lender and to their agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from any of the Agents or any Lender, (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. Notwithstanding the foregoing, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Loans and any other transactions contemplated by this Agreement; provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any information that is not necessary to understanding the tax treatment and tax structure of the Loans and any other transactions contemplated by this Agreement (including the identity of the parties and any information that could lead another to determine the identity of the parties), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law and (v) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.17).

         10.18. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due

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

hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrowers.

         10.19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         10.20. EFFECTIVENESS. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:
                                    INTERNATIONAL STEEL GROUP INC.

                                    By: /s/ Rodney Mott
                                        -------------------------------------
                                        Name: Rodney Mott
                                        Title: President

BORROWERS:

                                    ISG ACQUISITION INC.
                                    ISG CLEVELAND INC.
                                    ISG HENNEPIN INC.
                                    ISG INDIANA HARBOR INC.
                                    ISG WARREN INC.
                                    ISG RIVERDALE INC.
                                    ISG PLATE INC.
                                    ISG PIEDMONT INC.
                                    ISG BURNS HARBOR INC.
                                    ISG SPARROWS POINT INC.
                                    ISG STEELTON INC.
                                    ISG LACKAWANNA INC.

                                    By: /s/ Rodney Mott
                                        -------------------------------------
                                        Name: Rodney Mott
                                        Title: President

GUARANTORS:

                                    ISG RAILWAYS INC.
                                    ISG/EGL HOLDING COMPANY
                                    ISG CLEVELAND WORKS RAILWAY
                                    COMPANY
                                    ISG SOUTH CHICAGO & INDIANA HARBOR
                                    RAILWAY COMPANY

                                  APPENDIX B-1

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

                                    ISG VENTURE INC.
                                    ISG SALES INC.
                                    ISG CLEVELAND WEST INC.
                                    ISG CLEVELAND WEST PROPERTIES INC.
                                    ISG TECHNOLOGIES INC.
                                    ISG REAL ESTATE INC.
                                    ISG HIBBING INC.
                                    BETHLEHEM HIBBING CORPORATION

                                    By: /s/ Rodney Mott
                                        ------------------------------------
                                        Name: Rodney Mott
                                        Title: President

LENDERS:                            UBS AG, STAMFORD BRANCH,
                                    as Administrative Agent and Issuing Bank

                                    By: /s/ Patricia O'Kicki
                                        ------------------------------------
                                        Name: Patricia O'Kicki
                                        Title: Director

                                    By: /s/ Wilfred Saint
                                        ------------------------------------
                                        Name: Wilfred Saint
                                        Title: Associate Director

                                    UBS AG, CAYMAN ISLANDS BRANCH,
                                    as a Lender and Swing Line Lender

                                    By: /s/ Patricia O'Kicki
                                        ------------------------------------
                                        Name: Patricia O'Kicki
                                        Title: Director

                                    By: /s/ Wilfred Saint
                                        ------------------------------------
                                        Name: Wilfred Saint
                                        Title: Associate Director

                                  APPENDIX B-2

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION

                                    GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                    as Joint Lead Arranger, Joint Bookrunner,
                                    Syndication Agent and a Lender

                                    By: /s/ Robert Wagner
                                        -------------------------------------
                                                 Authorized Signatory

                                    THE CIT GROUP/BUSINESS CREDIT, INC.,
                                    as Collateral Agent and a Lender

                                    By: /s/ Allison Friedman
                                        ------------------------------------
                                        Name: Allison Friedman
                                        Title: Vice President

                                    FLEET CAPITAL CORPORATION,
                                    as Co-Documentation Agent and a Lender

                                    By: /s/ Michael Kerneklian
                                        -------------------------------------
                                        Name: Michael Kerneklian
                                        Title: Vice President

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as Co-Documentation Agent and a Lender

                                    By: /s/ Keith J. Cable
                                        ------------------------------------
                                        Name: Keith J. Cable
                                        Title: Assistant Vice President

                                  APPENDIX B-3

CREDIT AND GUARANTY AGREEMENT                                          EXECUTION